Exhibit 99(a)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

ENUMERAL BIOMEDICAL HOLDINGS, INC.

October 28, 2016

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS)

WILL EXPIRE AT 5:00 P.M. (EASTERN TIME) ON NOVEMBER 29, 2016 UNLESS

THIS OFFER PERIOD IS EXTENDED.

Enumeral Biomedical Holdings, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “our,” “Enumeral Biomedical Holdings, Inc.” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.” Our wholly-owned subsidiary, Enumeral Biomedical Corp., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “Enumeral Biomedical Corp.” On July 31, 2014, we consummated a merger transaction (the “Merger”) with Enumeral Acquisition Corp., a wholly-owned subsidiary of ours and Enumeral Biomedical Corp., pursuant to a Merger Agreement by and among the Company, Enumeral Acquisition Corp., and Enumeral Biomedical Corp. (the “Merger Agreement”). As a result of the Merger, Enumeral Biomedical Corp. became our wholly owned subsidiary, and we succeeded to the business of Enumeral Biomedical Corp. as our sole line of business.

In a private placement financing the Company conducted with respect to which a closing occurred on July 31, 2014 (the “PPO Unit Offering”), the Company sold and issued to investors an aggregate of 21,549,510 units consisting of (i) an aggregate of 21,549,510 shares (the “PPO Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and (ii) warrants to purchase an aggregate of 21,549,510 shares of the Company’s Common Stock, at an exercise price of $2.00 per share (the “Original Warrants”). The Original Warrants have weighted-average anti-dilution protection if, within sixty (60) months after the final closing of the PPO Offering, the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions) for a consideration per share less than $2.00 per share.

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, the 21,549,510 Original Warrants, issued to investors that participated in the Company’s PPO Unit Offering.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) increase the number of shares of Common Stock issuable upon exercise of each Amended Warrant from one (1) share to four (4) shares; (ii) reduce the Amended Warrant exercise price for the purchase of four (4) shares of Common Stock to $0.50 ($0.125 per share of Common Stock) in cash, (iii) shorten the exercise period so that it expires concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on November 29, 2016, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iv) delete any price-based anti-dilution provisions; (v) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and eighty (180) days after the Expiration Date (the “Lock-Up Period”); and (vi) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

1

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Amended Warrants by increasing the number of shares of Common Stock issuable upon exercise of every Amended Warrant from one (1) to four (4) at a significantly reduced exercise price per Amended Warrant in order to provide funds to support the Company’s operations and to help the Company reduce its outstanding warrant liability. Please see Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Amend and Exercise.

Regardless of whether you elect to participate in the Offer to Amend and Exercise, you may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”), the form of which is attached as Exhibit A-2 to the Election to Consent, Participate and Exercise Warrant. Such consent to the Anti-Dilution Amendment will apply to the total number of your Original Warrants. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a discussion of the Company’s reasons for eliminating the price-based anti-dilution provisions contained in the Original Warrants.

Subject to the joint waiver by the Company and the Warrant Agent, the completion of the Offer to Amend and Exercise is conditioned upon (i) the Company’s receipt of a minimum of $2,000,000 in gross proceeds from the exercise of Amended Warrants, and (ii) consent by the holders of a majority of the Original Warrants to the Anti-Dilution Amendment.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all, or none of their Original Warrants. If you choose not to participate in the Offer to Amend and Exercise, your Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share; provided, however, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

The period during which Original Warrants may be amended and exercised in the Offer to Amend and Exercise will commence on October 28, 2016 (the date the materials relating to the Offer to Amend and Exercise are first sent to the holders), and continue through the Expiration Date.

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the attached Election to Consent, Participate and Exercise Warrant. IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE ORIGINAL WARRANTS.

2

IMPORTANT PROCEDURES

This Offer to Amend and Exercise together with the Election to Consent, Participate and Exercise Warrant, Notice of Withdrawal, and Forms of Amended Warrants constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Amend and Exercise and instructions as to how you can amend your Original Warrants and exercise an Amended Warrant. You should read all of the materials carefully before you decide whether to participate in the Offer to Amend and Exercise and exercise an Amended Warrant.

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company Common Stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a properly executed Election to Consent, Participate and Exercise Warrant, (ii) a properly executed Accredited Investor Questionnaire (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise), (iii) the original of your Original Warrant (or an original signed Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.50 per Amended Warrant exercised multiplied by the number of Amended Warrants the holder elects to exercise (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., Fax No. (212) 208-4451 or e-mail at enumeral_warrant_tender@duanemorris.com (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company Common Stock issuable under the Amended Warrant. See Section 8, “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit a properly executed Notice of Withdrawal to the Company at any time prior to the Expiration Date by delivery to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., via facsimile to (Fax No. (212) 208-4451 or e-mail in .pdf format to enumeral_warrant_tender@duanemorris.com). The Notice of Withdrawal must be properly completed, duly executed, and must be returned to the Company on or prior to the Expiration Date. However, you may change your mind and submit a Notice of Withdrawal to us after December 28, 2016, if your Original Warrants and other Acceptance and Exercise Documents have not been accepted by us prior to December 28, 2016. If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your executed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant, without interest thereon or deduction therefrom.

3

If you want to consent to the amendment of the Original Warrants to delete any price-based anti-dilution provisions from the Original Warrants, but you do not want to participate in the Offer to Amend and Exercise, you may submit a properly executed Election to Consent, Participate and Exercise to the Company at any time prior to the Expiration Date and indicate your consent to the Anti-Dilution Amendment therein. Such consent to the Anti-Dilution Amendment will apply to the total number of your Original Warrants. The executed Election to Consent, Participate and Exercise should be delivered to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., via facsimile to (Fax No. (212) 208-4451 or e-mail in .pdf format to enumeral_warrant_tender@duanemorris.com). The holders of a majority of the Original Warrants have the right to consent to the Anti-Dilution Amendment on behalf of all of the holders of Original Warrants.

If you have any questions or need assistance, you should contact Katalyst Securities LLC, Inc. (the “Warrant Agent”), the Warrant Agent for the Offer to Amend and Exercise. The Warrant Agent may be reached at:

Katalyst Securities LLC

1330 Avenue of the Americas, 35th Floor

New York, New York 10019

Attention: Michael Silverman

Tel: 212.400.6993

Attention: Aaron Segal

Tel: 212.612.3220

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Attention: Corporate Secretary

Tel: 617.945.9146

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO AMEND AND EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL ADVISOR.

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD CONSENT TO THE ANTI-DILUTION AMENDMENT. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE ANTI-DILUTION AMENDMENT. FOR QUESTIONS REGARDING YOUR INVESTMENT, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT OR OTHER FINANCIAL ADVISOR.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO AMEND AND EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS OFFER TO AMEND AND EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO AMEND AND EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

4

THE SECURITIES BEING OFFERED PURSUANT TO THIS OFFER TO AMEND AND EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE DATE OF THIS OFFER TO AMEND AND EXERCISE IS OCTOBER 28, 2016

5

i

SUMMARY OF TERMS

Company:

Enumeral Biomedical Holdings, Inc., a Delaware corporation, with principal executive offices at 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140. Enumeral Biomedical Holdings, Inc. is referred to in this Offer to Amend and Exercise as “we,” “us,” “our,” “Enumeral Biomedical Holdings,” or the “Company.”

The Company’s telephone number is (617) 945-9146. Our wholly-owned subsidiary, Enumeral Biomedical Corp., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “Enumeral Biomedical Corp.” On July 31, 2014, we consummated a merger transaction (the “Merger”) with our wholly-owned subsidiary, Enumeral Acquisition Corp., and Enumeral Biomedical Corp., pursuant to a Merger Agreement. As a result of the Merger, Enumeral Biomedical Corp. became our wholly owned subsidiary, and we succeeded to the business of Enumeral Biomedical Corp. as our sole line of business.

Eligible holders of outstanding warrants are referred to as “you.”

Eligible Warrants:	Outstanding warrants to purchase 21,549,510 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at an exercise price of $2.00 per share (the “Original Warrants”), issued to investors participating in the Company’s private placement financing with respect to which a closing occurred on July 31, 2014 (the “PPO Unit Offering”).

Expiration Date:	5:00 p.m., Eastern Time on November 29, 2016, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”).

Terms of Amended Warrants:	Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) as described below:

New Exercise Price and Increased Number of Shares Issuable Upon Exercise:  The exercise price will be reduced from $2.00 to $0.50 per Amended Warrant, and each Amended Warrant will be exercisable to purchase four shares of Common Stock rather than one share of Common Stock.

New Expiration Date: The expiration date will be shortened to run concurrently with the Expiration Date.

Lock-Up Period:  The Amended Warrants will contain a lock-up provision that provides that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period of one hundred and eighty (180) days after the Expiration Date (the “Lock-Up Period”). In addition, the Company may impose stop-transfer restrictions to enforce these restrictions and place a legend on any certificate representing the shares issued upon exercise of the Amended Warrants.

1

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.
Anti-Dilution: The price-based anti-dilution provisions contained in the Original Warrants will be deleted and will have no application to the issuance or exercise of the Amended Warrants.

Market Restrictions:  A holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant.

Anti-Dilution Amendment:

Regardless of whether you elect to participate in the Offer to Amend and Exercise, you may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”), the form of which is attached as Exhibit A-2 to the Election to Consent, Participate and Exercise Warrant. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a discussion of the Company’s reasons for eliminating the price-based anti-dilution provisions contained in the Original Warrants.

If you want to consent to the Anti-Dilution Amendment but you do not want to participate in the Offer to Amend and Exercise, you may submit a properly executed Election to Consent, Participate and Exercise and indicate your consent to the Anti-Dilution Amendment therein. Such consent to the Anti-Dilution Amendment will apply to the total number of your Original Warrants.

The holders of a majority of the Original Warrants have the right to consent to the Anti-Dilution Amendment on behalf of all of the holders of Original Warrants.

Other Outstanding Warrants:	In addition to the Original Warrants, the Company has the following other warrants outstanding:

2

•     Warrants to purchase an aggregate of 2,000,000 shares of Common Stock issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”). The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof. In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise..

• Warrants to purchase 1,253,899 shares of the Common Stock issued in connection with the Merger to the former holders of warrants to purchase securities of Enumeral Biomedical Corp. Of these, warrants to purchase 66,574 shares of Common Stock contain anti-dilution provisions. None of these warrants are being amended in connection with this Offer to Amend and Exercise.

Partial Participation Permitted:

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such holder’s Original Warrants, then the Company will issue a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise.

If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to some, but not all, of such holder’s Original Warrants, such holder may separately consent to the amending the excluded Original Warrants to remove the price-based anti-dilution provisions contained in such excluded Original Warrants. If you want to consent to the Anti-Dilution Amendment with respect to the excluded Original Warrants, you may submit a properly executed Election to Consent, Participate and Exercise and indicate your consent to the Anti-Dilution Amendment therein.

Transfers:	The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

3

Conditions:	The Offer to Amend and Exercise is subject to certain conditions as described herein:

(i)      As part of the Election to Consent, Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire, the form of which is attached as Exhibit A-5 to the Election to Consent, Participate and Exercise Warrant. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act.

Although the Company requires that all holders of Original Warrants complete an Accredited Investor Questionnaire, holders of Original Warrants are not required to be accredited Investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment in the Company’s PPO Unit Offering represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, they must indicate as such in the Accredited Investor Questionnaire by checking the box marked “The entity is not an ‘Accredited Investor’ because none of the above apply.”

If the Company receives a completed Accredited Investor Questionnaire from any holder of Original Warrants that desires to participate in the Offer to Amend and Exercise indicating that such holder is no longer an accredited investor, the Company will, prior to the Expiration Date, file as part of a subsequent amendment to its Schedule TO and distribute to all holders of Original Warrants supplemental disclosure which includes all of the information required by Rule 502 of Regulation D and will extend the Expiration Date of the Offer to Amend and Exercise to the extent required under the Exchange Act and rules promulgated thereunder.

(ii)     In addition, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii)    In the event that you elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise, you must consent to both (a) the amendment of your Original Warrants in the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen simultaneously should you choose to participate in the Offer to Amend and Exercise.

Subject to the joint waiver by the Company and the Warrant Agent, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of holders of Original Warrants unless (a) a minimum of $2,000,000 in gross proceeds will be received by the Company and (b) holders of a majority of the Original Warrants consent to the Anti-Dilution Amendment.

4

Future Amendments to the Offer to Amend and Exercise:	If we materially change the terms of the Offer to Amend and Exercise we will extend the Expiration Date to the extent required under the rules of the Exchange Act.

How to Participate in the Offer to Amend and Exercise:

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company Common Stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a properly executed Election to Consent, Participate and Exercise Warrant, (ii) a properly executed Accredited Investor Questionnaire (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise), (iii) the original of your Original Warrant (or an original executed Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.50 per Amended Warrant multiplied by the number of Amended Warrants the holder elects to purchase and exercise (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., Fax No. (212) 208-4451 or e-mail at enumeral_warrant_tender@duanemorris.com (or in the case of the cash exercise price, the funds sent either by wire or check as per the delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you execute and deliver an Affidavit of Loss and Indemnification Agreement in lieu of delivering the original of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise.

Manner of Acceptance of Payment:	If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company Common Stock issuable under the Amended Warrant. See Section 8, “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

5

Withdrawal Rights:

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and properly executed documents must be returned, prior to the Expiration Date, to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., via facsimile at (Fax No. (212) 208-4451 or in .pdf format by e-mail at enumeral_warrant_tender@duanemorris.com). Following the Expiration Date, you cannot withdraw your Election to Consent, Participate and Exercise Warrant. However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by December 28, 2016, which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after December 28, 2016.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your executed Election to Consent, Participate and Exercise Warrant, (ii) return the original of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom

Purposes of the Offer to Amend and Exercise and Use of Proceeds:

The purposes of this Offer to Amend and Exercise are as follows:

Operating Capital:  The primary purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants for more shares at a significantly reduced exercise price during a shortened exercise period. The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations and for general working capital purposes.

Reduction of Warrant Liability: The Offer to Amend and Exercise can help the Company reduce the warrant liability recorded by the Company on its financial statements.

The Original Warrants have weighted-average anti-dilution protection, which allows for a decrease in the per share exercise price of the Original Warrants if the Company issues additional shares of Common Stock without consideration or for consideration per share less than the exercise price of the Original Warrants. Based on these anti-dilution provisions, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these warrants for as long as they are not exercised or have not expired. The warrant liability recorded by the Company with respect to all warrants containing anti-dilution provisions was approximately $2,138,091 and $1,315,557 as of December 31, 2015 and June 30, 2016, respectively. The Company expects future changes in the fair value of these warrants to continue to vary significantly from quarter to quarter. The Company believes these significant variations make it more difficult for investors to evaluate the Company’s business and operations.

The warrant liability also serves as an impediment to any longer-term goal of the Company to pursue listing of its Common Stock on a national securities exchange, due to the warrant liability’s adverse effect on the Company’s stockholders’ equity.

6

Plans or Proposals:

The Company intends to cancel the Original Warrants that are amended and exercised by the holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms; provided, however, that, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to the holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Original Warrants who elects to exercise such holder’s Original Warrants will acquire additional shares of Common Stock of the Company as a result of such exercise. As of October 27, 2016, the Company had 52,073,481 shares of Common Stock outstanding. The Original Warrants are exercisable for an aggregate of 21,549,510 shares of Common Stock. If all holders of Original Warrants elect to participate in the Offer to Amend and Exercise with respect to all of their Original Warrants (“Full Participation”), the Amended Warrants will be exercisable for an aggregate of 86,198,040 shares of Common Stock. Assuming Full Participation resulting in the exercise of all Amended Warrants being offered, the Company’s outstanding shares of Common Stock would increase to 138,271,521 shares, with the shares issued upon exercise of the Amended Warrants representing approximately 62.3% of the Company’s then outstanding shares of Common Stock, which does not include any shares of Common Stock that may be issued upon the conversion of the Company's July 2016 12% Senior Secured Promissory Notes in connection with the closing of this Offer to Amend and Exercise. In the event we receive at closing a minimum of $2,000,000 in gross proceeds from the exercise of Amended Warrants, such Promissory Notes will convert into 48,612,096 shares of Common Stock. In connection with the conversion of the Notes, the Warrant Agent will also receive warrants to purchase 4,861,210 shares of Common Stock.

Registration of Warrant Shares:

The Original Warrants, the Amended Warrants, and the shares of Common Stock issuable upon exercise of the Original Warrants and Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

7

Pursuant to the terms of a Registration Rights Agreement to be entered into between the Company and holders of shares underlying the Amended Warrants and the holders of the shares issuable upon the conversion of the Company’s July 29, 2016 12% Senior Secured Promissory Notes (the “Notes”), the Company is required to file promptly following the Expiration Date and in all events within 90 days thereof a Registration Statement on Form S-1 (the “Registration Statement”) to register the resale of the shares of Common Stock issued upon exercise of the Amended Warrants and Notes and the Placement Agent Warrants under the Securities Act (the “Registrable Shares”), related to the Company’s offering of the Notes, and will use commercially reasonable efforts to insure that the Registration Statement is declared effective within 180 days of the Expiration Date. Thereafter, the holders of shares of Common Stock issuable upon exercise of the Amended Warrants who are listed as selling stockholders in the Registration Statement may sell their shares of Common Stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the prospectus in the Registration Statement. Absent the effectiveness of the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

If the Company is late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days of filing with the SEC, the Company will be required to pay the holders of Registrable Shares that have not been so registered, liquidated damages at a rate equal to 1.00% of the aggregate purchase price paid by such holder (x) for the Notes and (y) the aggregate exercise price paid by the holder with respect to the Amended Warrants, as applicable, for each full thirty (30) days (i) the Company is late in filing the Registration Statement, (ii) the Registration Statement is late in being declared effective by the SEC, (iii) after the Registration Statement is declared effective, the Registration Statement ceases for any reason to remain continuously effective or the holders of the Registrable Shares are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than 30 consecutive trading days, or (iv) the Registrable Shares, if issued, are not listed or included for quotation on a national exchange or an over-the-counter market, or trading of the Common Stock is suspended or halted on such exchange or market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive trading days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) of the Company is suspended or halted on the Approved Market for any length of time; provided, however, that in no event shall the aggregate of any such liquidated damages exceed 8% of (x) the aggregate purchase price paid by a holder for the July 2016 Notes and (y) the aggregate exercise price paid by the holder with respect to the Amended Warrants. No liquidated damages will accrue and accumulate with respect to (a) any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”), or (b) after the shares may be resold under Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

8

The Company is required to use its commercially reasonable efforts to keep the Registration Statement “evergreen” for 12 months from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Registrable Shares who are not and have not been affiliates of the Company with respect to all of their registrable shares, whichever is earlier.

The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a cutback comment from the SEC) will have two “piggyback” registration rights for such shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, subject to customary cut-backs on a pro rata basis if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

The Company will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of its counsel and of its independent accountants.  Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor that such investor decides to employ.

Taxes:	We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20, “Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Offer to Amend and Exercise.

Accounting Treatment:	Under U.S. generally accepted accounting principles (“GAAP”), the anti-dilution provisions in the Original Warrants cause the Original Warrants to be treated as a derivative liability. As a result, we must record the Original Warrants at their fair value on each balance sheet date and any change in value between reporting periods must be recorded as other income or expense, as the case may be, for the period ending on such reporting date. The fair value of the derivative liabilities associated with the Original Warrants increases as the price of our Common Stock increases, resulting in other expense in our consolidated statements of operations, and decreases as the price of our Common Stock decreases, resulting in other income. In other words, the existence of the anti-dilution provision causes our reported net income to decrease when the price of our Common Stock increases, and vice versa. If the Original Warrants are amended and exercised pursuant to the Offer to Amend and Exercise, or if the Original Warrants are amended by the Anti-Dilution Amendment, this effect on our derivative liability will no longer occur for future periods for these warrants. In addition, upon the exercise of the Original Warrants or the amendment of the Original Warrants by the Anti-Dilution Amendment, the liability associated with the Original Warrants would be reclassified from liabilities to stockholders’ equity, which would result in a decrease to the derivative liability account included in our balance sheet and an increase in stockholders’ equity.

9

Fees and Expenses:

The Company has retained Katalyst Securities LLC (the “Warrant Agent”) to act as its exclusive Warrant Agent for the Offer to Amend and Exercise pursuant to Warrant Agent Agreement attached as Exhibit (d)(1) to the Schedule TO. The Warrant Agent, in accordance with the terms of the Warrant Agent Agreement, will use its reasonable best efforts to maximize the number of holders of Original Warrants who elect to participate in the Offer to Amend and Exercise and exercise their Amended Warrants, including appropriate communications with the Original Warrant holders, as well as with the Original Warrant holders’ brokers, agents or other representatives. The Warrant Agent will receive an aggregate fee equal to 8% of the cash exercise prices paid by holders of the Original Warrants who participate in the Offer to Amend and Exercise. In addition, the Company has agreed to pay the legal fees and expenses (in an amount not to exceed $90,000 in legal and $5,000 in expenses (exclusive of blue sky fees and expenses)) of Warrant Agent’s outside counsel at the closing or termination, as applicable, of the Offer to Amend and Exercise. The Company will reimburse the Warrant Agent for its offering expenses through a $20,000 non-accountable expense allowance at the closing or termination, as applicable, of the Offer to Amend and Exercise; provided, however, that in the event of such termination in the absence of a Closing, the Warrant Agent’s non-accountable expense allowance shall be reduced to $10,000. The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. In addition, if within twelve (12) months of the closing of this Offer to Amend and Exercise, the Company completes a financing transaction with a party introduced to the Company by the Warrant Agent or its sub dealers in connection with the PPO Unit Offering who also participated in the PPO Unit Offering, but excluding any Company shareholder who invested prior to the PPO Unit Offering (a “Fee Tail Party”), the Warrant Agent shall be entitled to receive a cash commission from the Company in an amount equal to 10% of the gross amount of the investment made by the Fee Tail Party in such financing transaction.

In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

10

Interests of Directors, Executive Officers and Principal Shareholders	An independent director holds Original Warrants and is eligible to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants. Please see Section 18, “Interests of Directors, Executive Officers and Principal Shareholders in the Offer to Amend and Exercise” below.

Historical and Pro Forma Financial Information and Other Financial Information:

The Company has included its financial statements for the fiscal years ended December 31, 2015 and 2014 and for the quarterly period ended June 30, 2016 in this Offer to Amend and Exercise. The Company has also included pro forma information reflecting the effect of the Offer to Amend and Exercise in this Offer to Amend and Exercise.

As of June 30, 2016, the Company’s cash and cash equivalents were $1,133,819 compared to $3,956,262 as of December 31, 2015. During the six months ended June 30, 2016, the Company used $2,343,570 of cash in operations compared to $4,541,089 for the six months ended June 30, 2015. The Company believes it only has sufficient liquidity to fund operations through November 2016. In addition to the potential net proceeds from the exercise of the Amended Warrants, the Company is continuing to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If the Company is unable to raise additional capital on terms acceptable to it and on a timely basis, it may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. The Company’s financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should it be unable to continue as a going concern. Should the going concern assumption not be appropriate and the Company is not able to realize its assets and settle its liabilities, commitments and contingencies in the normal course of operations, adjustments would be required to its unaudited condensed consolidated financial statements to the amounts and classifications of assets and liabilities, and these adjustments could be significant. Additionally, we expect to incur significant expenses and operating losses for the foreseeable future, and our net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about our ability to continue as a going concern. Assuming that 50% of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $4,700,000, the Company anticipates it would have sufficient liquidity to fund operations through June 2017.

Additional Information:

The Company has filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

11

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 15(d) of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agent at the following address: Katalyst Securities LLC, 1330 Avenue of the Americas, 14th Floor, New York, New York 10019, Attn: Michael Silverman, Tel: 212.400.6993, or Attn: Aaron Segal, Tel: 212.612.3220.

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company at the following address: Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140, Attention: Corporate Secretary, Tel: 617.945.9146.

12

ABOUT THIS OFFER TO AMEND AND EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO AMEND AND EXERCISE, NEITHER THE COMPANY, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING THE WARRANT AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO AMEND AND EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD’S APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE WARRANTS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO AMEND AND EXERCISE.

13

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE YOU ELECT TO PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS OFFER TO AMEND AND EXERCISE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS OFFER TO AMEND AND EXERCISE CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS OFFER TO AMEND AND EXERCISE, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Offer to Amend and Exercise and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Related to our Business and the Industry in Which We Operate

We face technological uncertainties.

To date, we have not developed or commercialized any products utilizing our proprietary platform technology. There can be no assurance that our approach will enable us to successfully discover and develop novel therapeutics that help the immune system attack diseased cells. The discovery and development of such novel therapeutics for use in the diagnosis and treatment of cancer, infectious, autoimmune and inflammatory diseases also will be subject to the risks of failure inherent in the development of products based on new technologies. These risks include the possibilities that products based on these technologies will be ineffective or toxic, or otherwise fail to receive necessary regulatory approvals; that the products, if safe and effective, will be difficult or uneconomical to manufacture on a large scale; that third party patent rights will preclude us or our partners from marketing products; or that third parties will market equivalent or superior competing products. As a result, there can be no assurance that our research and development activities will lead to any commercially viable products in a relevant timeframe.

Biotechnology and pharmaceutical technologies have undergone and are expected to continue to undergo rapid and significant change. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Rapid technological developments by our company or others may result in products or processes becoming obsolete before we recover any expenses that we incur in connection with the development of such products.

14

We may not achieve profitability.

We have historically incurred operating losses and expect to continue to have negative cash flow from operations. As of June 30, 2016, we have accumulated losses of approximately $17.3 million. Our future profitability will depend on our ability to increase our revenues, which is subject to a number of factors, including our ability to successfully enter into collaborations with third parties, the success of our core platform technology and research and development efforts, our ability to compete effectively in a crowded field, availability of public funding through grants and other federal funds, the time required to reach commercial revenue and profitability, if at all, and global economic and political conditions.

Our future profitability also depends on our expense levels, which are influenced by a number of factors, including the resources we devote to developing and supporting our projects and potential products, the continued progress of our research and development of potential products, our ability to improve research and development efficiencies, license fees or royalties we may be required to pay, and the potential need to acquire licenses to new technology, the availability of intellectual property for licensing or acquisition, or to use our technology in new markets, which could require us to pay unanticipated license fees and royalties in connection with these licenses. If we fail to grow our revenue and manage our expenses, we may never achieve profitability, which would adversely and materially affect our ability to provide a return to our investors.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to achieve profitability. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to achieve profitability giving us access to additional cash resources, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Because of a working capital deficit, we may not be able to continue as a going concern.

There is doubt as to our ability to continue as a going concern. As of June 30, 2016, the Company had current assets of $1,688,170 and current liabilities of $3,125,371, resulting in a working capital deficit of approximately $1,437,201. As of the date of this filing, we believe that we only have sufficient liquidity to fund operations through November 2016. We are currently exploring a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets. Our financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern. Should the going concern assumption not be appropriate and we are not able to realize our assets and settle our liabilities, commitments and contingencies in the normal course of operations, adjustments would be required to our unaudited condensed consolidated financial statements to the amounts and classifications of assets and liabilities, and these adjustments could be significant. Additionally, we expect to incur significant expenses and operating losses for the foreseeable future, and our net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about our ability to continue as a going concern.

15

We need additional funding to continue our operations and meet our research and development, capital and general and administrative expenses. Such funding may not be available on favorable terms, if at all, and may be dilutive to our existing stockholders. Without modifications to our existing payment obligations or receipt of additional funding, our existing cash and other sources of liquidity may not be sufficient to fund our operations beyond November 2016. If additional capital is not available, we may have to further curtail our operations, or take other actions that could adversely affect our stockholders.

Our business has not generated (nor do we anticipate that in the foreseeable future it will generate) the cash necessary to finance our operations. We expect to continue to incur losses and use cash during fiscal year 2016, and we will require additional capital to continue our operations beyond November 2016. At June 30, 2016, we had cash and cash equivalents totaling approximately $1,133,819, excluding restricted cash.

Our near-term capital needs depend on many factors, including:

•	our ability to carefully manage our costs;

•	the amount and timing of revenue received from grants or our collaboration and license arrangements; and

•	our ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or our success in promptly establishing a strategic alternative that is in our stockholders’ best interests.

If we are unable to preserve or raise additional capital through one or more of the means listed above prior to the end of November 2016, we could face substantial liquidity problems and might be required to implement cost reduction strategies in addition to the cash conservation steps that we have already taken. These reductions could significantly affect our research and development activities, and could result in significant harm to our business, financial condition and results of operations. In addition, these reductions could cause us to further curtail our operations, or take other actions that would adversely affect our stockholders. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets.

We will require additional capital to support operations and business growth, and such capital might not be available when needed or on terms satisfactory to us.

Continued investment will be needed to support our operations and business growth. Our future capital requirements will depend on a number of factors, including, but not limited to:

•	the size and complexity of, and continued scientific progress in, our research and development programs;

•	our entry into new partnerships, and the terms of such partnering agreements;

•	competing technological and market developments;

•	the time and expense of building and maintaining our patent portfolio and enforcing patent claims; and

16

•	the cost of conducting clinical development and commercialization activities and potentially in-licensing products, if it proves necessary to do so.

We intend to continue to make investments to support operations and business growth and will require additional funds to respond to business challenges, which may include the need to develop new products, conduct clinical trials (on our own or with our partners), enhance our operating infrastructure, and acquire complementary businesses and technologies. To continue to make such investments, we will likely need to obtain equity or debt financing or consummate a collaboration or licensing arrangement, or some other strategic transaction. However, such financing or potential transaction might not be available when needed or, if available, might not be available on terms satisfactory to us. From time to time, capital markets may experience periods of disruption and instability, which can contribute to worsening economic conditions that materially adversely affect broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and for small capitalization businesses such as ours in particular.

In addition, to the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our shareholders. These securities may also be sold at a discount from the market price of our Common Stock. For example, the shares included in the Units and the warrants issued in connection with the PPO contain anti-dilution protection in the event that within certain specified time periods we issue Common Stock or securities convertible into or exercisable for shares of our Common Stock at a price lower than the Unit purchase price or the warrant exercise price, as applicable. The anti-dilution protection provisions apply to issuances within two years after the closing of the PPO in the case of the Units and, with respect to the warrants, prior to the warrant expiration date, in both cases subject to exceptions for certain issuances.

Additionally, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may make it more difficult for us to raise capital. If we are unable to obtain adequate financing or financing on terms satisfactory to us, our ability to continue to support our operations and business growth and to respond to business challenges could be significantly impaired and there would be a material adverse effect on our business and financial condition.

If we are unable to raise capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets.

We rely on relationships with third parties for product development and commercialization, and those third parties could fail to perform as expected.

We believe that our success depends on developing and maintaining scientific and business relationships with other entities, including companies, academic institutions, and other organizations. Relying on such collaborative relationships entails risk to our future success because, among other things:

•	our partners may not devote sufficient resources to the success of our collaboration;

•	our partners may not obtain regulatory approvals necessary to continue the collaborations in a timely manner, if at all;

•	our partners may be acquired by another company and decide to terminate our collaborative partnership or cease doing business or become insolvent;

•	our partners may develop or license technologies or components competitive with our products;

17

•	disagreements with partners could result in litigation or termination of the relationship;

•	collaborators may not have sufficient capital resources;

•	our existing collaborations may preclude us from entering into additional future arrangements; and

•	we may not be able to negotiate future partnerships, or renew existing collaborative agreements, on acceptable terms, if at all.

Because these and other factors may be beyond our control, the development or commercialization of our products may be delayed or otherwise adversely affected.

If we or any of our partners terminate a collaborative arrangement, we may be required to devote additional resources to product development and commercialization, or we may need to cancel some development programs, which could adversely affect our product pipeline and business.

Successful development of products is uncertain.

Our development of future product candidates is subject to the risks inherent in the development of new biotechnology products, which include:

•	delays in research and development, clinical testing or manufacturing;

•	unplanned expenditures in product development, clinical testing or manufacturing;

•	failure in clinical trials or failure to receive and maintain regulatory approvals;

•	emergence of equivalent or superior products;

•	inability to manufacture product candidates on a commercial scale;

•	inability to market products due to third-party patent rights;

•	decisions by our partners not to pursue product development; and

•	failure to achieve market acceptance after regulatory approval.

Because of these and other risks, our research and development efforts or those of our partners may not result in any commercially viable products. If a significant portion of these development efforts is not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially adversely affected.

The regulatory approval process is lengthy, expensive and uncertain.

Prior to marketing, any new therapeutic product must undergo an extensive regulatory approval process in the United States (and in other countries, as applicable) to establish that the product meets minimum requirements for safety and efficacy. This regulatory process, which includes preclinical studies and clinical trials (and may also include post-marketing surveillance), can take many years to complete and require the expenditure of substantial resources. The commencement or completion of clinical trials may be delayed or halted for various reasons, including difficulty in patient accrual, inadequate drug supply, adverse medical events, lack of efficacy, and issues with evaluator institutional review boards. Data obtained from preclinical studies and clinical trials are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. In addition, previously unknown problems associated with a product that come to light after marketing approval might lead to a requirement for additional clinical studies or withdrawal of the product from the market.

18

We have not submitted an investigational new drug, or IND, application for any product candidate, and no product candidate has been approved for commercialization in the United States or elsewhere. No assurance can be given that we or any of our partners will be able to identify a product candidate to submit for approval, conduct clinical testing, or obtain the necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities for any products.

Our use of our platform technology depends on a third party license that could be terminated.

We utilize our platform technology under an exclusive patent license agreement with the Massachusetts Institute of Technology. The term of the license agreement remains in effect until the expiration or abandonment of all issued patents and filed patent applications within the patent rights set forth in the agreement. The license agreement contains certain diligence obligations relating to research and development milestones, clinical milestones, and commercialization milestones. If we fail to achieve those milestones, we could lose certain rights under the license, or even lose the license entirely, which would have a material adverse effect on our business.

We operate in a highly competitive industry, and if our competitors develop superior products and technologies, our competitive position could be compromised.

We face various types of actual and potential competition. Competition could come from both established and emerging pharmaceutical and biotechnology companies (including companies specializing in immunotherapy), academic institutions, governmental agencies, and public and private research institutions. Many of the companies against which we are likely to compete have significantly greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing, regulatory affairs, and marketing than we do. We also compete with small and early-stage companies, particularly with respect to collaborative arrangements with large and established companies and with respect to acquiring technologies that may be complementary to our programs. In addition, we face competition in recruiting and retaining qualified scientific and management personnel. If we are unable to compete effectively against these companies, our business, financial condition and results of operations could be materially adversely affected.

Claims that our platform technology or our products infringe third party patents might result in costly litigation

We cannot be certain that our platform technology, our products, or their respective use, do not infringe third party patents. Third parties might allege that we are infringing their patent rights and resort to litigation against us. Although we have conducted freedom-to-operate studies, it is possible that we have failed to identify relevant patents or applications. New patent applications in the United States and elsewhere are published approximately 18 months after their initial filing. Therefore, it is possible that relevant third party patent applications have been filed, but are not yet publicly available. During the examination process, which is sometimes called patent prosecution, amendment of existing claims or introduction of new claims is permissible in the U.S. Patent and Trademark Office and in most foreign patent offices. Therefore, potentially problematic claims may be introduced into pending third party applications that do not currently contain such claims.

We are aware of third party patents that contain broad claims potentially relevant to certain therapeutic uses of our anti-PD-1 antibodies. If we were to challenge the validity of any claim in an issued U.S. patent in court, we would need to overcome a statutory presumption of validity that attaches to every U.S. patent. This means that in order to prevail, we would have to present clear and convincing evidence as to the invalidity of the claim(s) in question. There is no assurance that a court would find in our favor on questions of infringement or validity.

19

In order to avoid or to settle actual or potential patent infringement claims, we may seek a license from a third party and pay license fees, or royalties, or both. Necessary licenses might not be available on commercially reasonable terms, if at all. Ultimately, we could be prevented from commercializing a product, or forced to cease using our technology platform, as a result of patent infringement claims. Defending against claims of patent infringement or misappropriation of trade secrets could be costly and time consuming, even if we prevail in the litigation, which could materially adversely affect our business, financial condition and results of operations.

We might be unsuccessful in obtaining adequate patent protection for one or more of our potential products.

The patent position of biotechnology and pharmaceutical companies is often uncertain because it involves complex legal and factual considerations. The standards applied by the U.S. Patent and Trademark Office and foreign patent offices in granting patents are not always applied uniformly or predictably, and such standards are subject to change based on court decisions, such as recent U.S. Supreme Court cases involving patents. Consequently, patents might not issue from some or all of our patent applications. In the event that we are unsuccessful in obtaining adequate patent protection for one or more of our products in the future, our business could be adversely affected.

Our competitors might successfully evade our patent protection.

Notwithstanding valid patents that we may own or control through an exclusive license, our competitors may independently develop and market alternative products similar to ours, without infringing any of our patent rights. In addition, they may design around our patented platform technology. This could diminish our competitive advantage, particularly if the competitor is a company with resources greater than ours.

One or more of our patents might be found invalid or unenforceable if challenged in court.

If we were to initiate legal proceedings against a third party to enforce a patent covering our platform technology or one of our products, the defendant might argue successfully that the claims we are asserting are invalid or unenforceable. Even though all of our issued patents will have undergone examination by the U.S. Patent and Trademark Office or a foreign patent office, we cannot be certain that there is no invalidating prior art. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we could lose part or all of the patent protection on one or our products, or on our platform technology, which could have a materially adverse effect on our business.

In the course of litigation, we might be subject to unfavorable publicity.

During the course of any patent litigation, there could be public announcements regarding hearings, rulings on motions, or other interim developments. If securities analysts or investors perceive such announcements as negative, our business could be adversely affected and the market price of our stock could decline.

If we fail to retain key members of our staff, or fail to attract and train skilled new employees, our ability to conduct and expand our business would be impaired.

Several of our senior executives and research and development personnel have recently left our company, and the loss of any remaining key employees could seriously harm our company’s prospects. In the future, we may require additional highly trained technical and business personnel if we seek to rebuild our research and development team. The market for such individuals is highly competitive in the biotechnology industry, particularly in the greater Cambridge, Massachusetts area where our main office and laboratory is located. If we fail to hire, train and retain a sufficient number of qualified employees to match our corporate needs, our ability to conduct and expand our business could be impaired. We have entered into employment offer letter agreements with certain of our executive officers. However, the existence of an offer letter agreement does not guarantee retention of members of our management team, and we may not be able to retain those individuals in the future.

20

If we become subject to claims relating to improper handling, storage or disposal of hazardous materials, we could expend significant resources to bring our company into compliance.

Our research and development processes involve the controlled storage, use and disposal of hazardous materials. We are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We may incur significant costs complying with both existing and future environmental laws and regulations, and we are unable to predict whether any agency will adopt regulations in the future that would have a material adverse effect on our operations. The risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for damages that result, and the associated liability could exceed the limits or fall outside our existing insurance coverage.

If a catastrophe strikes our research facilities, we might be unable to complete our projects and our business operations would suffer, including but not limited to lost revenue.

Our research and development facilities are located in Cambridge, Massachusetts. Although we have commercial insurance, our facilities and some pieces of equipment and biological samples are difficult to replace and could require substantial replacement lead-time. Various types of disasters, including earthquakes, fires, floods, and acts of terrorism, may affect our research and development facilities. In the event our existing research and development facilities or equipment is affected by man-made or natural disasters, we may be unable to continue research and development activities, and may fail to meet our internal objectives or our partner demands. If our research and development operations were curtailed or ceased, it would seriously harm our business. In the event of a prolonged or even short-term power failure, we may lose biological samples stored in our freezers or growing in our incubators that could affect our ability to complete projects for ourselves or partners.

We might face product liability claims related to the use or misuse of products employing our antibody technology.

The administration of drugs to humans, in clinical trials or after commercialization, may expose us to product liability claims. Consumers, healthcare producers or persons selling products derived from our research and development programs may be able to bring claims against us based on the use of those products in clinical trials or the sale of those products. Product liability claims may be expensive to defend and may result in significant judgments against us, which could exceed our insurance coverage.

Pharmaceutical pricing, reimbursement and related matters are uncertain.

Our business, financial condition and results of operations may be materially and adversely affected by the continuing efforts of the government and third party payors to contain or reduce the costs of healthcare. Federal and state proposals to implement government controls, as well as ongoing emphasis on managed care in the U.S. healthcare industry, may continue to put pressure on the pricing of pharmaceutical products and diagnostic tests. Cost control initiatives could decrease the price that we or our partners receive for products commercialized in the future, and also may have a material adverse effect on our business, financial condition and results of operations. To the extent that cost control initiatives have a material adverse effect on our partners, our ability to commercialize products and to realize royalties may be adversely affected.

21

Investment Risks

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in our securities may go down as well as up. In addition, there can be no certainty that the market value of an investment in our securities will fully reflect its underlying value. You could lose your entire investment.

Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

Our Common Stock is currently quoted on the OTCQB. The OTCQB is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not be able to satisfy the requirements of a national securities exchange for our Common Stock to be listed on such an exchange, which is often a more widely-traded and liquid market. Among the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market are the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by the various national exchanges and markets to have our Common Stock listed. Should we fail to satisfy the listing standards of the national exchanges or if our Common Stock is otherwise rejected for listing, or if our Common Stock remains listed on the OTCQB or is suspended from the OTCQB, the trading price of our Common Stock could suffer. In addition, the trading market for our Common Stock may continue to be less liquid and our Common Stock price may be subject to increased volatility, making it difficult or impossible for stockholders to sell shares of our Common Stock. Further, an unestablished trading market for our Common Stock may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our Common Stock as consideration.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Unless we are able to meet the listing requirements of a national securities exchange, such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTCQB, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his, her or its shares at or near bid prices, if at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

22

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 300,000,000 shares of our Common Stock and 10,000,000 shares of “blank check” preferred stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise price) below the price you paid for your stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring, promoting or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on our stock’s trading price.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer take a number of additional steps to approve a person’s account for transactions in penny stocks, including obtaining financial information and investment experience objectives of the person, making a reasonable determination that the transactions in penny stocks are suitable for that person, and making a reasonable determination that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. In addition, the rules require that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. Due to the additional burdens imposed by these rules, brokers may be less willing to execute transactions in securities subject to the penny stock rules, and this may make it more difficult for investors to dispose of our Common Stock and consequently cause a decline in the market value of our Common Stock.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure stockholders that they will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act, and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws, regulations and standards requires and will continue to require the time and attention of our board of directors and management, and increases our expenses. Among other things, we are required to:

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a comprehensive compliance function, including with respect to corporate governance;

23

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to our disclosure controls and procedures; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are significant. Continued compliance with the rules and regulations applicable to publicly-traded companies may require us to hire additional financial reporting, internal controls and other finance personnel, and involve significant regulatory, legal and accounting expenses, investor relations costs, as well as the attention of management. There can be no assurance that we will be able to continue to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance, and, in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on our audit committee.

As an emerging growth company, we may follow certain permitted corporate governance practices, and may delay adoption of new or revised accounting standards, which may make our stock less attractive and result in less protection than is accorded to investors in a non-emerging growth company.

As an emerging growth company, we are permitted to follow certain corporate governance practices and disclosure requirements that are less robust than those otherwise required by the SEC. This may provide our stockholders with less information and less protection than what is accorded to investors under a national stock exchange’s listing requirements applicable to non-emerging growth company issuers.

In addition, as an emerging growth company, we have elected to take advantage of an extended transition period for any new or revised accounting standards that may be issued by the Financial Accounting Standards Board or the SEC. This means that when a standard is issued or revised and it has different application dates for public or private companies, we can delay adoption of the standard until it applies to private companies. This may make a comparison of our financial statements with any other public company that is not an emerging growth company, or is an emerging growth company that has opted out of using the extended transition period, difficult, as different or revised standards may be used. As a result, investors may find our Common Stock less attractive and there may be a less active trading market for our Common Stock. Consequently, our stock price may be more volatile and could decline.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. Our compliance with Section 404 may require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404.

24

While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, in the future management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our Common Stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Certain provisions in our certificate of incorporation and by-laws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	authorize “blank check” preferred stock that could be issued by our board of directors to defend against a takeover attempt;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause and only upon a supermajority stockholder vote;

•	provide that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office rather than by stockholders;

•	prevent stockholders from calling special meetings; and

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder becomes an “interested” stockholder.

Our ability to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of our company.

Our board of directors may authorize our issuance of up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our company. The ability of our board of directors to authorize the issuance of such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to our board of directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

25

The sale of a significant number of registered shares of our common stock may cause our stock price to decline.

In November 2014, we registered 53,035,356 shares of Common Stock, consisting of 29,302,164 outstanding shares of common stock and 23,733,192 shares of Common Stock issuable upon exercise of outstanding warrants. As of October 27, 2016, 5,376,460 of the outstanding shares that we registered have been sold. In addition, if all holders of Original Warrants elect to participate in the Offer to Amend and Exercise with respect to all of their Original Warrants, the Amended Warrants will be exercisable for an aggregate of 86,198,040 shares of Common Stock. The continued sale of the shares of our common stock that remain subject to the registration statement, or that may be sold pursuant to Rule 144, or that will be registered in the future, will lead to an increase in the public float of our common stock, and such increase may cause the market price of our common stock to decline or fluctuate significantly.

Risks Related to the Offer to Amend and Exercise.

Our Board of Directors makes no recommendation with regard to whether you should accept the Offer to Amend and Exercise.

Although our Board of Directors has approved the Offer to Amend and Exercise, it makes no recommendation as to whether holders of Original Warrants should accept the Offer to Amend and Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Original Warrants for purposes of negotiating the terms of the Offer to Amend and Exercise. We cannot assure you that the value of the shares issued upon exercise of the Amended Warrants will in the future equal or exceed the exercise price per share of the Amended Warrants. We do not take a position as to whether you ought to participate in the Offer to Amend and Exercise.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants for Common Stock, and will be subject to all the risks associated with being a stockholder of the Company, give up the time value attributable to your Original Warrant and waive your anti-dilution rights.

The Amended Warrants will terminate if the holders do not exercise their Amended Warrants prior to the Expiration Date. If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s Common Stock. In addition, you will be giving up the time value attributable to your Original Warrants by exercising the Original Warrants, as amended, prior to the original expiration date of your Original Warrant. Additionally, the terms of the Amended Warrants delete the anti-dilution provisions set forth in the Original Warrants and provide that these provisions have no application to the issuance or exercise of the Amended Warrants.

26

If we receive the requisite approval for the amendment of the Original Warrants to remove the price-based anti-dilution provisions contained therein, the Original Warrants that are not exercised pursuant to the Offer to Amend and Exercise will be amended to remove the price-based anti-dilution provisions even if you do not consent to the amendment of the Original Warrants to remove the price-based anti-dilution provisions.

The Original Warrants have weighted-average anti-dilution protection, which allows for a decrease in the per share exercise price of the Original Warrants if the Company issues additional shares of Common Stock without consideration or for consideration per share less than the exercise price of the Original Warrants, subject to customary exceptions. Regardless of whether you elect to participate in the Offer to Amend and Exercise, the Company is requesting that the holders of the Original Warrants nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the Original Warrants. The Original Warrants may be amended with the consent of the Company and the holders of Original Warrants exercisable to purchase a majority of the shares underlying the Original Warrants. If we receive the requisite approval for the amendment of the Original Warrants to remove the price-based anti-dilution provisions therein, the price-based anti-dilution protections contained in the Original Warrants that are not exercised pursuant to the offer to Amend and Exercise will be deleted and will have no application with respect to the Company’s future issuance of additional securities. Moreover, because only the approval of the Company and the holders of Original Warrants exercisable to purchase a majority of the shares underlying the Original Warrants issuable upon exercise of the Original Warrants is required in order to amend all outstanding Original Warrants, the anti-dilution protections in your Original Warrants may be removed even if you do not consent to the amendment.

The Original Warrants, Amended Warrants and shares of Common Stock issuable upon exercise of the Amended Warrants are “restricted securities.”

The Original Warrants, the Amended Warrants and the shares of Common Stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of a Registration Rights Agreement to be entered into between the Company and holders of shares underlying the Amended Warrants and the holders of the shares issuable upon the conversion of the Company’s July 29, 2016 12% Senior Secured Promissory Notes (the “Notes”), the Company is required to file promptly following the Expiration Date and in all events within 90 days thereof a Registration Statement on Form S-1 (the “Registration Statement”) to register the resale of the shares of Common Stock issued upon exercise of the Amended Warrants and Notes and the Placement Agent Warrants under the Securities Act (the “Registrable Shares”), related to the Company’s offering of the Notes, and will use commercially reasonable efforts to insure that the Registration Statement is declared effective within 180 days of the Expiration Date. Thereafter, the holders of shares of Common Stock issuable upon exercise of the Amended Warrants who are listed as selling stockholders in the Registration Statement may sell their shares of Common Stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the prospectus in the Registration Statement. Absent the effectiveness of the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

27

The shares of common stock issuable upon exercise of the Amended Warrants are subject to resale and market restrictions during the Lock-Up Period.

The shares of Common Stock issuable upon exercise of the Amended Warrants are subject to lock up provisions that provide that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period for one hundred and eighty (180) days after the Expiration Date (the “Lock-Up Period”). The Company may also impose stop-transfer restrictions to enforce these restrictions and place a legend on the certificates representing the shares of Common Stock issued upon exercise of the Amended Warrants. In addition, a holder, acting alone or with others, participating in the Offer to Amend and Exercise has agreed not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period. As a result, the holder will be subject to market and the other risks discussed herein during the period of these resale and market restrictions.

Income tax consequences of participation in the Offer to Amend and Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of amending the Original Warrants and immediately exercising the Amended Warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20, “Material U.S. Federal Income Tax Consequences” under “Description of the Offer to Amend and Exercise.”

We will have substantial discretion over the use of proceeds we receive from the exercise of Amended Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Amend and Exercise. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Amended Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Amended Warrants in a manner other than as described in this Offer to Amend and Exercise.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. The Offer to Amend and Exercise contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

28

DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE

Enumeral Biomedical Holdings, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “our,” “Enumeral Biomedical Holdings, Inc.” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.” Our wholly-owned subsidiary, Enumeral Biomedical Holdings, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “Enumeral Biomedical Holdings, Inc.” On July 31, 2014, we consummated a merger transaction (the “Merger”) with Enumeral Acquisition Corp., a wholly owned subsidiary of ours, and Enumeral Biomedical Holdings, Inc., pursuant to a Merger Agreement (the “Merger Agreement”). In connection with the Merger, Enumeral Biomedical Corp. became our wholly owned subsidiary, and we succeeded to the business of Enumeral Biomedical Corp as our sole line of business.

In a private placement financing the Company conducted with respect to which a closing occurred on July 31, 2014 (the “PPO Unit Offering”), the Company sold and issued to investors (i) an aggregate of 21,549,510 shares (the “PPO Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and (ii) warrants to purchase 21,549,510 shares of the Company’s Common Stock, at an exercise price of $2.00 per share (the “Original Warrants”). The Original Warrants have weighted-average anti-dilution protection, if within sixty (60) months after the final closing of the PPO Offering, the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions) for a consideration per share less than $2.00 per share.

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, the 21,549,210 Original Warrants, issued to investors participating in the Company’s PPO Unit Offering.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.50 per Amended Warrant in cash, (ii) increase the number of shares of Common Stock issuable upon exercise of the Amended Warrants from one share to four shares, (iii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on November 29, 2016, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iv) delete any price-based anti-dilution provisions; (v) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and eighty (180) days after the Expiration Date (the “Lock-Up Period”); and (vi) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

29

SECTION 1.  FORWARD LOOKING STATEMENTS

This Offer to Amend and Exercise contains forward-looking statements. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are only expectations, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause the Company’s (or its industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, (a) our ability to raise capital when needed and on acceptable terms and conditions, cash flows and resulting liquidity, (b) our expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (c) our ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (d) the scope, validity and enforceability of our and third party intellectual property rights, (e) our ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions. The “Risk Factors” section of this Offer to Amend and Exercise sets forth detailed risks, uncertainties and cautionary statements regarding the Company’s business, the Company’s Common Stock and the risks of participating in the Offer to Amend and Exercise. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances, or to reflect the occurrence of unanticipated events.

SECTION 2.  PURPOSES OF THE OFFER TO AMEND AND EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS

The purposes of this Offer to Amend and Exercise are as follows:

Operating Capital

The primary purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants at a significantly reduced exercise price during a shortened exercise period. The Company plans to use the net proceeds from the Offer to Amend and Exercise for working capital.

Reduction of Warrant Liability

The Offer to Amend and Exercise can help the Company reduce the warrant liability recorded by the Company on its financial statements. The Original Warrants have weighted-average anti-dilution protection, which allows for a decrease in the per share exercise price of the Original Warrants if the Company issues additional shares of Common Stock without consideration or for consideration per share less than the exercise price of the Original Warrants. Based on these anti-dilution provisions, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these warrants for as long as they are not exercised or have not expired. The warrant liability recorded by the Company with respect to all warrants containing anti-dilution provisions was approximately $1,315,557 and $2,138,091 as of June 30, 2016 and December 31, 2015, respectively. The Company expects future changes in the fair value of these warrants to continue to vary significantly from quarter to quarter. The Company believes these significant variations make it more difficult for investors to evaluate the Company’s business and operations.

The warrant liability also serves as an impediment to the Company’s longer-term goal to pursue listing of its Common Stock on a national securities exchange due to the warrant liability’s adverse effect on the Company’s stockholders’ equity.

30

Plans or Proposals

The Company intends to cancel the Original Warrants that are amended and exercised by the holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms; provided, however, that, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to the holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Original Warrants who elects to participate in the Offer to Amend and Exercise will exercise such holder’s Amended Warrants and will acquire additional shares of Common Stock of the Company as a result of such exercise. As of October 27, 2016, the Company had 52,073,481 shares of Common Stock outstanding. If all of the holders of Original Warrants elect to participate, the Amended Warrants will be exercisable for an aggregate of 86,198,040 shares of Common Stock and the Company’s outstanding shares of Common Stock would increase to 138,271,521 shares, with the shares issued upon exercise of the Amended Warrants representing approximately 62.3% of the then outstanding shares of Common Stock, which does not include any shares of Common Stock that may be issued upon the conversion of the Company's July 2016 12% Senior Secured Promissory Notes in connection with the closing of this Offer to Amend and Exercise. In the event we receive at closing a minimum of $2,000,000 in gross proceeds from the exercise of Amended Warrants, such Promissory Notes will convert into 48,612,096 shares of Common Stock. In connection with the conversion of the Promissory Notes, the Warrant Agent will also receive a warrant to purchase 4,861,210 shares of Common Stock.

SECTION 3.  ELIGIBLE WARRANTS

The Original Warrants that are subject to the Offer to Amend and Exercise consist of outstanding warrants to purchase 21,549,510 shares of the Company’s Common Stock at an exercise price of $2.00 per share, issued to investors participating in the Company’s PPO Unit Offering.

SECTION 4.  EXPIRATION DATE

The Offer to Amend and Exercise will be open through 5:00 p.m., Eastern Time on November 29, 2016, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”).

SECTION 5.  TERMS OF AMENDED WARRANTS

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended as described below:

New Exercise Price and Increased Number of Shares Issuable Upon Exercise:  The exercise price will be reduced from $2.00 per warrant to $0.50 and each warrant will be exercisable to purchase four shares of Common Stock rather than one share of Common Stock.

New Expiration Date:  The expiration date of the Original Warrants is being shortened to run concurrently with the Expiration Date.

No Cashless Exercise:  The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

31

Anti-Dilution:  The price-based anti-dilution provisions contained in the Original Warrants will be deleted and will have no application to the issuance (or deemed issuance) or exercise of the Amended Warrants.

Market Restrictions:  A holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Other Terms:  Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant.

Partial Participation Permitted:  Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such holder’s Original Warrants, then the Company will issue a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise; provided, however, that your Original Warrants may be amended to remove any price-based anti-dilution terms, as provided in the Anti-Dilution Amendment (as defined below). See Section 9, “Proposed Anti-Dilution Amendment and Procedure for Consenting to the Anti-Dilution Amendment But Not Participating in the Offer to Amend and Exercise” for a description of the Anti-Dilution Amendment.

SECTION 6.  CONDITIONS TO THE OFFER TO AMEND AND EXERCISE

The Offer to Amend and Exercise is subject to certain conditions as described herein (which the Company and the Warrant Agent may jointly waive):

(i)         A minimum of $2,000,000 in gross proceeds must be received by the Company pursuant to the exercise of Amended Warrants.

(ii)        The holders of a majority of the Original Warrants must agree to the deletion of the price-based anti-dilution provisions presently contained in the Original Warrants.

(iii)        As part of the Election to Consent, Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act.

Although the Company requires that holders of Original Warrants complete an Accredited Investor Questionnaire, holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment in the Company’s PPO Unit Offering represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, we are required to indicate as such in the Accredited Investor Questionnaire by checking the box marked “The entity is not an ‘Accredited Investor’ because none of the above apply.”

32

If the Company receives a completed Accredited Investor Questionnaire from any holder of Original Warrants that desires to participate in the Offer to Amend and Exercise indicating that such holder is no longer an accredited investor, the Company will, prior to the Expiration Date, file as part of a subsequent amendment to its Schedule TO and distribute to all holders of Original Warrants supplemental disclosure which includes all of the information required by Rule 502 of Regulation D and will extend the Expiration Date of the Offer to Amend and Exercise to the extent required under the Exchange Act and rules promulgated thereunder.

(iv)        In addition, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(v)         You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen simultaneously should you choose to participate in the Offer to Amend and Exercise.

SECTION 7.  EXTENSION OF OFFER TO AMEND AND EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date. In the event that the Company elects to extend the Expiration Date, it will issue a notice of such extension by press release or other public announcement, which notice will include the approximate number of Warrant Shares to be purchased pursuant to the Offer to Amend and Exercise based upon the Offering Materials received by the Company as of such date, and will be issued no later than 9:00 a.m. Eastern time on the next business day after the scheduled Expiration Date of the Offer to Amend and Exercise.

There can be no assurance, however, that the Company will exercise its right to extend the Offer to Amend and Exercise. Amendments to the Offer to Amend and Exercise will be made by written notice thereof to the holders of the Original Warrants. Material changes to information previously provided to holders of the Original Warrants in this Offer to Amend and Exercise or in documents furnished subsequent thereto will be disseminated to holders of Original Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Amend and Exercise, materially amend the Offer to Amend and Exercise, the Company will ensure that the Offer to Amend and Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Amend and Exercise or the information concerning the Offer to Amend and Exercise, or it waives a material condition of the Offer to Amend and Exercise, the Company will extend the Offer to Amend and Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Amend and Exercise or information concerning the Offer to Amend and Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days) will depend on the facts and circumstances, including the relative materiality of such terms or information.

33

SECTION 8.  PROCEDURE FOR PARTICIPATING IN OFFER TO AMEND AND EXERCISE AND EXERCISING AMENDED WARRANTS

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company Common Stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a properly executed Election to Consent, Participate and Exercise Warrant, (ii) a properly executed Accredited Investor Questionnaire (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise), (iii) the original of your Original Warrant (or an original executed Affidavit of Loss and Indemnification Agreement) for Original Warrant cancellation, and (iv) cash in the amount equal to $0.50 per Amended Warrant multiplied by the number of Amended Warrants the holder elects to purchase and exercise (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., via facsimile at Fax No. (212) 208-4451 or in .pdf format by e-mail at enumeral_warrant_tender@duanemorris.com (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you execute and deliver an original Affidavit of Loss and Indemnification Agreement in lieu of delivering the original of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise; provided, however, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

SECTION 9.  PROPOSED ANTI-DILUTION AMENDMENT AND PROCEDURE FOR CONSENTING TO THE ANTI-DILUTION AMENDMENT BUT NOT PARTICIPATING IN THE OFFER TO AMEND AND EXERCISE

Anti-Dilution Amendment

Regardless of whether you elect to participate in the Offer to Amend and Exercise, you may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”), the form of which is attached as Exhibit A-2 to the Election to Consent, Participate and Exercise Warrant. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” above for a discussion of the Company’s reasons for eliminating the price-based anti-dilution provisions contained in the Original Warrants.

If you want to consent to the Anti-Dilution Amendment but you do not want to participate in the Offer to Amend and Exercise, you may submit an original Election to Consent, Participate and Exercise and indicate your consent to the Anti-Dilution Amendment therein.

Other Outstanding Warrants

In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 2,000,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share, issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”). The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants.

In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

34

There are also outstanding warrants to purchase 1,253,899 shares of Common Stock issued in connection with the Merger to the former holders of warrants to purchase securities of Enumeral Biomedical Corp. Of these, warrants to purchase 66,574 shares of Common Stock contain anti-dilution provisions. None of these warrants are being amended in connection with this Offer to Amend and Exercise.

SECTION 10.  MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

Subject to our receipt of (i) a minimum of $2,000,000 in gross proceeds from the exercise of Amended Warrants; and (ii) the consent of the holders of a majority of the Original Warrants to the Anti-Dilution Amendment, if you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company Common Stock issuable under the Amended Warrant.

SECTION 11.  WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and the original returned, before the Expiration Date, to: Enumeral Biomedical Holdings, Inc., c/o Duane Morris, LLP, 1540 Broadway, New York, NY 10036-4086, Attn: Michael D. Schwamm, Esq., via facsimile at (Fax No. (212) 208-4451 or in .pdf format by e-mail at enumeral_warrant_tender@duanemorris.com). Following the Expiration Date, you cannot withdraw your Election to Consent, Participate and Exercise Warrant. However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by December 28, 2016, which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after December 28, 2016.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your executed Election to Consent, Participate and Exercise Warrant, (ii) return the original of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

SECTION 12.  REGISTRATION OF WARRANT SHARES

The Original Warrants, the Amended Warrants and the shares of Common Stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of a Registration Rights Agreement to be entered into between the Company and holders of shares underlying the Amended Warrants and the holders of the shares issuable upon the conversion of the Company’s July 29, 2016 12% Senior Secured Promissory Notes (the “Notes”), the Company is required to file promptly following the Expiration Date and in all events within 90 days thereof a Registration Statement on Form S-1 (the “Registration Statement”) to register the resale of the shares of Common Stock issued upon exercise of the Amended Warrants and Notes and the Placement Agent Warrants under the Securities Act (the “Registrable Shares”), related to the Company’s offering of the Notes, and will use commercially reasonable efforts to insure that the Registration Statement is declared effective within 180 days of the Expiration Date. Thereafter, the holders of shares of Common Stock issuable upon exercise of the Amended Warrants who are listed as selling stockholders in the Registration Statement may sell their shares of Common Stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the prospectus in the Registration Statement. Absent the effectiveness of the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

If the Company is late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days of filing with the SEC, the Company will be required to pay the holders of Registrable Shares that have not been so registered, liquidated damages at a rate equal to 1.00% of the aggregate purchase price paid by such holder (x) for the Notes and (y) the aggregate exercise price paid by the holder with respect to the Amended Warrants, as applicable, for each full thirty (30) days (i) the Company is late in filing the Registration Statement, (ii) the Registration Statement is late in being declared effective by the SEC, (iii) after the Registration Statement is declared effective, the Registration Statement ceases for any reason to remain continuously effective or the holders of the Registrable Shares are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than 30 consecutive trading days, or (iv) the Registrable Shares, if issued, are not listed or included for quotation on a national exchange or an over-the-counter market, or trading of the Common Stock is suspended or halted on such exchange or market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive trading days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) of the Company is suspended or halted on the Approved Market for any length of time; provided, however, that in no event shall the aggregate of any such liquidated damages exceed 8% of (x) the aggregate purchase price paid by a holder for the July 2016 Notes and (y) the aggregate exercise price paid by the holder with respect to the Amended Warrants. No liquidated damages will accrue and accumulate with respect to (a) any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”), or (b) after the shares may be resold under Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

35

The Company is required to use its commercially reasonable efforts to keep the Registration Statement “evergreen” for 12 months from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Registrable Shares who are not and have not been affiliates of the Company with respect to all of their registrable shares, whichever is earlier.

The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a cutback comment from the SEC) will have two “piggyback” registration rights for such shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, subject to customary cut-backs on a pro rata basis if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

The Company will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of its counsel and of its independent accountants.  Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor that such investor decides to employ.

SECTION 13.  TRADING MARKET AND PRICE RANGE OF ORIGINAL WARRANTS, AMENDED WARRANTS AND COMMON STOCK

There is no established trading market for the Original Warrants or the Amended Warrants.

Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “ENUM.” Prior to the Merger, there was very limited trading in the Common Stock, and since the Merger our Common Stock continues to be thinly traded.

The following table sets forth the high and low closing prices for our Common Stock for the periods indicated, as reported by the OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Period	High	Low
Fiscal 2016
Quarter ending December 31, 2016 (through October 26, 2016) *	$0.20	$0.15
Quarter ended September 30, 2016	$0.22	$0.15
Quarter ended June 30, 2016	$0.24	$0.13
Quarter ended March 31, 2016	$0.29	$0.16

Fiscal 2015
Quarter ended December 31, 2015	$0.39	$0.22
Quarter ended September 30, 2015	$0.65	$0.36
Quarter ended June 30, 2015	$0.85	$0.57
Quarter ended March 31, 2015	$1.05	$0.70

Fiscal 2014
Quarter ended December 31, 2014	$1.50	$0.92
Quarter ended September 30, 2014 (beginning July 31, 2014)	$2.10	$1.14

* As of October 26, 2016, the last trading day before printing of this Offer to Amend and Exercise, the closing sales price of the Company’s stock was $0.18.

Trades in our Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

36

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

SECTION 14.  SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to holders to amend their outstanding Original Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Amend and Exercise.

SECTION 15.  TRANSACTIONS AND AGREEMENTS CONCERNING ORIGINAL WARRANTS

Except with respect to the negotiation and execution of the Warrant Agent Agreements described in Section 22 below, none of our directors or executive officers participated in any transaction involving the Original Warrants during the past 60 days.

SECTION 16.  INFORMATION REGARDING THE COMPANY

The following summary highlights selected information regarding the Company. Because it is a summary, it does not contain all of the information you should consider before making a decision to participate in the Offer to Amend and Exercise or exercise your Amended Warrant. Before making an investment decision, you should read the entire Offer to Amend and Exercise carefully, including the “Risk Factors” section above.

We are a biopharmaceutical company focused on discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. We utilize a proprietary platform technology that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples. Our initial focus is on the development of a pipeline of next generation monoclonal antibody drugs targeting established and novel immunomodulatory receptors.

The concept of stimulating the immune system to fight cancer was first advanced more than a century ago, but it is only recently that the field of immuno-oncology has seen clinical success, with marketing approvals being granted for antibodies that block CTLA-4 (Yervoy ® (ipilimumab)), PD-1 (Keytruda ® (pembrolizumab) and Opdivo ® (nivolumab)), and PD-L1 (Tecentriq ® (atezolizumab)). Use of these drugs has established that durable anti-tumor responses can be elicited in some patients by blocking the checkpoints that normally suppress the human immune response against cancer cells. The success of these drugs suggests that immuno-oncology may fundamentally alter the course of cancer treatment.

37

In our lead antibody program, we have characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. We have identified two antagonist PD-1 antibodies that inhibit PD-1 activity in different ways. The distinction is that one of the antibodies (ENUM 388D4) blocks binding of the ligand PD-L1 to PD-1, while the other antibody (ENUM 244C8) does not inhibit PD-L1 binding. However, both display activity in various biological assays. In addition to our PD-1 antibody program, we are developing antibody drug candidates for a number of immunomodulatory protein targets, including TIM-3, LAG-3, CD-39, OX40, TIGIT, and VISTA. We are also pursuing several antibody programs for which we have not yet publicly disclosed the targets.

Our proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology, is a microwell array technology that detects secreted molecules (such as antibodies and cytokines) and cell surface markers, at the level of single, live cells and enables recovery of single, live cells of interest. The platform technology can be used to achieve at least three separate, but complementary, objectives. First, we use the platform to rapidly produce antibody libraries with high diversity. Second, the platform has the potential to guide rational selection of lead candidates derived from these libraries, through characterization of immune function at the level of single cells from human biopsy samples. Third, it has the potential to identify patients more likely than others to benefit from treatment with a given therapeutic antibody. Thus, our platform is a multipurpose tool that is valuable for activities ranging from antibody discovery to target discovery to patient stratification in clinical development. The platform yields multidimensional, functional read-outs from single live cells, such as tumor infiltrating lymphocytes, or TILs, from human tumor biopsy samples, and it enables us to examine the responses of different classes of human immune cells to treatment with immunomodulators in the context of human disease, as opposed to animal models of disease. Consequently, we call our approach The Human Approach ®.

In September 2014, we were awarded a Phase II Small Business Innovation Research contract from the National Cancer Institute for up to $999,967 over two years. As part of this Phase II contract, we are developing and deploying an automated prototype system for human tissue immuno-oncology profiling at the Ragon Institute of Massachusetts General Hospital, MIT and Harvard University and also at Memorial Sloan Kettering Cancer Center. At the Ragon Institute, we are collaborating with the laboratory of Douglas S. Kwon, M.D., Ph.D., whose research focuses on the immunology of mucosal surfaces and tissues, which are home to between sixty and ninety percent of the human body’s lymphocytes. At Sloan-Kettering, we are collaborating with the laboratory of Jedd D. Wolchok, M.D., Ph.D., who played an important role in the clinical development of Yervoy® (ipilimumab) and Opdivo® (nivolumab).

In December 2014, we entered into a collaboration with Merck Sharp & Dohme Corp., or Merck. Pursuant to our study agreement with Merck, we are conducting a specified research program using our platform technology to identify functional response of single cell types in colorectal cancer in the presence or absence of Merck’s proprietary immunomodulatory receptor (IMR) modulators. In February 2016, we and Merck amended the work plan under the study agreement to include non-small cell lung cancer tissue samples.

In this collaboration, Merck is reimbursing us for the cost of performing the work plan set forth in the agreement, for up to a specified number of full-time employees, at a pre-determined annual rate. In addition, Merck will make certain milestone payments to us upon the completion of specified objectives set forth in the Merck agreement and related work plan. In September 2015, we announced the achievement of the first milestone. Merck retains ownership of the results generated from the studies on the IMR modulators identified by Merck, and we retain a royalty-free, non-exclusive, non-sublicensable license to use the study results for our own internal research purposes.

38

In April 2016, we entered into a License and Transfer Agreement (the “Original License Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”). Pursuant to the terms and conditions of the Original License Agreement, Pieris is licensing from us specified intellectual property related to our anti-PD-1 antibody program ENUM 388D4 for the potential development and commercialization by Pieris of novel multispecific therapeutic proteins comprising fusion proteins based on Pieris’ Anticalins ® class of therapeutic proteins and our antibodies in the field of oncology. In June 2016, we entered into a Definitive License and Transfer Agreement (the “Definitive Agreement”) with Pieris, as contemplated in the Original License Agreement. Pieris paid us an upfront license fee in the amount of $250,000 in connection with execution of the Original License Agreement, and paid us a $750,000 license maintenance fee due by May 31, 2016 to continue the licensing arrangements under the Original License Agreement. In accordance with its terms, the Definitive Agreement superseded the Original License Agreement.

Under the Definitive Agreement, we have granted Pieris an option until May 31, 2017 to license specified patent rights and know-how of ours covering two additional undisclosed antibody programs on the same terms and conditions as for our 388D4 anti-PD-1 antibody (each, a “Subsequent Option”). Pieris may exercise the Subsequent Options separately and on different dates during the option period. Pieris will pay us additional license fees in the event that Pieris exercises one or both Subsequent Options.

On July 29, 2016, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors purchased our 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of approximately $385,337), which includes $38,256 pursuant to an over-allotment option (the “Note Offering”). We are using the net proceeds from this Note Offering for working capital and general corporate purposes.

The Notes have an aggregate principal balance of $3,038,256, and a stated maturity date of 12 months from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, payable monthly commencing on September 1, 2016. Interest is payable in shares (the “Repayment Shares”) of our common stock; provided, however, that interest will not be calculated or accrued in a manner that triggers anti-dilution adjustment on our existing PPO Warrants. In the event that on an interest payment date, the Original Warrants’ anti-dilution provision would be triggered by the payment of interest in shares of our common stock, interest payments on the Notes may be paid in cash. The Notes rank senior to all of our existing indebtedness, except as otherwise set forth in the Notes.

The maturity date of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will accelerate to the date on which we complete and close certain financing transactions that achieve minimum thresholds, as specified in the Notes. In such specified transactions, the Notes will convert at a valuation per share equal to 50% of the price per share of securities sold in that financing transaction. In addition, in the event of a sale of our company during the term of the Notes, noteholders will be entitled to receive 1.5x of the principal amount of the Notes plus accrued interest, paid in either cash or securities of acquiring entity at the acquiring entity’s discretion.

Our obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement, among us, the investors, and the collateral agent for the investors named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of ours (including Enumeral Biomedical Corp.’s), except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

In the event of a Closing of this Offer to Amend and Exercise pursuant to which we receive a minimum of $2,000,000 in gross proceeds from the exercise of Amended Warrants, the maturity date of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will accelerate to the date of Closing, and the Notes will convert at a valuation per share equal to $0.0625 per share.

In conjunction with the closing of the Note Offering, Arthur H. Tinkelenberg ceased to serve as our President and Chief Executive Officer in July 2016, and also ceased serving as a director in September 2016. Also in September 2016, John J. Rydzewski ceased to serve as our Executive Chairman and also resigned as a director. On September 21, 2016, Wael Fayad was appointed as our new Chairman, President and Chief Executive Officer.

39

As of June 30, 2016, all of our revenue has resulted from payments from strategic and licensing partners, and we have not received any revenue from the sale of products or services. Our business has not generated (nor do we anticipate that in the foreseeable future it will generate) the cash necessary to finance our operations. As of June 30, 2016, we had a working capital deficit of $1,437,201 including $1,315,557 of derivative liabilities and an accumulated deficit of $17,311,585.

After giving effect to the net proceeds from the Note Offering, we believe that we have sufficient liquidity to fund operations through November 2016. Our near-term capital needs will depend on many factors, including:

•	our ability to carefully manage our costs;

•	the amount and timing of revenue received from grants or our collaboration and license arrangements; and

•	our ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or our success in promptly establishing a strategic alternative that is in our stockholders’ best interests.

If we are unable to raise additional capital through one or more of the means listed above prior to the end of November 2016, we could face substantial liquidity problems and might be required to implement cost reduction strategies in addition to the cash conservation steps that we have already taken. These reductions could significantly affect our research and development activities, and could result in significant harm to our business, financial condition and results of operations. In addition, these reductions could cause us to further curtail our operations, or take other actions that would adversely affect our stockholders. If we are unable to raise additional capital on terms acceptable to us and on a timely basis, we may be required to downsize or wind down our operations through liquidation, bankruptcy, or a sale of our assets.

No assurance can be given that additional financing or strategic alliances and licensing arrangements will be available when needed or that, if available, such financing could be obtained on terms favorable to us or our stockholders. For further discussion regarding the Company’s risks and uncertainties, please refer to the Risk Factors beginning on page 14 above.

SECTION 17.  HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY

The Company has included the financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 and financial statements of the Company for the quarterly period ended June 30, 2016 as Exhibit A and Exhibit B hereto, respectively. The Company’s book value per share as of June 30, 2016, based on 52,073,481 shares of Common Stock outstanding on such date, was $0.003 per share.

The Company has included pro forma information reflecting the effect of the Offer to Amend and Exercise attached hereto as Exhibit C. The unaudited pro forma balance sheet as of June 30, 2016 has been prepared as if 100% of the PPO Warrants (as defined below) outstanding on June 30, 2016 were exercised on December 31, 2015. The unaudited pro forma statement of operations for the six months ended June 30, 2016 has been prepared as if all of the PPO Warrants outstanding on June 30, 2016 had been exercised at the beginning of the period presented. The pro forma consolidated financial data is presented for informational and illustrative purposes only.

40

As of June 30, 2016, the Company’s cash and cash equivalents were $1,133,819 compared to $3,596,262 as of December 31, 2015. During the six months ended June 30, 2016, the Company used $2,343,570 of cash in operations compared to $4,541,089 for the six months ended June 30, 2015. As of the date of this filing, the Company believes that it has sufficient liquidity to fund operations through November 2016. Assuming that 50% of the Amended Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $4,700,000, the Company anticipates it would have sufficient liquidity to fund operations through June 2017.

SECTION 18.  INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS IN THE OFFER TO AMEND AND EXERCISE

The current executive officers and directors of the Company are:

Name	Position(s)
Wael Fayad	Chairman of the Board, President and Chief Executive Officer

Kevin G. Sarney	Vice President of Finance, Chief Accounting Officer and Treasurer

Barry Buckland, Ph.D.	Director

Robert J. Easton	Director

Allan P. Rothstein	Director

Paul J. Sekhri	Director

Robert L. Van Nostrand	Director

As of October 27, 2016, there were outstanding Original Warrants to purchase an aggregate of 21,549,510 shares of Common Stock. The Company’s executive officers, directors and principal shareholders, as described below, hold the following Original Warrants and will be entitled to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of Original Warrants:

Name	Position with the Company	Number of Original Warrants Held	Percentage of Original Warrants Held
Allan P. Rothstein	Director	50,000	0.2%
Harris & Harris Group, Inc.	Principal Shareholder	1,500,000	7.0%

Except as set forth above, none of the Company’s other directors, executive officers or principal shareholders hold Original Warrants.

SECTION 19.  LEGAL MATTERS AND REGULATORY APPROVALS

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer to Amend and Exercise and the issuance of the shares of Common Stock upon the exercise of the Amended Warrants. Our obligations under the Offer to Amend and Exercise are subject to the conditions described in Section 6, “Conditions of the Offer to Amend and Exercise” above.

41

SECTION 20.  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences that we believe will be applicable to Original Warrant holders who participate in the Offer to Amend and Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

This discussion does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances, or to those Original Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Original Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the “Code”).

This discussion assumes that Original Warrant holders hold the Original Warrants as capital assets. In addition, the following discussion does not address the tax consequences of the participation in the Offer to Amend and Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the U.S. federal income tax consequences of participating in the Offer to Amend and Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

Tax Treatment of Original Warrant Holders Participating in the Offer to Amend and Exercise

Although not free from doubt, the Company intends to take the position that the amendment of your Original Warrants followed by an exercise of the Amended Warrants are treated as separate events for U.S. tax purposes and that the exchange of Original Warrants for Amended Warrants will therefore constitute a recapitalization within the meaning of Code Section 368(a)(1)(E) for U.S. federal income tax purposes, followed by the subsequent exercise of the Amended Warrants. Under this treatment, (i) the exchange of Original Warrants for Amended Warrants by an Original Warrant holder would not require income recognition under Code Section 356, (ii) such U.S. holder’s tax basis in the shares of our Common Stock received upon exercise of the Amended Warrants would be equal to the U.S. holder’s tax basis in the Original Warrants plus the amount of any cash paid to exercise the Amended Warrants, and (iii) the holding period of the Common Stock would begin on the day after the exercise of the Amended Warrants. Nevertheless, we have been unable to locate any authority on point so holding. It is possible that the Internal Revenue Service (the “Service”) could assert that the participation in the offer to amend and exercise by some warrant holders but not others could be treated as a disproportionate distribution of stock rights, thereby triggering dividend treatment for the holders receiving Amended Warrants. In addition, the Service could assert that the amendment of the Original Warrants and the exercise of the Amended Warrants should be viewed as a single interdependent transaction resulting in a deemed dividend for the exercising Amended Warrant holders. We have not obtained an opinion as to the likely outcome if the Service were to make either such assertion.

The foregoing tax discussion is based on current tax law, regulations and interpretive rulings as they exist at this time. The Internal Revenue Service has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Amend or of a holder’s participation in the Offer to Amend, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the Offer to Amend, the U.S. federal income tax consequences of the Offer to Amend are unclear, and alternative characterizations are possible that could require you to recognize gain or loss or may impact your holding period. Therefore, we urge you to consult your tax advisor regarding the potential tax consequences of the Offer to Amend to you in your particular circumstances, including the consequences of possible alternative characterizations.

42

Distributions on Common Stock Received upon Exercise of Amended Warrants

After you exercise the Amended Warrant, any distributions you receive in respect of our Common Stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our Common Stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder currently qualify for taxation at a reduced 20% rate if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our Common Stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our Common Stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the Common Stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

For taxable years beginning after December 31, 2012, certain holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. You are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains arising from ownership and disposition of our Common Stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, Common Stock. Under the Code and applicable Treasury Regulations, a holder of Common Stock may be subject to backup withholding (currently at a rate of 28%, subject to increase) with respect to dividends paid on Common Stock, or the proceeds of a sale, exchange or disposition of Common Stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

SECTION 21.  ACCOUNTING TREATMENT

Under U.S. generally accepted accounting principles (“GAAP”), the anti-dilution provisions in the Original Warrants cause the Original Warrants to be treated as a derivative liability. As a result, we must record the Original Warrants at their fair value on each balance sheet date and any change in value between reporting periods must be recorded as other income or expense, as the case may be, for the period ending on such reporting date. The fair value of the derivative liabilities associated with the Original Warrants increases as the price of our Common Stock increases, resulting in other expense in our consolidated statements of operations, and decreases as the price of our Common Stock decreases, resulting in other income. In other words, the existence of the anti-dilution provision causes our reported net income to decrease when the price of our Common Stock increases, and vice versa.

43

If the Original Warrants are amended and exercised pursuant to the Offer to Amend and Exercise, or if the Original Warrants are amended by the Anti-Dilution Amendment, this effect on our derivative liability will no longer occur for future periods for such warrants. In addition, upon the exercise of the Original Warrants or if the Original Warrants are amended by the Anti-Dilution Amendment, the liability associated with the Original Warrants would be reclassified from liabilities to stockholders’ equity, which would result in a decrease to the derivative liability account included in our balance sheet and an increase in stockholders’ equity.

SECTION 22.  FEES AND EXPENSES

The Company has retained Katalyst Securities LLC (the “Warrant Agent”) to act as its exclusive Warrant Agent for the Offer to Amend and Exercise pursuant to Warrant Agent Agreement attached as Exhibit (d)(1) to the Schedule TO. The Warrant Agent, in accordance with the terms of the Warrant Agent Agreement, will use its reasonable best efforts to maximize the number of holders of Original Warrants who elect to participate in the Offer to Amend and Exercise and exercise their Amended Warrants, including appropriate communications with the Original Warrant holders, as well as with the Original Warrant holders’ brokers, agents or other representatives. The Warrant Agent will receive an aggregate fee equal to 8% of the cash exercise prices paid by holders of the Original Warrants who participate in the Offer to Amend and Exercise. The Company has agreed to pay for the legal fees and expenses of its Warrant Agent’s outside counsel related to the Offer to Amend and Exercise (including blue sky fees and expenses). The Company has also agreed to reimburse the Warrant Agent for its offering expenses through a $20,000 non-accountable expense allowance; provided, however, that the Warrant Agent’s non-accountable expense allowance shall be reduced to $10,000 in the event that this Offer to Amend and Exercise does not close. In addition, if within twelve (12) months of the closing of this Offer to Amend and Exercise, the Company completes a financing transaction with a party introduced to the Company by the Warrant Agent or its sub dealers in connection with the PPO Unit Offering who also participated in the PPO Unit Offering, but excluding any Company shareholder who invested prior to the PPO Unit Offering (a “Fee Tail Party”), the Warrant Agent shall be entitled to receive a cash commission from the Company in an amount equal to 10% of the gross amount of the investment made by the Fee Tail Party in such financing transaction.

In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. The Company may also use the services of its officers and employees to solicit holders of the Original Warrants to participate in the Offer to Amend and Exercise without additional compensation.

SECTION 23.  TRANSFERS

The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

44

SECTION 24.  ADDITIONAL INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 15(d) of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

SECTION 25.  INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agents at the following address:

Katalyst Securities LLC

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attention:  Michael Silverman

Tel: 212.400.6993

Attention:  Aaron Segal

Tel: 212.612.3220

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the following address:

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Attention:  Corporate Secretary

Tel: 617.945.9146

Sincerely,

/s/ Wael Fayad
Wael Fayad
Chairman, President and Chief Executive Officer
Enumeral Biomedical Holdings, Inc.
200 CambridgePark Drive, Suite 2000
Cambridge, MA 02140

45

EXHIBIT A

ENUMERAL BIOMEDICAL HOLDINGS, INC.

A-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Enumeral Biomedical Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Enumeral Biomedical Holdings, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2015 and 2014. Enumeral Biomedical Holdings, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enumeral Biomedical Holdings, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ FRIEDMAN LLP
New York, New York
March 30, 2016

A-2

Enumeral Biomedical Holdings, Inc.

Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$3,596,262	$10,460,117
Marketable securities	-	3,010,119
Accounts receivable	306,012	284,401
Prepaid expenses and other current assets	280,479	202,380
Total current assets	4,182,753	13,957,017
Property and equipment, net	1,511,493	1,007,127
Other assets:
Restricted cash	534,780	562,410
Other assets	114,572	8,416

Total assets	$6,343,598	$15,534,970

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$343,736	$614,106
Accrued expenses and other current liabilities	714,384	217,141
Deferred rent	-	32,416
Deferred revenue	130,539	134,908
Equipment lease financing	240,473	-
Derivative liabilities	2,138,091	16,118,802
Total current liabilities	3,567,223	17,117,373
Deferred rent, net of current portion	36,847	-
Deferred revenue, net of current portion	-	101,180
Long-term equipment lease financing	266,471	-
Total liabilities	3,870,541	17,218,553

Commitments and contingencies (Note 8)
Stockholders' equity (deficiency):
Preferred stock, $.001 par value; 10,000,000 shares authorized: -0- shares issued and outstanding at December 31, 2015 and 2014, respectively	-	-
Common stock, $.001 par value; 300,000,000 shares authorized: 51,932,571 and 51,588,617 shares issued and outstanding at December 31, 2015 and 2014, respectively	51,933	51,589
Additional paid-in-capital	16,821,767	15,965,252
Accumulated other comprehensive loss	-	(9,777)
Accumulated deficit	(14,400,643)	(17,690,647)
Total stockholders’ equity (deficiency)	2,473,057	(1,683,583)

Total liabilities and stockholders’ equity (deficiency)	$6,343,598	$15,534,970

The accompanying notes are an integral part of the consolidated financial statements

A-3

Enumeral Biomedical Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Years Ended December 31,
	2015	2014

Revenue:
Collaboration and license revenues	$1,100,000	$115,714
Grant revenue	389,385	48,312

Total revenue	1,489,385	164,026

Cost of revenues and expenses:
Research and development	6,493,859	3,575,695
General and administrative	5,695,932	3,019,101

Total cost of revenues and expenses	12,189,791	6,594,796

Loss from operations	(10,700,406)	(6,430,770)

Other income (expense):
Interest income (expense)	9,699	(242,430)
Other expense	-	(1,690,658)
Change in fair value of derivative liabilities	13,980,711	184,448

Total other income (expense), net	13,990,410	(1,748,640)

Net income (loss) before income taxes	3,290,004	(8,179,410)
Provision for income taxes	-	-
Net Income (Loss)	$3,290,004	$(8,179,410)

Other comprehensive income (loss):
Reclassification for loss included in net income	19,097	-
Net unrealized holding losses on available-for-sale securities arising during the period	(9,320)	(9,777)
Comprehensive income (loss)	$3,299,781	$(8,189,187)

Basic net income (loss) per share	$0.06	$(0.26)

Diluted net income (loss) per share	$0.06	$(0.26)

Weighted-average number of common shares attributable to common stockholders – basic	51,679,230	32,047,194

Weighted-average number of common shares attributable to common stockholders – diluted	52,365,494	32,047,194

The accompanying notes are an integral part of the consolidated financial statements

A-4

Enumeral Biomedical Holdings, Inc.

Consolidated Statements of Stockholders’ Equity (Deficiency)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Loss	Deficit	(Deficiency)

Balance at December 31, 2013	16,692,093	$16,692	$9,089,324	$-	$(9,511,237)	$(405,221)
Stock-based compensation expense	-	-	659,435	-	-	659,435
Conversion of convertible promissory notes	3,230,869	3,231	684,423	-	-	687,654
Proceeds from issuance of common stock in PPO, net of issuance costs	21,549,510	21,549	18,233,895	-	-	18,255,444
Derivative liability for warrants issued to PPO and Agent	-	-	(16,261,784)	-	-	(16,261,784)
Shares issued to placement agents	150,000	150	(150)	-	-	-
Recapitalization for reverse merger	5,497,800	5,498	(5,498)	-	-	-
Exchange of Series B convertible preferred stock into common stock	2,777,687	2,778	1,595,082	-	-	1,597,860
Issuance of common stock to pre-merger shareholders	1,690,658	1,691	1,688,967	-	-	1,690,658
Beneficial conversion feature associated with convertible promissory note	-	-	281,558	-	-	281,558
Unrealized holding losses on available-for-sale securities	-	-	-	(9,777)	-	(9,777)
Net loss	-	-	-	-	(8,179,410)	(8,179,410)
Balance at December 31, 2014	51,588,617	$51,589	$15,965,252	$(9,777)	$(17,690,647)	$(1,683,583)
Stock-based compensation expense	-	-	827,184	-	-	827,184
Reclassification for loss included in net income	-	-	-	19,097	-	19,097
Unrealized holding losses on available-for-sale securities	-	-	-	(9,320)	-	(9,320)
Exercise of stock options	124,906	125	29,550	-	-	29,675
Issuance of restricted stock	219,048	219	(219)	-	-	-
Net income	-	-	-	-	3,290,004	3,290,004
Balance at December 31, 2015	51,932,571	$51,933	$16,821,767	$-	$(14,400,643)	$2,473,057

The accompanying notes are an integral part of the consolidated financial statements

A-5

Enumeral Biomedical Holdings, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$3,290,004	$(8,179,410)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and Amortization	616,523	304,456
Exit costs associated with write-off of net carrying value of leasehold improvements	22,962	-
Stock-based compensation	827,184	659,435
Change in fair value of derivative liabilities	(13,980,711)	(184,448)
Non-cash costs associated with reverse merger	-	1,690,658
Accretion of debt discount	-	177,712
Realized loss on marketable securities	19,097	-
Changes in operating assets and liabilities:
Accounts receivable	(21,611)	(159,401)
Prepaid expenses and other current assets	(184,255)	(61,955)
Accounts payable	(270,370)	271,511
Accrued expenses and other current liabilities	497,243	52,606
Deferred rent	4,431	(19,952)
Deferred revenue	(105,549)	210,374
Net cash used in operating activities	(9,285,052)	(5,238,414)

Cash flows from investing activities:
Purchases of property and equipment	(1,050,506)	(563,695)
Purchases of marketable securities	-	(3,019,896)
Proceeds from sale of marketable securities	3,000,799	-
Receipt of (payment of) security deposits	27,630	(529,744)
Net cash provided by (used in) investing activities	1,977,923	(4,113,335)

Cash flows from financing activities:
Proceeds from issuance of Series B convertible preferred stock, net of issuance costs	-	1,597,860
Proceeds from issuance of common stock in PPO, net of issuance costs	-	18,255,444
Proceeds from equipment lease financing	413,599	-
Proceeds from issuance of convertible promissory note	-	750,000
Proceeds from the exercise of stock options	29,675	-
Payments on long-term debt	-	(1,055,348)
Net cash provided by financing activities	443,274	19,547,956

Net increase (decrease) in cash and cash equivalents	(6,863,855)	10,196,207
Cash and cash equivalents, beginning of period	10,460,117	263,910
Cash and cash equivalents, end of period	$3,596,262	$10,460,117

Supplemental cash flow disclosure of investing and financing activity:
Cash paid for interest	$6,464	$73,977
Conversion of convertible note and accrued interest, net of beneficial conversion feature	$-	$687,654
Non-cash equipment financing	$93,345	$-

The accompanying notes are an integral part of the consolidated financial statements

A-6

ENUMERAL BIOMEDICAL HOLDINGS, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 – NATURE OF BUSINESS

Enumeral Biomedical Corp. (“Enumeral”) was founded in 2009 in the state of Delaware as Enumeral Technologies, Inc. The name was later changed to Enumeral Biomedical Corp.

On July 31, 2014 (the “Closing Date”), Enumeral entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Enumeral Biomedical Holdings, Inc., which was formerly known as Cerulean Group, Inc. (“Enumeral Biomedical” or the “Company”), and Enumeral Acquisition Corp., a wholly owned subsidiary of Enumeral Biomedical (“Acquisition Sub”), pursuant to which the Acquisition Sub merged with and into Enumeral (the “Merger”). Enumeral was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company.

As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of Enumeral Biomedical Holdings, Inc. The Merger is considered to be a recapitalization of the Company which has been retrospectively applied to these financial statements for all periods presented.

Upon the closing of the Merger and under the terms of a split-off agreement and a general release agreement (the “Split-Off Agreement”), the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned special-purpose subsidiary, Cerulean Operating Corp. (the “Split-Off Subsidiary”). Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to the pre-Merger majority stockholder of the Company, and the former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 23,100,000 shares of the Company’s common stock held by such stockholder (which were cancelled and will resume the status of authorized but unissued shares of the Company’s common stock) and (ii) certain representations, covenants and indemnities.

As a result of the Merger and Split-Off, the Company discontinued its pre-Merger business and acquired the business of Enumeral, and will continue the existing business operations of Enumeral as a publicly-traded company under the name Enumeral Biomedical Holdings, Inc.

Also on July 31, 2014, the Company closed a private placement offering (the “PPO”) of 21,549,510 Units (the “Units”) of its securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share and with a term of five years (the “PPO Warrants”). Additional information concerning the PPO and PPO Warrants is presented below in Note 10.

Also on July 31, 2014, the Company changed its fiscal year from a fiscal year ending on October 31 of each year to one ending on December 31 of each year, which is the fiscal year end of Enumeral.

Following the Merger, the Company has continued Enumeral’s business of discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company utilizes a proprietary platform technology that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples. The Company’s initial focus is on the development of a pipeline of next generation monoclonal antibody drugs targeting established and novel immune-modulatory receptors.

In its lead antibody program, the Company has characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. The Company has identified two antagonist PD-1 antibodies that inhibit PD-1 activity in distinctly different ways. One of the antibodies blocks binding of the ligand PD-L1 to PD-1, while the other antibody does not. However, both display activity in various biological assays. In addition to its PD-1 antibody program, the Company is developing antibody drug candidates targeting TIM-3, LAG-3, OX40, TIGIT and VISTA. The Company is also pursuing several antibody programs for which it has not yet publicly disclosed the targets.

A-7

The Company’s proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology (“MIT”), is a microwell array technology that detects secreted molecules (such as antibodies and cytokines) and cell surface markers, at the level of single, live cells – and enables recovery of single, live cells of interest. The platform technology is a multipurpose tool that is valuable for activities ranging from antibody discovery to target discovery to patient stratification in clinical development. The platform yields multidimensional, functional read-outs from single live cells, such as tumor infiltrating lymphocytes, or TILs, from human tumor biopsy samples, and it enables the Company’s researchers to examine the responses of different classes of human immune cells to treatment with immune-modulators in the context of human disease, as opposed to animal models of disease.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger. The Company believes that as a result of the Merger, it has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)).

2 – GOING CONCERN

The Company’s consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States which contemplate the Company’s continuation as a going concern. As of December 31, 2015, the Company had working capital of $615,530 including $2,138,091 of derivative liabilities, and an accumulated deficit of $14,400,643. As of the date of this filing, the Company believes it has sufficient liquidity to fund operations through June 2016. The Company is currently exploring a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If the Company is unable to raise additional capital on terms acceptable to the Company and on a timely basis, the Company may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. The financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company expects to incur significant expenses and operating losses for the foreseeable future, and the Company’s net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s business has not generated (nor does the Company anticipate that in the foreseeable future it will generate) the cash necessary to finance its operations, and the Company will require additional capital to continue its operations beyond June 2016.

The Company’s near-term capital needs depend on many factors, including:

•	the Company’s ability to carefully manage its costs;

•	the amount and timing of revenue received from grants or the Company’s collaboration and license arrangements; and

•	the Company’s ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or the Company’s success in promptly establishing a strategic alternative that is in its stockholders’ best interests.

If the Company is unable to preserve or raise additional capital through one or more of the means listed above prior to the end of June 2016, the Company could face substantial liquidity problems and might be required to implement cost reduction strategies in addition to the cash conservation steps that the Company has already taken. These reductions could significantly affect the Company’s research and development activities, and could result in significant harm to the Company’s business, financial condition and results of operations. In addition, these reductions could cause the Company to further curtail its operations, or take other actions that would adversely affect the Company’s stockholders. If the Company is unable to raise additional capital on acceptable terms and on a timely basis, the Company may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets.

A-8

In addition, to the extent additional capital is raised through the sale of equity or convertible debt securities, such securities may be sold at a discount from the market price of the Company’s common stock. The issuance of these securities could also result in significant dilution to some or all of the Company’s stockholders, depending on the terms of the transaction. For example, the shares included in the Units and the warrants issued in connection with the PPO contain anti-dilution protection in the event that within certain specified time periods the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the Unit purchase price or the warrant exercise price, as applicable. The anti-dilution protection provisions apply to issuances within two years after the closing of the PPO in the case of the Units and, with respect to the warrants, prior to the warrant expiration date. In addition, the anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under the Company’s 2014 Equity Incentive Plan, and (c) other exempt issuances.

3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codifications (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the Company’s management evaluates its estimates, which include, but are not limited to, estimates related to accruals, stock-based compensation expense, warrants to purchase securities, and reported amounts of revenues and expenses during the reported period. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. In these consolidated financial statements, “subsidiaries” are companies that are wholly owned, the accounts of which are consolidated with those of the Company. Significant intercompany transactions and balances are eliminated in consolidation.

Segment information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one operating segment, which is the business of discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company operates in only one geographic segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the purchase date to be cash equivalents. Cash and cash equivalents are held in depository and money market accounts and are reported at fair value.

Marketable Securities

Marketable securities consist of U.S. treasury securities with maturities of more than 90 days. The Company has determined the appropriate balance sheet classification of the securities as current since they are available for use in current operating activities, regardless of actual maturity dates, and are recorded on the balance sheet at fair value, with the unrealized gains and losses reported in accumulated other comprehensive income (loss), which is a separate component of stockholders’ equity. When securities are sold, the unrealized gains and losses are reclassified to net earnings.

A-9

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements. Financial instruments that subject the Company to credit risk consists primarily of cash and cash equivalents. The Company generally invests its cash in money market funds, U.S. Treasury securities and U.S. Agency securities that are subject to minimal credit and market risk. Management has established guidelines relative to credit ratings and maturities intended to safeguard principal balances and maintain liquidity. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

Fair Value of Financial Instruments

Fair values of financial instruments included in current assets and current liabilities are estimated to approximate their book values, due to the short maturity of such instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value. The Company’s assets and liabilities that are measured at fair value on a recurring basis are measured in accordance with FASB’s Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, which establishes a three-level valuation hierarchy for measuring fair value and expands financial statement disclosures about fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets in active markets.

•	Level 2: Inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s cash equivalents and marketable securities carried at fair value are primarily comprised of investments in a U.S. Treasury and federal agency backed money market funds. The valuation of the Company’s derivative liabilities is discussed below and in Note 11. The following table presents information about the Company’s financial assets and liabilities measured at a fair value on a recurring basis as of December 31, 2015 and 2014:

	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$815,890	$815,890	$-	$-
Money Market funds, included in cash equivalents	$2,780,372	$2,780,372	$-	$-
Marketable securities – U.S. Treasuries	$-	$-	$-	$-
Liabilities
Derivative liabilities	$2,138,091	$-	$-	$2,138,091

A-10

	December 31, 2014	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$211,329	$211,329	$-	$-
Money Market funds, included in cash equivalents	$10,248,788	$10,248,788	$-	$-
Marketable securities – U.S. Treasuries	$3,010,119	$3,010,119	$-	$-
Liabilities
Derivative liabilities	$16,118,802	$-	$-	$16,118,802

The following table provides a roll forward of the fair value of the Company’s warrant liabilities, using Level 3 inputs:

Balance at December 31, 2014	$16,118,802
Change in fair value	(13,980,711)
Balance at December 31, 2015	$2,138,091

Accounts Receivable and Allowance for Doubtful Accounts

Trade receivables are recorded at the invoiced amount. The Company maintains allowances for doubtful accounts, if needed, for estimated losses resulting from the inability of customers to make required payments. This allowance is based on specific customer account reviews and historical collections experience. There was no allowance for doubtful accounts as of December 31, 2015 or December 31, 2014.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets as follows:

Lab equipment	3-5 years
Computer equipment and software	3 years
Furniture	3 years
Leasehold improvements	Shorter of useful life or life of the lease

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicated that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. There have been no impairments recognized during the years ended December 31, 2015 and 2014, respectively.

Revenue Recognition

Collaboration and license revenue

Non-refundable license fees are recognized as revenue when the Company has a contractual right to receive such payment, the contract price is fixed or determinable, the collection of the resulting receivable is reasonably assured and the Company has no further performance obligations under the license agreement. Multiple element arrangements, such as license and development arrangements are analyzed to determine whether the deliverables, which often include license and performance obligations such as research and steering committee services, can be separated or whether they must be accounted for as a single unit of accounting in accordance with GAAP. The Company recognizes up-front license payments as revenue upon delivery of the license only if the license has stand-alone value and the fair value of the undelivered performance obligations, typically including research and/or steering committee services, can be determined. If the fair value of the undelivered performance obligations can be determined, such obligations would then be accounted for separately as performed. If the license is considered to either (i) not have stand-alone or (ii) have stand-alone value but the fair value of any of the undelivered performance obligations cannot be determined, the arrangement would then be accounted for as a single unit of accounting and the license payments and payments for performance obligations are recognized as revenue over the estimated period of when the performance obligations are performed.

A-11

Whenever the Company determines that an arrangement should be accounted for as a single unit of accounting, it must determine the period over which the performance obligations will be performed and revenue will be recognized. Revenue will be recognized using either a relative performance or straight-line method. The Company recognizes revenue using the relative performance method provided that the Company can reasonably estimate the level of effort required to complete its performance obligations under an arrangement and such performance obligations are provided on a best-efforts basis. Direct labor hours or full-time equivalents are typically used as a measure of performance. Revenue recognized under the relative performance method would be determined by multiplying the total payments under the contract, excluding royalties and payments contingent upon achievement of substantive milestones, by the ratio of level of effort incurred to date to estimated total level of effort required to complete the Company’s performance obligations under the arrangement. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the relative performance method, as of each reporting period.

If the Company cannot reasonably estimate the level of effort required to complete its performance obligations under an arrangement, the performance obligations are provided on best-efforts basis and the Company can reasonably estimate when the performance obligation ceases or the remaining obligations become inconsequential and perfunctory. At that time, the total payments under the arrangement, excluding royalties and payments contingent upon achievement of substantive milestones, would be recognized as revenue on a straight-line basis over a period the Company expects to complete its performance obligations.

Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line basis, as of the period ending date.

In December 2014, the Company entered into a study agreement with Merck Sharp & Dohme Corp., or Merck (the “Merck Agreement”). In February 2016, the Company and Merck subsequently amended the work plan under the Merck Agreement to also include non-small cell lung cancer tissues. Pursuant to the Merck Agreement, the Company is conducting a specified research program using its platform technology to identify functional response of single cell types in colorectal cancer and non-small cell lung cancer in the presence or absence of immunomodulatory receptor modulators identified by Merck. In this collaboration, Merck is reimbursing the Company for the cost of performing the work plan set forth in the Merck Agreement, for up to a specified number of full-time employees at a pre-determined annual rate. In addition, Merck will make certain milestone payments to the Company upon the completion of specified objectives set forth in the Merck Agreement and related work plan. In September 2015, the Company announced the achievement of the first milestone under the Merck Agreement.

In January 2016, the Company and The University of Texas M.D. Anderson Cancer Center (“MDACC”) entered into a Collaborative Research and Development Agreement (the “MDACC Agreement”). Under the MDACC Agreement, the Company and MDACC plan to collaborate on the discovery and development of novel monoclonal antibodies against selected targets in immune-oncology, utilizing the Company’s antibody discovery and immune profiling platform and MDACC’s preclinical and development expertise and infrastructure.

Pursuant to the terms of the MDACC Agreement, the Company and MDACC will share the costs of research and development activities necessary to take development candidates through successful completion of a Phase I clinical trial. The MDACC Agreement provides for a structure whereby the Company and MDACC are each granted the right to receive a percentage of the net income from product sales or any payments associated with licensing or otherwise partnering a program with a third party.

A-12

Grant Revenue

In September 2014, the Company was awarded a Phase II Small Business Innovation Research contract from the National Cancer Institute (“NCI”) for up to $999,967 over two years. Grant revenue consists of a portion of the funds received to date by the NCI. Revenue is recognized as the related research services are performed in accordance with the terms of the agreement.

Research and Development Expenses

Research and development expenditures are charged to the statement of operations as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facilities costs, clinical supply costs, contract services, depreciation and amortization expense and other related costs. Costs associated with acquired technology, in the form of upfront fees or milestone payments, are charged to research and development expense as incurred. Legal fees incurred in connection with patent applications, along with fees associated with the license to the Company’s core technology, are expensed as research and development expense.

Derivative Liabilities

The Company’s derivative liabilities relate to (a) warrants to purchase an aggregate of 23,549,510 shares of the Company’s common stock that were issued in connection with the July 2014 PPO (as defined below in Note 10) and (b) warrants to purchase 41,659 shares of Enumeral Series A Preferred Stock that were issued in December 2011 and June 2012 pursuant to Enumeral’s debt financing arrangement with Square 1 Bank (as further described in Note 7) that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the July 2014 Merger. Additional detail regarding these warrants can be found in Note 11 below.

Due to the price protection provision included in the warrant agreements, the warrants were deemed to be liabilities and, therefore, the fair value of the warrants is recorded in the current liabilities section of the balance sheet. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the consolidated statement of operations and comprehensive income (loss).

The Company used the Black-Scholes option-pricing model to estimate the fair values of the issued and outstanding warrants.

Comprehensive Income (Loss)

Other comprehensive income (loss) is comprised of unrealized holding gains and losses arising during the period on available-for-sale securities that are not other-than-temporarily impaired. The unrealized gains and losses are reported in accumulated other comprehensive income (loss), until sold or maturity, at which time they are reclassified to earnings. The Company reclassified $19,097 and $0 out of accumulated other comprehensive loss to net income during the years ended December 31, 2015 and 2014, respectively.

Stock-Based Compensation

The Company accounts for its stock-based compensation awards to employees and directors in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock, to be recognized in the consolidated statements of operations and comprehensive income (loss) based on their grant date fair values. Compensation expense related to awards to employees is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. Share-based payments issued to non-employees are recorded at their fair values, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC Topic 505, Equity, and are expensed using an accelerated attribution model.

A-13

The Company estimates the fair value of its stock options using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the expected term of the award, (c) the risk-free interest rate, (d) expected dividends, and (e) the estimated fair value of its common stock on the measurement date. Due to the lack of a public market for the trading of its common stock and a lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. When selecting these public companies on which it has based its expected stock price volatility, the Company selected companies with comparable characteristics to it, including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected term of the stock-based awards. The Company computes historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available. Due to the lack of Company specific historical option activity, the Company has estimated the expected term of its employee stock options using the “simplified” method, whereby, the expected term equals the arithmetic average of the vesting term and the original contractual term of the option. The expected term for non-employee awards is the remaining contractual term of the option. The risk-free interest rates are based on the U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The Company has never paid dividends, and does not expect to pay dividends in the foreseeable future.

The Company is also required to estimate forfeitures at the time of grant, and revise those estimates in subsequent periods if actual forfeitures differ from its estimates. The Company uses historical data to estimate forfeitures and records stock-based compensation expense only for those awards that are expected to vest. To the extent that actual forfeitures differ from the Company’s estimates, the differences are recorded as a cumulative adjustment in the period the estimates were revised. Stock-based compensation expense recognized in the financial statements is based on awards that are ultimately expected to vest.

The Company recognizes the compensation expense of employee share-based awards on a straight-line basis over the employee’s requisite service period of each award, which is generally the vesting period. The fair value of the restricted stock awards granted to employees is based upon the fair value of the common stock on the date of grant. Expense is recognized over the vesting period.

The Company has recorded stock-based compensation expense of $827,184 and $659,435 for the years ended December 31, 2015 and 2014, respectively.

Prior to the Merger, Enumeral engaged a third party to develop an estimate of the fair value of a share of Enumeral’s common stock on a fully-diluted, minority, non-marketable basis as of December 31, 2013. Based upon unaudited historical, pro-forma and/or forecast financial and operational information, which Enumeral management represented as accurately reflecting the company’s operating results and financial position, the third party utilized both a market approach (using various financial statement metrics of similar enterprises’ equity securities to estimate the fair value of Enumeral’s equity securities) and an income approach (which bases value on expectations of future income and cash flows) in their analyses. The fair value of a single share of common stock was determined using the option pricing method, which treats common and preferred stock as call options on the aggregate enterprise value and using traditional models, including Black-Scholes or binomial models, to calculate share values.

Following the Merger, the Company’s common stock became publicly traded, and fair market value is determined based on the closing sales price of the Company’s common stock on the OTCQB.

During the year ended December 31, 2014, the Company engaged a third party to develop a binomial lattice model to estimate the fair value of options to purchase a total of 450,000 shares with vesting based on the future performance of a share of the Company’s common stock.

Earnings (Loss) Per Share

Basic earnings (loss) per common share amounts are based on weighted average number of common shares outstanding. Diluted earnings per share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options, warrants and convertible debt, subject to anti-dilution limitations. All such potentially dilutive instruments were anti-dilutive as of December 31, 2014. At December 31, 2015 and 2014, the number of shares underlying options and warrants that were anti-dilutive were approximately 26.8 million and 27.5 million, respectively.

A-14

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, Income Taxes (“ACS 740”), which provides for deferred taxes using an asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized. The Company has evaluated available evidence and concluded that the Company may not realize the benefit of its deferred tax assets; therefore a valuation allowance has been established for the full amount of the deferred tax assets. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.

The Company has no uncertain tax liabilities at December 31, 2015 or December 31, 2014. The guidance requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, the guidance requires the tax position be measured at the largest amount of benefit greater than 50% likely of being realized upon ultimate settlement.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 provides for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2016 with no early adoption permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU No. 2014-09 to annual periods beginning after December 15, 2017, along with an option to permit early adoption as of the original effective date. The Company is required to adopt the amendments in ASU No. 2014-09 using one of two acceptable methods. The Company’s management is currently in the process of determining which adoption method it will apply and evaluating the impact of the guidance on the Company’s consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Compensation—Stock Compensation (Topic 718). ASU No 2014-12 clarifies how entities should treat performance targets that can be achieved after the requisite service period of a share-based payment award. The accounting standard is effective for interim and annual periods beginning after December 15, 2015 and is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40). ASU No 2014-15 requires all entities to evaluate for the existence of conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the issuance date of the financial statements. The accounting standard is effective for interim and annual periods ending after December 15, 2016, and is not expected to have a material impact on the Company’s consolidated financial statements, but may impact the Company’s footnote disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740). ASU No. 2015-17 requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. This guidance simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. This guidance is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods, with early adoption permitted. The Company adopted the guidance early as of January 1, 2015 on a prospective basis; prior periods were not retrospectively adjusted. Due to a full valuation allowance recorded against its deferred tax assets as of December 31, 2015, the Company’s consolidated balance sheet contains no deferred tax balances.

A-15

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and requires a lessee to recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. Early application is permitted. The Company is currently evaluating the impact the adoption of the accounting standard will have on its consolidated financial statements.

Other accounting standards that have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4 – PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	December 31,
	2015	2014
Laboratory equipment	$2,559,986	$1,611,513
Computer/office equipment and software	187,337	117,429
Furniture, fixtures and office equipment	73,734	23,526
Leasehold improvements	75,262	112,507
	2,896,319	1,864,975
Less – Accumulated depreciation and amortization	(1,384,826)	(857,848)
Total property and equipment, net	$1,511,493	$1,007,127

The Company recognized depreciation and amortization expense of $616,523 and $304,456 for the years ended December 31, 2015 and 2014, respectively. During the year ended December 31, 2015, the Company retired leasehold improvements with a gross cost of $112,507 and expensed the remaining net carrying value of $22,962 associated with the write-down of leasehold improvements due to a relocation of the Company’s corporate office and research laboratories in March 2015 (see Note 8).

5 – RESTRICTED CASH

The Company held $534,780 and $562,410 in restricted cash as of December 31, 2015 and December 31, 2014, respectively. The balances are primarily held on deposit with a bank to collateralize standby letters of credit in the name of the Company’s facility lessors in accordance with the Company’s facility lease agreements.

6 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The Company’s accrued expenses and other current liabilities consist of the following:

	December 31,
	2015	2014
Wages and benefits	$447,769	$88,700
Accrued professional fees	213,475	125,751
Accrued other	53,140	2,690
Total accrued expenses and other current liabilities	$714,384	$217,141

A-16

7 – DEBT

Square 1 Financing and Security Agreement

In December 2011, Enumeral entered into a $1.79 million venture debt financing with Square 1 Bank (as subsequently amended, the “Square 1 Financing”), pursuant to which Enumeral was required to comply with certain covenants on an annual basis. Enumeral was required to meet a maximum cash burn or liquidity ratio as indicated in the term loan agreement. In February 2014, Enumeral revised the terms of its Loan and Security Agreement with Square 1 Bank, whereby Enumeral agreed to complete an equity financing for gross cash proceeds of $2.0 million by March 31, 2014 and $4.0 million by June 30, 2014. Additionally, beginning on the date that Enumeral completed an equity financing for gross cash proceeds of $2.0 million, a monthly minimum unrestricted cash balance was required based upon three times the trailing three month cash burn.

In June 2014, Enumeral further revised the terms of its Loan and Security Agreement with Square 1 Bank, whereby Enumeral extended its deadline to complete an equity financing for gross cash proceeds of $4.0 million to August 1, 2014. Additionally, Enumeral amended its minimum cash requirement beginning June 26, 2014 through August 1, 2014, pursuant to which Enumeral was required to maintain a minimum of $300,000 in unrestricted cash.

In August 2014, Enumeral fully repaid this loan.

In connection with the Square 1 Financing, Enumeral issued warrants to purchase an aggregate of 41,659 shares of Enumeral Series A preferred stock that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the July 2014 Merger, as further described in Note 11 below.

Convertible Promissory Notes

In February 2014, Enumeral raised $750,000 by issuing convertible promissory notes at 12% interest per annum. The maturity date was July 2015. The holders of these notes had the right to convert the notes into shares of common stock at a premerger conversion price of $0.27 per share. In July 2014, the principal of $750,000 and accrued interest of $41,500, offset by $103,846 of debt discount, related to these notes were converted into 3,230,869 shares of common stock (see Note 10). If prior to maturity or conversion, Enumeral consummated a liquidation event as defined, at the election of the holder, (a) Enumeral would have been required to pay the holders an amount equal to the sum of three times the total principal amount then outstanding under these notes, plus all accrued and unpaid interest due, (b) the outstanding principal of the notes would have automatically converted into shares of Enumeral’s Series A-2 Preferred Stock at the closing of the liquidation event at the Series A-2 Original Issue Price, and (c) the outstanding principal of the notes would have automatically converted into shares of Enumeral’s common stock at the closing of the liquidation event at a price per share of $0.27.

Enumeral allocated proceeds to the convertible notes and the warrants based upon the relative fair value on the issuance date which resulted in a $140,779 debt discount on the convertible promissory notes and $140,779 allocated to the warrants, recorded in equity. The allocation of proceeds to the warrants gave rise to a beneficial conversion feature which was recorded at the intrinsic value ($140,779) calculated as the difference between the adjusted conversion price of approximately $0.22 and the estimated fair value of Enumeral’s common stock of $0.27. For the year ended December 31, 2014, the Company recorded $177,712 to interest expense as it relates to the beneficial conversion feature and debt discount associated with warrants.

Equipment Lease Financing

In December 2015, the Company and Fountain Leasing 2013 LP (“Fountain”) entered into a master lease agreement and related transaction documents, pursuant to which Fountain provided the Company with $506,944 for the purchase of research and development lab equipment (the “Fountain Lease”). Fountain’s security under the Fountain Lease is the equipment purchased and a security deposit in the amount of $101,389. The initial term of the Fountain Lease is 36 months, with payments of $21,545 per month for the first 24 months and then $1,267 for the 12 months thereafter. Pursuant to the terms of the Fountain Lease, the Company has an option at the end of the initial term to purchase the equipment for the greater of $25,347 or current fair market value, provided that such amount shall not be in excess of $152,083. In addition, the Company also has the option to extend the Fountain Lease for an additional 12 month period at a rate of $8,872 per month with the right at the end of such extension term to purchase the equipment for fair value or to return the equipment to Fountain. The Fountain Lease has a lease rate factor of 4.25% per month for the first 24 months and 0.25% for the final 12 months of the initial term.

A-17

The company has recorded current equipment lease financing of $240,473 and long-term equipment lease financing of $266,471 at December 31, 2015. The equipment has been included in property and equipment on the Company’s consolidated balance sheet.

Future principal payments on the $506,944 equipment lease financing are as follows:

December 31, 2015
2016	258,541
2017	258,542
2018	15,208
Total equipment lease financing payments	532,291
Current equipment lease financing	258,541
Less: Amount representing interest	(18,068)
Current equipment lease financing, net	240,473
Long-term equipment lease financing	273,750
Less: Amount representing interest	(7,279)
Equipment lease financing, less current portion, net	$266,471

8 – COMMITMENTS

Operating Leases

In March 2015, the Company relocated its offices and research laboratories to 200 CambridgePark Drive in Cambridge, Massachusetts. The Company is leasing 16,825 square feet at this facility pursuant to Indenture of Lease (the “CambridgePark Lease”) that the Company entered into in November 2014. The term of the CambridgePark Lease is for five years, and the initial base rent is $42.50 per square foot, or approximately $715,062 on an annual basis. The base rent will increase incrementally over the term of the CambridgePark Lease, reaching approximately $804,739 on an annual basis in the fifth year of the term. In addition, the Company is obligated to pay a proportionate share of the operating expenses and applicable taxes associated with the premises, as calculated pursuant to the terms of the CambridgePark Lease. Pursuant to the terms of the CambridgePark Lease, the Company has delivered a security deposit to the landlord in the amount of $529,699, which may be reduced to $411,988 following the second anniversary of the commencement date, provided that the Company meets certain financial conditions set forth in the CambridgePark Lease. The Company has recorded deferred rent in connection with the CambridgePark Lease as of December 31, 2015 in the amount of $36,847. This amount has been recorded as a long-term liability on the Company’s consolidated balance sheet.

The Company previously occupied offices and research laboratories in approximately 4,782 square feet of space at One Kendall Square in Cambridge, Massachusetts, at an annual rent of $248,664 (the “Kendall Lease”). For the year ended December 31, 2015, the Company recorded an expense of $55,352, representing all exit costs associated with its move to new offices and research laboratories in March 2015. In June 2015, Enumeral entered into a lease termination agreement with the landlord for Enumeral’s former facility at One Kendall Square, pursuant to which the Kendall Lease was terminated as of June 17, 2015. In accordance with the terms of the lease termination agreement, Enumeral is not obligated to pay rent for the One Kendall Square facility after May 31, 2015. Enumeral had maintained a security deposit relating to the facility, recorded as restricted cash on the accompanying consolidated balance sheet. This security deposit was returned to Enumeral pursuant to the lease termination agreement.

In addition, the Company maintains a small corporate office at 1370 Broadway in New York, New York, at an annual rent of $23,100. The lease for the Company’s New York office expires on December 31, 2016.

Rent expense was $1,079,753 and $309,475 for the years ended December 31, 2015 and 2014, respectively.

A-18

Future operating lease commitments as of December 31, 2015 are as follows:

Years Ending December 31,
2016	$756,109
2017	754,966
2018	777,567
2019	800,842
Thereafter	134,123
$3,223,607

Employment Agreements

The Company has employment agreements with certain members of management which contain minimum annual salaries and severance benefits if their employment is terminated prior to the term of the agreements.

9 – LICENSE AGREEMENT AND RELATED-PARTY TRANSACTIONS

License Agreement

In April 2011, Enumeral licensed certain intellectual property from the Massachusetts Institute of Technology (“MIT”), then a related party (as one of Enumeral’s scientific co-founders was an employee of MIT), pursuant to an Exclusive License Agreement (the “License Agreement”), in exchange for the payment of upfront license fees and a commitment to pay annual license fees, patent costs, milestone payments, royalties on sublicense income and, upon product commercialization, royalties on the sales of products covered by the licenses or income from corporate partners, and the issuance of 66,303 shares of Enumeral common stock. This intellectual property portfolio includes patents owned by Harvard University or co-owned by MIT and The Whitehead Institute, or MIT and Massachusetts General Hospital.

All amounts paid related to the license fees have been expensed as research and development by Enumeral as incurred. The Company incurred $30,000 and $25,000 in the years ended December 31, 2015 and 2014, respectively.

In addition to potential future royalty and milestone payments that Enumeral may have to pay MIT per the terms of the License Agreement, Enumeral is obligated to pay an annual fee of $40,000 in 2016, and $50,000 every year thereafter unless the License Agreement is terminated. During the year ended December 31, 2015, the Company achieved the first milestone in the Merck Agreement and paid MIT the required percentage of the milestone payment pursuant to the terms of the License Agreement. No royalty payments have been payable as Enumeral has not commercialized any products as set forth in the License Agreement. The Company reimburses costs to MIT and Harvard University for the continued prosecution of the licensed patent estate. For the years ended December 31, 2015 and 2014, the Company reimbursed $325,945 and $505,697 to MIT and $23,637 and $173,525 to Harvard, respectively. As of December 31, 2015 and 2014, the Company had accounts payable and accrued expenses of $168,726 and $65,529, respectively, associated with the reimbursement of costs to MIT and Harvard.

The License Agreement also contained a provision whereby after the date upon which $7,500,000 of funding which was met in April of 2013, MIT and other licensing institutions set forth in the License Agreement have a right to participate in certain future equity issuances by Enumeral. In addition, pursuant to that provision Enumeral may have to issue additional shares to MIT and other licensing institutions set forth in the License Agreement if Enumeral issues common stock at a price per share that is less than the fair market value per share of the common stock issued to MIT and such licensing institutions based upon a weighted average formula set forth in the License Agreement. In March 2013, Enumeral and MIT entered into a first amendment to the License Agreement to clarify how equity issuances were to be made thereunder. In July 2014, Enumeral and MIT entered into a second amendment to the License Agreement, pursuant to which MIT’s participation rights and anti-dilution rights under the license agreement were terminated. Other than the exchange of Enumeral’s common stock for the Company’s common stock in connection with the Merger, the Company did not issue any shares of common stock to MIT and such other licensing institutions in connection with the License Agreement in 2014.

A-19

In April 2015, Enumeral and MIT entered into a third amendment to the License Agreement, which revised the timetable for Enumeral to complete certain diligence obligations relating to the initiation of clinical studies in support of obtaining regulatory approval of a Diagnostic Product (as such term is defined in the License Agreement), as well as the timetable by which Enumeral is required to make the first commercial sale of a Diagnostic Product.

Consulting Agreements

On April 19, 2011, Enumeral entered into a consulting agreement with Barry Buckland, Ph.D., a member of the board of directors. Pursuant to the original agreement, Dr. Buckland was compensated through the issuance of 159,045 shares of restricted common stock of Enumeral that vested on the following schedule: 25% on the execution of the contract, 25% on April 19, 2012 and the remaining 50% vesting in equal monthly installments through April 1, 2014. These shares were subsequently converted into 175,286 shares of the Company’s common stock in connection with the Merger. The term of the consulting agreement was three years. On February 11, 2013, the consulting agreement was amended so that Dr. Buckland would receive $75,000 per year for a period of one year. On August 14, 2013, the consulting agreement was amended so that Dr. Buckland would receive $37,500 per year for a period of one year. In September 2014, the Company and Dr. Buckland entered into a Scientific Advisory Board Agreement (the “SAB Agreement”), which supersedes the previous consulting agreement, and pursuant to which Dr. Buckland will serve as Chairman of the Company’s Scientific Advisory Board. The SAB Agreement has a term of two years. Pursuant to the terms of the SAB Agreement, Dr. Buckland will receive compensation on an hourly or per diem basis, either in cash or, at Dr. Buckland’s election, in options to purchase the Company’s common stock. The SAB Agreement limits the total amount of compensation payable to Dr. Buckland at $100,000 over any rolling 12-month period. During the years ended December 31, 2015 and 2014, the Company recognized $32,000 and $32,667 of expense, respectively, related to the consulting agreement and SAB Agreement.

On September 20, 2013, Enumeral entered into a consulting agreement with Allan Rothstein and Norman Rothstein (collectively the “Rothstein Consultants”). Pursuant to the consulting agreement, Allan Rothstein was elected as a member of the Board of Directors of Enumeral. The Rothstein Consultants were compensated through the issuance of 1,000,000 shares of restricted common stock of Enumeral, with one third vesting upon the execution of the consulting agreement, one third vesting on December 10, 2013 and one third vesting on March 10, 2014. These shares were subsequently converted into 1,102,121 shares of the Company’s common stock in connection with the Merger. The consulting agreement had a term of two years, but was terminated on July 30, 2014. During the years ended December 31, 2015 and 2014, the Company recognized $0 and $90,000 of restricted stock compensation expense, respectively, related to the shares granted in this consulting agreement.

10 – EQUITY

Common Stock

On April 8, 2014, Enumeral amended its certificate of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 24,000,000.

In April 2014, Enumeral issued 948,823 shares of Series B Convertible Preferred Stock at an issue price of $2.125 per share for proceeds of $1,597,860, net of issuance costs of $418,390. The Series B Preferred Stock ranks pari passu in all respects to Enumeral’s Series A-2, Series A-1 and Series A Preferred Stock. In connection with this offering, Enumeral paid the placement agent $81,000 in cash and issued the placement agent a warrant to purchase 38,259 Series B shares exercisable at $2.125 per share for a term of five years. These costs were included in the total issuance costs. All shares and warrants were converted as part of the Merger (see Merger discussion below).

In April 2014, Enumeral issued warrants to two executive officers to purchase 105,881 shares of Convertible Preferred Series B shares in connection with Enumeral’s Series B financing. These warrants were issued in relation to these executives taking a salary reduction prior to the Series B round of financing. In connection with the Merger in July 2014, these warrants were converted into warrants to purchase 309,967 shares of the Company’s common stock (see Merger discussion below).

A-20

On July 31, 2014, Enumeral entered into the Merger Agreement, pursuant to which Enumeral became a wholly owned subsidiary of the Company. The Company’s authorized capital stock currently consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

Merger

As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of the Company as follows: (a) each share of Enumeral’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.102121 shares of the Company’s common stock for a total of 4,940,744 shares post-Merger, (b) each share of Enumeral’s Series A Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.598075 shares of the Company’s common stock for a total of 4,421,744 shares post-Merger, (c) each share of Enumeral’s Series A-1 Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.790947 shares of the Company’s common stock for a total of 3,666,428 shares post-Merger, (d) each share of Enumeral’s Series A-2 Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.997594 shares of the Company’s common stock for a total of 3,663,177 shares post-Merger, (e) each share of Enumeral’s Series B Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 2.927509 shares of the Company’s common stock for a total of 2,777,687 shares post-Merger and (f) a convertible note and accrued interest was converted into 3,230,869 shares of the Company’s common stock post-Merger.

As a result of the Merger and Split-Off, the Company discontinued its pre-Merger business and acquired the business of Enumeral, and has continued the existing business operations of Enumeral as a publicly-traded company under the name Enumeral Biomedical Holdings, Inc. In accordance with “reverse merger” accounting treatment, historical financial statements for Enumeral Biomedical Holdings Inc. as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Enumeral prior to the Merger in all future filings with the SEC.

Private Placement

On July 31, 2014, the Company closed a private placement offering (the “PPO”) of 21,549,510 Units of securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share with a term of five years (the “PPO Warrants”). The net proceeds received from the PPO were $18,255,444. The investors in the PPO (for so long as they hold shares of the Company’s common stock) have anti-dilution protection on the shares of common stock included in the Units purchased in the PPO and not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) in the event that within two years after the closing of the PPO the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the Unit purchase price. The anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under the Company’s 2014 Equity Incentive Plan, and (c) other exempt issuances.

In addition, the PPO Warrants not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) have anti-dilution protection in the event that prior to the warrant expiration date the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the warrant exercise price, subject to the exceptions described above.

The Company agreed to pay the placement agents in the offering, registered broker-dealers, a cash commission of 10% of the gross funds raised from investors in the PPO. In addition, the placement agents received warrants exercisable for a period of five years to purchase a number of shares of the Company’s common stock equal to 10% of the number of shares of common stock with a per share exercise price of $1.00 (the “Agent Warrants”); provided, however, that the placement agents were not entitled to any warrants on the sale of Units in excess of 20,000,000. Any sub-agent of the placement agents that introduced investors to the PPO was entitled to share in the cash fees and warrants attributable to those investors as described above. The Company also reimbursed the placement agents $30,000 in the aggregate for legal expenses incurred by the placement agents’ counsels in connection with the PPO, as described in the private placement agreements. As a result of the foregoing, the placement agents were paid an aggregate cash commission of $2,154,951 and were issued Agent Warrants to purchase 2,000,000 shares of the Company’s common stock. The Agent Warrants not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) have anti-dilution protection until the warrant expiration date, subject to the exceptions described above for the Units. The value ascribed to the Agent Warrants are carried at fair value and reported as a derivative liability on the accompanying balance sheets.

A-21

The Company incurred approximately $500,000 of expenses in connection with the offering outside of the placement agent commissions and issued the subagent to one of the placement agents 150,000 shares of the Company’s common stock.

In addition, the Merger Agreement provided certain anti-dilution protection to the holders of the Company’s common stock immediately prior to the Merger (after giving effect to the Split-Off), in the event that the aggregate number of units sold in the PPO after the final closing thereof were to exceed 15,000,000. Accordingly, based on the final amount of gross proceeds raised in the PPO, the Company issued 1,690,658 additional shares of the Company’s common stock to holders of the Company’s common stock immediately prior to the Merger. The Company recorded $1,690,658 in other expense related to this issuance of shares at $1.00 per share.

11 – STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

Stock Options

In December 2009, Enumeral adopted the 2009 Stock Incentive Plan (the “2009 Plan”). In April 2014, Enumeral amended the 2009 Plan to increase the number of shares authorized thereunder to 3,200,437. The 2009 Plan was terminated in July 2014 in connection with the Merger.

On July 31, 2014, the Company’s Board of Directors adopted, and the Company’s stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”), which reserves a total of 8,100,000 shares of the Company’s common stock for incentive awards. In connection with the Merger, options to purchase 948,567 shares of Enumeral common stock previously granted under the 2009 Plan were converted into options to purchase 1,045,419 shares of the Company’s common stock under the 2014 Plan.

Generally, shares that are expired, terminated, surrendered or cancelled without having been fully exercised will be available for future awards. In addition, shares of common stock that are tendered to the Company by a participant to exercise an award are added to the number of shares of common stock available for the grant of awards.

As of December 31, 2015, there are 1,399,097 shares available for issuance under the 2014 Plan to eligible employees, non-employees directors and consultants. This number is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, or other change in the Company’s capitalization.

During the years ended December 31, 2015 and 2014, there were 3,444,000 and 1,922,626 stock options granted to employees, directors or consultants under the 2014 Plan, respectively, with weighted-average grant date fair values, using the Black-Scholes pricing model, of $0.31 and $0.63. The vesting of employee and director awards is generally time-based and the restrictions typically lapse 25% after 12 months and monthly thereafter for the next 36 months for employees and annually over three years for directors. In addition, certain option awards for employees provide for vesting of all or a portion of the shares underlying such option upon the achievement of certain milestones or performance-based criteria.

On March 24, 2016, the Compensation Committee of the Company’s Board of Directors granted an aggregate of 1,150,000 options to purchase shares of the Company’s common stock to employees of the Company.

The Company estimates the fair value of each stock award on the grant date using the Black-Scholes option-pricing model based on the following assumptions and the assumptions regarding the fair value of the underlying common stock on each measurement date:

A-22

	Years ended December 31,
	2015	2014

Expected Volatility	104.1%-136.0%	99.0%
Risk-free interest rate	1.60%-2.22%	1.62%-1.72%
Expected term (in years)	6.00-9.59	6.00
Expected dividend yield	0%	0%

In July 2014, Enumeral modified the option grants of two former directors of Enumeral. As a result of this modification, 77,148 shares became fully vested and the Company incurred stock based compensation of $63,262 during the year ended December 31, 2014.

Stock option expense for employees was $707,325 and $339,415 for the years ended December 31, 2015 and 2014, respectively, while non-employee stock option expense was $18,474 and $25,951 for the years ended December 31, 2015 and 2014, respectively. The Company has an aggregate of $1,444,849 of unrecognized stock-based compensation expense as of December 31, 2015 to be amortized over a weighted average period of 2.73 years.

A summary stock option activity for the year ended December 31, 2015 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2014	2,730,963	$0.78	9.0	$763,281
Granted	3,444,000	$0.47
Exercised	(124,906)	$0.24
Canceled	(123,403)	$0.44
Outstanding at December 31, 2015	5,926,654	$0.62	9.0	$8,848
Exercisable at December 31, 2015	1,581,064	$0.62	8.1	$8,834

The aggregate intrinsic value was calculated as the difference between the exercise price of the stock options and the fair value of the underlying common stock as of the balance sheet date.

Restricted Stock

Restricted stock expense was $101,385 and $156,299 for the years ended December 31, 2015 and 2014, respectively.

A summary of restricted stock activity for the year ended December 31, 2015 is as follows:

		Weighted-
	Number of	Average Grant
	Shares	Date Fair Value
Balance of unvested restricted stock at December 31, 2014	345,699	$0.23
Issuance of restricted stock	219,048	$0.30
Restrictions lapsed	(282,628)	$(0.29)
Balance of unvested restricted stock at December 31, 2015	282,119	$0.24

The Company has an aggregate of $51,074 of unrecognized restricted stock compensation expense as of December 31, 2015 to be amortized over a weighted average period of 0.6 years.

A-23

Warrants

As of December 31, 2015 and 2014, there were a total of 24,803,409 warrants outstanding to purchase shares of the Company’s common stock. Of these, 23,549,510 warrants were issued in connection with the PPO and 66,574 warrants were issued to Square 1 Bank and are accounted for as a derivative liability warrants. The remaining 1,187,325 warrants do not require derivative liability accounting treatment.

Derivative Liability Warrants

In connection with the PPO, the Company issued warrants to purchase an aggregate of 23,549,510 shares of the Company’s common stock. Additionally, in connection with the Square 1 Financing, Enumeral issued warrants to purchase 41,659 shares of Enumeral’s Series A preferred stock that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the July 2014 Merger.

PPO and Agent Warrants

In July 2014, the Company issued warrants to purchase 23,549,510 shares of the Company’s common stock in connection with the PPO, of which warrants to purchase 21,549,510 shares of the Company’s common stock had an exercise price of $2.00 per share and were issued to the investors in the PPO, and warrants to purchase 2,000,000 shares of the Company’s common stock had an exercise price of $1.00 per share and were issued to the placement agents for the PPO (or their affiliates). The estimated fair value of the warrants at the time of issuance was determined to be $16,261,784 using the Black-Scholes pricing model and the following assumptions: expected term of five years, 105.4% volatility, and a risk-free rate of 1.77%. Due to a price protection provision included in the warrant agreements, the warrants were deemed to be a liability and, therefore, the fair value of the warrants is recorded in the liability section of the balance sheet. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of warrant liability on the consolidated statement of operations. The estimated fair value of the warrants at December 31, 2015 was determined to be $2,130,822 using the Black-Scholes pricing model and the following assumptions: expected remaining term of 3.58 years, 109.4% volatility, risk-free rate of 1.44%, and no expected dividends. The estimated fair value of the warrants at December 31, 2014 was determined to be $16,065,396 using the Black-Scholes pricing model and the following assumptions: expected remaining term of 4.58 years, 99.8% volatility, risk-free rate of 1.53%, and no expected dividends. All 23,549,510 warrants were outstanding as of December 31, 2015 and 2014, respectively.

Square 1 Financing

In connection with the December 2011 Square 1 Financing, Enumeral issued to Square 1 Bank warrants to purchase an aggregate of 33,944 shares of Series A convertible preferred stock at an exercise price of $1.16 per share, exercisable for seven years. In July 2014, as part of the Merger, these warrants were converted into a warrant to purchase 54,245 shares of the Company’s common stock at an exercise price of $0.73 per share. The estimated fair value of the warrants as of December 31, 2015 was determined to be $5,777 using the Black-Scholes pricing model and the following assumptions: expected term of 2.9 years, 104.6% volatility, and a risk-free rate of 1.31%. The estimated fair value of the warrants as of December 31, 2014 was determined to be $43,237 using the Black-Scholes pricing model and the following assumptions: expected term of 3.93 years, 99.8% volatility, and a risk-free rate of 1.375%. As part of a June 12, 2012 amendment to the Loan and Security Agreement between Enumeral and Square 1 Bank, Enumeral issued warrants to Square 1 Bank to purchase an aggregate of 7,715 shares of Series A convertible preferred stock at an exercise price of $1.16 per share, exercisable for seven years. In July 2014, as part of the Merger, these warrants were converted into a warrant to purchase 12,329 shares of the Company’s common stock at an exercise price of $0.73 per share. The estimated fair value of these warrants as of December 31, 2015 was determined to be $1,492 using the Black-Scholes pricing model and the following assumptions: expected term of 3.5 years, 104.6% volatility, and a risk-free rate of 1.42%. The warrants are classified as derivative liabilities in the accompanying balance sheets and measured at fair value on a recurring basis. The estimated fair value of these warrants as of December 31, 2014 was determined to be $10,169 using the Black-Scholes pricing model and the following assumptions: expected term of 4.45 years, 99.8% volatility, and a risk-free rate of 1.65%. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of warrant liability on the statement of operations. As of December 31, 2015 and 2014, these warrants were outstanding and expire on December 5, 2018 and June 12, 2019.

A-24

Derivative Liability Re-Measurement

The Company used the Black-Scholes option-pricing model to estimate the fair values of the issued and outstanding warrants as of December 31, 2015 and 2014. The Company recorded income of $13,980,711 and $184,448 for the years ended December 31, 2015 and 2014, respectively, due to the change in the fair value of the warrants. Outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of warrant liabilities on the consolidated statements of operations.

Other Warrants

In April 2014, in connection with Enumeral’s Series B preferred stock offering, Enumeral compensated the placement agent through the issuance of a warrant for 38,259 shares of Enumeral Series B preferred stock. The estimated fair value of the warrant at the time of issuance was determined to be $49,854 using the Black-Sholes pricing model and the following assumptions: expected term of five years, exercise price of $2.125 per share, 74.6% volatility, and a risk-free rate of 1.72%. The Company recorded this value net against issuance cost in equity. In connection with the Merger in July 2014, this Series B preferred stock warrant was converted into a warrant to purchase 112,001 shares of the Company’s common stock. The exercise price of these warrants is $0.73 per share.

In April 2014, Enumeral issued warrants to two executive officers to purchase a total of 105,881 shares of Enumeral Series B preferred stock in connection with Enumeral’s Series B financing. These warrants were issued in relation to these executives taking a salary reduction prior to the Series B financing. The estimated fair value of the warrants at the time of issuance was determined to be $137,770 using the Black-Sholes pricing model and the following assumptions: expected term of five years, exercise price of $2.125 per share, 74.6% volatility, and a risk-free rate of 1.63%. These warrants vested over six months. During the year ended December 31, 2014, the Company recorded $137,770 of stock based compensation expense related to these warrants. In connection with the Merger in July 2014, these Series B warrants were converted into warrants to purchase 309,967 shares of the Company’s common stock. The exercise price of these warrants is $0.73 per share.

In April 2014, Enumeral issued warrants associated with Enumeral’s convertible promissory notes to purchase 694,443 shares of Enumeral common stock. The estimated fair value of the warrants at the time of issuance was determined to be $140,779 using the Black-Sholes pricing model and the following assumptions: expected term of ten years, exercise price of $0.27 per share, 67.6% volatility, and a risk-free rate of 2.61%. The Company recorded this value against equity. As part of the Merger, these warrants were converted into warrants to purchase 765,357 shares of the Company’s common stock. The exercise price of these warrants is $0.245 per share.

12 – INCOME TAX

There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its gross deferred tax assets. The reported amount of income tax expense differs from the amount that would result from applying domestic federal statutory tax rates to pretax losses primarily because of changes in the valuation allowance.

Significant components of the Company’s net deferred tax asset at December 31, 2015 and 2014 are as follows:

	December 31,
	2015	2014
Deferred tax assets:
Net operating losses	$4,932,778	$3,045,692
Accrued expenses	482,130	253,576
Stock options	402,598	251,798
Tax credit carryforwards	748,255	413,691
Depreciation and amortization	(23,311)	(30,668)
Other	-	135
Capitalized R&D	4,070,458	2,386,506
Total gross deferred tax assets	10,612,908	6,320,730
Valuation allowance	(10,612,908)	(6,320,730)
Total deferred tax assets	$-	$-

A-25

The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards and research and development credits. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. Accordingly, a full valuation allowance of $10,612,908 and $6,320,730 has been established at December 31, 2015 and 2014, respectively. The valuation allowance increased $4,292,178 and $2,835,936 during the years ended December 31, 2015 and 2014, respectively.

A reconciliation of income tax expense computed at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

	December 31,
	2015	2014
Income tax benefit computed at federal statutory tax rate	34.0%	34.0%
State taxes, net of federal benefit	(14.8)%	3.8%
Non-deductible items	(139.2)%	(7.0)%
General business credits and other credits	(10.2)%	2.1%
Change in valuation allowance	130.5%	(34.5)%
Other	(0.3)%	1.6%
Effective tax rate	0.0%	0.0%

As of December 31, 2015, the Company had federal and state net operating loss carryforwards of $12,796,384 and $11,018,952, respectively, which begin to expire in 2030. As of December 31, 2015, the Company had federal and state research and development tax credit carryforwards of $466,599 and $358,038, respectively. These federal and state research and development tax credit carryforwards are available to reduce future income taxes payable and begin to expire in 2031 and 2026, respectively. As of December 31, 2014, the Company had federal and state net operating loss carryforwards of $7,914,557 and $6,719,602, respectively, which begin to expire in 2030. As of December 31, 2014, the company had federal and state research and development tax credit carryforwards of $259,716 and $198,897, respectively. These federal and state research and development tax credit carryforwards are available to reduce future income taxes payable and begin to expire in 2031 and 2026, respectively.

The Company adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions on January 1, 2009, which required the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. The Company determined that the adoption of this authoritative guidance did not have a material effect on the consolidated financial statements.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There is currently no pending tax examination. The Company thus is still open under statute to potential examination from 2012 to the present. Earlier years may be examined to the extent that credit or loss-carry-forwards are used in it. The Company’s policy is to record interest and penalties related to income taxes as part of the tax provision.

Utilization of the net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986, as amended, due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

A-26

13 – CONCENTRATIONS

During the year ended December 31, 2015, the Company recorded revenues to two customers of $1,100,000 (74%) and $389,385 (26%) in excess of 10% of the Company’s total revenues. During the year ended December 31, 2014, the Company recorded revenues to three customers of $75,714 (46%), $48,312 (30%) and $40,000 (24%) in excess of 10% of the Company’s total revenues. At December 31, 2015, accounts receivable consisted of amounts due from two customers which represented 67% and 33% of the outstanding accounts receivable balance. At December 31, 2014, accounts receivable consisted of amounts due from one customer which represented 100% of the outstanding accounts receivable balance.

A-27

EXHIBIT B

ENUMERAL BIOMEDICAL HOLDINGS, INC.

B-1

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,133,819	$3,596,262
Accounts receivable	422,402	306,012
Prepaid expenses and other current assets	131,949	280,479
Total current assets	1,688,170	4,182,753
Property and equipment, net	1,157,493	1,511,493
Other assets:
Restricted cash	534,780	534,780
Other assets	111,556	114,572
Total assets	$3,491,999	$6,343,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$346,181	$343,736
Accrued expenses	1,174,131	714,384
Deferred revenue	43,513	130,539
Equipment lease financing	245,989	240,473
Derivative liabilities	1,315,557	2,138,091
Total current liabilities	3,125,371	3,567,223
Deferred rent	51,776	36,847
Long-term equipment lease financing	142,082	266,471
Total liabilities	3,319,229	3,870,541
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized: -0- shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	-	-
Common stock, $.001 par value; 300,000,000 shares authorized: 52,073,481 and 51,932,571 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	52,074	51,933
Additional paid-in-capital	17,432,281	16,830,100
Accumulated deficit	(17,311,585)	(14,408,976)
Total stockholders’ equity	172,770	2,473,057
Total liabilities and stockholders’ equity	$3,491,999	$6,343,598

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

B-2

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		S ix Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenue:
Collaboration and license revenue	$1,336,466	$289,049	$1,652,484	$498,684
Grant revenue	162,506	92,264	280,945	157,351
Total revenue	1,498,972	381,313	1,933,429	656,035
Cost of revenue and expenses:
Research and development	1,240,801	1,805,166	2,710,844	3,035,670
General and administrative	1,745,204	1,492,017	2,939,538	2,916,960
Total cost of revenue and expenses	2,986,005	3,297,183	5,650,382	5,952,630
Loss from operations	(1,487,033)	(2,915,870)	(3,716,953)	(5,296,595)
Other income (expense):
Interest income (expense)	(4,623)	4,985	(8,190)	7,620
Change in fair value of derivative liabilities	144,099	2,881,866	822,534	7,551,750
Total other income (expense), net	139,476	2,886,851	814,344	7,559,370
Net income (loss) before income taxes	(1,347,557)	(29,019)	(2,902,609)	2,262,775
Provision for income taxes	-	-	-	-
Net Income (Loss)	$(1,347,557)	$(29,019)	$(2,902,609)	$2,262,775
Other comprehensive income (loss):
Reclassification for loss included in net income	-	19,091	-	19,097
Net unrealized holding losses on available-for-sale securities arising during the period	-	(2,730)	-	(9,320)
Comprehensive income (loss)	$(1,347,557)	$(12,658)	$(2,902,609)	$2,272,552

Basic net income (loss) per share	$(0.03)	$(0.00)	$(0.06)	$0.04

Diluted net income (loss) per share	$(0.03)	$(0.00)	$(0.06)	$0.04

Weighted-average number of common shares attributable to common stockholders - basic	52,073,481	51,638,912	52,071,146	51,623,164

Weighted-average number of common shares attributable to common stockholders - diluted	52,073,481	51,638,912	52,071,146	52,896,713

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

B-3

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net income (loss)	$(2,902,609)	$2,262,775
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and Amortization	354,000	275,887
Exit costs associated with write-off of net carrying value of leasehold improvements	-	22,962
Stock-based compensation	602,322	292,891
Change in fair value of derivative liabilities	(822,534)	(7,551,750)
Realized loss on marketable securities	-	19,097
Changes in operating assets and liabilities:
Accounts receivable	(116,390)	(40,728)
Prepaid expenses and other assets	151,546	(32,732)
Accounts payable	2,445	(221,228)
Accrued expenses and other liabilities	459,747	467,937
Deferred rent	14,929	(17,677)
Deferred revenue	(87,026)	(18,523)
Net cash used in operating activities	(2,343,570)	(4,541,089)

Cash flows from investing activities:
Purchases of property and equipment	-	(559,417)
Proceeds from sale of marketable securities	-	3,000,799
Receipt of security deposit	-	1,500
Net cash provided by investing activities	-	2,442,882

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	16,200
Payments on equipment lease financing	(118,873)	-
Net cash provided by (used in) financing activities	(118,873)	16,200

Net (decrease) in cash and cash equivalents	(2,462,443)	(2,082,007)
Cash and cash equivalents, beginning of period	3,596,262	10,460,117
Cash and cash equivalents, end of period	$1,133,819	$8,378,110

Supplemental cash flow disclosures:
Cash paid for interest	$10,397	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

B-4

ENUMERAL BIOMEDICAL HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1 - NATURE OF BUSINESS

Enumeral Biomedical Corp. (“Enumeral”) was founded in 2009 in the State of Delaware as Enumeral Technologies, Inc. The name was later changed to Enumeral Biomedical Corp.

On July 31, 2014 (the “Closing Date”), Enumeral entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Enumeral Biomedical Holdings, Inc., which was formerly known as Cerulean Group, Inc. (“Enumeral Biomedical” or the “Company”), and Enumeral Acquisition Corp., a wholly owned subsidiary of Enumeral Biomedical (“Acquisition Sub”), pursuant to which the Acquisition Sub merged with and into Enumeral (the “Merger”). Enumeral was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company.

As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of Enumeral Biomedical Holdings, Inc. The Merger is considered to be a recapitalization of the Company which has been retrospectively applied to these unaudited condensed consolidated financial statements for all periods presented.

Upon the closing of the Merger and under the terms of a split-off agreement and a general release agreement (the “Split-Off Agreement”), the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned special-purpose subsidiary, Cerulean Operating Corp. (the “Split-Off Subsidiary”). Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of the Split-Off Subsidiary to the pre-Merger majority stockholder of the Company, and the former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 23,100,000 shares of the Company’s common stock held by such stockholder (which were cancelled and resumed the status of authorized but unissued shares of the Company’s common stock) and (ii) certain representations, covenants and indemnities.

As a result of the Merger and the Split-Off, the Company discontinued its pre-Merger business, acquired the business of Enumeral, and changed its name to Enumeral Biomedical Holdings, Inc.

Also on July 31, 2014, the Company closed a private placement offering (the “PPO”) of 21,549,510 Units (the “Units”) of its securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share with a term of five years (the “PPO Warrants”). Additional information concerning the PPO and PPO Warrants is presented below in Note 10.

Following the Merger, the Company has continued Enumeral’s business of discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company utilizes a proprietary platform technology that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples. The Company’s initial focus is on the development of a pipeline of next generation monoclonal antibody drugs targeting established and novel immunomodulatory receptors.

In its lead antibody program, the Company has characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. The Company has identified two antagonist PD-1 antibodies that inhibit PD-1 activity in distinctly different ways. One of the antibodies blocks binding of the ligand PD-L1 to PD-1, while the other antibody does not. However, both display activity in various biological assays. In addition to its PD-1 antibody program, the Company is developing antibody drug candidates targeting TIM-3, LAG-3, OX40, TIGIT and VISTA. The Company is also pursuing several antibody programs for which it has not yet publicly disclosed the targets.

B-5

The Company’s proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology (“MIT”), is a microwell array technology that detects secreted molecules (such as antibodies and cytokines) and cell surface markers, at the level of single live cells and enables recovery of single live cells of interest. The platform technology is a multipurpose tool that is valuable for activities ranging from antibody discovery to target discovery and patient stratification in clinical development. The platform yields multidimensional, functional read-outs from single live cells, such as tumor infiltrating lymphocytes, or TILs, from human tumor biopsy samples, and it enables the Company’s researchers to examine the responses of different classes of human immune cells to treatment with immunomodulators in the context of human disease, as opposed to animal models of disease.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger. The Company believes that as a result of the Merger, it has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)).

2 - GOING CONCERN AND LIQUIDITY

The Company’s unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) which contemplate the Company’s continuation as a going concern. As of June 30, 2016, the Company had a working capital deficit of $1,437,201 including $1,315,557 of derivative liabilities and an accumulated deficit of $17,311,585. As of December 31, 2015, the Company had working capital of $615,530 including $2,138,091 of derivative liabilities and an accumulated deficit of $14,408,976.

On July 29, 2016 the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors purchased the Company’s 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of approximately $385,337), which includes $38,256 pursuant to an over-allotment option (the “Note Offering”). The Company intends to use the net proceeds from this Note Offering for working capital and general corporate purposes. Additional information concerning the Note Offering is presented below in Note 13, “Subsequent Events.”

As of the date of this filing, and after giving effect to the net proceeds from the Note Offering, the Company believes it has sufficient liquidity to fund operations through November 2016. The Company is continuing to explore a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If the Company is unable to raise additional capital on terms acceptable to the Company and on a timely basis, the Company may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. The unaudited condensed consolidated financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company expects to incur significant expenses and operating losses for the foreseeable future, and the Company’s net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s business has not generated (nor does the Company anticipate that in the foreseeable future it will generate) the cash necessary to finance its operations, and the Company will require additional capital to continue its operations beyond November 2016.

The Company’s near-term capital needs depend on many factors, including:

•	the Company’s ability to carefully manage its costs;

•	the amount and timing of revenue received from grants or the Company’s collaboration and license arrangements; and
•	the Company’s ability to raise additional capital through public or private equity offerings, debt financings, or strategic collaborations and licensing arrangements, and/or the Company’s success in promptly establishing a strategic alternative that is in its stockholders’ best interests.

B-6

If the Company is unable to raise additional capital through one or more of the means listed above prior to the end of November 2016, the Company could face substantial liquidity problems and might be required to implement cost reduction strategies in addition to the cash conservation steps that the Company has already taken. These reductions could significantly affect the Company’s research and development activities, and could result in significant harm to the Company’s business, financial condition and results of operations. In addition, these reductions could cause the Company to further curtail its operations, or take other actions that would adversely affect the Company’s stockholders. If the Company is unable to raise additional capital on acceptable terms and on a timely basis, the Company may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets.

In addition, to the extent additional capital is raised through the sale of equity or convertible debt securities, such securities may be sold at a discount from the market price of the Company’s common stock. The issuance of these securities could also result in significant dilution to some or all of the Company’s stockholders, depending on the terms of the transaction. For example, the PPO Warrants contain anti-dilution protection in the event that the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the warrant exercise price prior to the warrant expiration date. The anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under the Company’s 2014 Equity Incentive Plan, and (c) other exempt issuances.

3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements were prepared using GAAP for interim financial information and the instructions to Form 10-Q and Regulation S-X. Accordingly, these unaudited condensed consolidated financial statements do not include all information or notes required by GAAP for annual financial statements and should be read in conjunction with the 2015 Financial Statements as filed on the Company's Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities Exchange Commission (the “SEC”) on March 30, 2016.

The preparation of the unaudited condensed consolidated financial statements in conformity with these accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reported period. Ultimate results could differ from the estimates of management.

In the opinion of management, the unaudited condensed consolidated financial statements included herein contain all adjustments necessary to present fairly the Company's financial position as of June 30, 2016 and the results of its operations and cash flows for the six months ended June 30, 2016 and 2015. Such adjustments are of a normal recurring nature. The results of operations for the three and six months ended June 30, 2016 may not be indicative of results for the full year.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation. In these unaudited condensed consolidated financial statements, “subsidiaries” are companies that are wholly owned, the accounts of which are consolidated with those of the Company. Intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the purchase date to be cash equivalents. Cash and cash equivalents are held in depository and money market accounts and are reported at fair value.

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements. Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents. The Company generally invests its cash in money market funds, U.S. Treasury securities and U.S. Agency securities that are subject to minimal credit and market risk. Management has established guidelines relative to credit ratings and maturities intended to safeguard principal balances and maintain liquidity. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

B-7

Fair Value of Financial Instruments

Fair values of financial instruments included in current assets and current liabilities are estimated to approximate their book values, due to the short maturity of such instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value. The Company’s assets and liabilities that are measured at fair value on a recurring basis are measured in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures , which establishes a three-level valuation hierarchy for measuring fair value and expands financial statement disclosures about fair value measurements.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets in active markets.

•	Level 2: Inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s cash equivalents, carried at fair value, are comprised of investments in federal agency backed money market funds. The valuation of the Company’s derivative liabilities is discussed below and in Note 11. The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2016 and December 31, 2015:

	June 30, 2016	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$551,806	$551,806	$-	$-
Money Market funds, included in cash equivalents	$582,013	$582,013	$-	$-
Liabilities
Derivative liabilities	$1,315,557	$-	$-	$1,315,557

	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$815,890	$815,890	$-	$-
Money Market funds, included in cash equivalents	$2,780,372	$2,780,372	$-	$-
Liabilities
Derivative liabilities	$2,138,091	$-	$-	$2,138,091

The following table provides a roll forward of the fair value of the Company’s derivative liabilities, using Level 3 inputs:

Balance as of December 31, 2015	$2,138,091
Change in fair value	(822,534)
Balance as of June 30, 2016	$1,315,557

B-8

Accounts Receivable and Allowance for Doubtful Accounts

Trade receivables are recorded at the invoiced amount. The Company maintains allowances for doubtful accounts, if needed, for estimated losses resulting from the inability of customers to make required payments. This allowance is based on specific customer account reviews and historical collections experience. There was no allowance for doubtful accounts as of June 30, 2016 or December 31, 2015.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Lab equipment	3-5 years
Computer equipment and software	3 years
Furniture	3 years
Leasehold improvements	Shorter of useful life or life of the lease

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicated that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. There have been no impairments recognized during the three and six months ended June 30, 2016 and 2015, respectively.

Revenue Recognition

Collaboration and license revenue

Non-refundable license fees are recognized as revenue when the Company has a contractual right to receive such payment, the contract price is fixed or determinable, the collection of the resulting receivable is reasonably assured and the Company has no further performance obligations under the license agreement. Multiple element arrangements, such as license and development arrangements are analyzed to determine whether the deliverables, which often include license and performance obligations such as research and steering committee services, can be separated or whether they must be accounted for as a single unit of accounting in accordance with GAAP.

The Company recognizes up-front license payments as revenue upon delivery of the license only if the license has stand-alone value and the fair value of the undelivered performance obligations, typically including research and/or steering committee services, can be determined. If the fair value of the undelivered performance obligations can be determined, such obligations would then be accounted for separately as performed. If the license is considered to either (i) not have stand-alone value or (ii) have stand-alone value but the fair value of any of the undelivered performance obligations cannot be determined, the arrangement would then be accounted for as a single unit of accounting and the license payments and payments for performance obligations are recognized as revenue over the estimated period of when the performance obligations are performed.

Whenever the Company determines that an arrangement should be accounted for as a single unit of accounting, it must determine the period over which the performance obligations will be performed and revenue will be recognized. Revenue will be recognized using either a relative performance or straight-line method. The Company recognizes revenue using the relative performance method provided that it can reasonably estimate the level of effort required to complete its performance obligations under an arrangement and such performance obligations are provided on a best-efforts basis. Direct labor hours or full-time equivalents are typically used as a measure of performance. Revenue recognized under the relative performance method would be determined by multiplying the total payments under the contract, excluding royalties and payments contingent upon achievement of substantive milestones, by the ratio of level of effort incurred to date to estimated total level of effort required to complete the Company’s performance obligations under the arrangement. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the relative performance method, as of each reporting period.

B-9

If the Company cannot reasonably estimate the level of effort required to complete its performance obligations under an arrangement, the performance obligations are provided on best-efforts basis and the Company can reasonably estimate when the performance obligation ceases or the remaining obligations become inconsequential and perfunctory. At that time, the total payments under the arrangement, excluding royalties and payments contingent upon achievement of substantive milestones, would be recognized as revenue on a straight-line basis over a period the Company expects to complete its performance obligations. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line basis, as of the period ending date.

In December 2014, the Company entered into a study agreement with Merck Sharp & Dohme Corp., or Merck (the “Merck Agreement”). In February 2016, the Company and Merck subsequently amended the work plan under the Merck Agreement to also include non-small cell lung cancer tissues. Pursuant to the Merck Agreement, the Company is conducting a specified research program using its platform technology to identify functional response of single cell types in colorectal cancer and non-small cell lung cancer in the presence or absence of immunomodulatory receptor modulators identified by Merck. In this collaboration, Merck is reimbursing the Company for the cost of performing the work plan set forth in the Merck Agreement, for up to a specified number of full-time employees at a pre-determined annual rate. In addition, Merck will make certain milestone payments to the Company upon the completion of specified objectives set forth in the Merck Agreement and related work plan. In September 2015, the Company announced the achievement of the first milestone under the Merck Agreement.

In January 2016, the Company and The University of Texas M.D. Anderson Cancer Center (“MDACC”) entered into a Collaborative Research and Development Agreement (the “MDACC Agreement”). Under the MDACC Agreement, the Company and MDACC plan to collaborate on the discovery and development of novel monoclonal antibodies against selected targets in immune-oncology, utilizing the Company’s antibody discovery and immune profiling platform and MDACC’s preclinical and development expertise and infrastructure.

Pursuant to the terms of the MDACC Agreement, the Company and MDACC will share the costs of research and development activities necessary to take development candidates through successful completion of a Phase I clinical trial. The MDACC Agreement provides for a structure whereby the Company and MDACC are each granted the right to receive a percentage of the net income from product sales or any payments associated with licensing or otherwise partnering a program with a third party.

In April 2016, the Company entered into a License and Transfer Agreement (the “Original License Agreement”) with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, “Pieris”). Pursuant to the terms and conditions of the Original License Agreement, Pieris is licensing from the Company specified intellectual property related to the Company’s anti-PD-1 antibody program ENUM 388D4 for the potential development and commercialization by Pieris of novel multispecific therapeutic proteins comprising fusion proteins based on Pieris’ Anticalins® class of therapeutic proteins and the Company’s antibodies in the field of oncology.

Under the Original License Agreement, Pieris paid the Company a $250,000 initial license fee. In June 2016, the Company entered into a Definitive License and Transfer Agreement (the “Definitive Agreement”) with Pieris, and as contemplated in the Original License Agreement, Pieris paid the Company a $750,000 license maintenance fee to continue the licensing arrangements under the Original License Agreement. In accordance with its terms, the Definitive Agreement superseded the Original License Agreement.

Under the Definitive Agreement, the Company has granted Pieris an option until May 31, 2017 to license specified patent rights and know-how of the Company covering two additional undisclosed antibody programs on the same terms and conditions as for the Company’s 388D4 anti-PD-1 antibody (each, a “Subsequent Option”). Pieris may exercise the Subsequent Options separately and on different dates during the option period. Pieris will pay the Company additional license fees in the event that Pieris exercises one or both Subsequent Options.

The Company recognized $1,336,466 and $289,049 of collaboration and license revenue for the three months ended June 30, 2016 and 2015, respectively. The Company recognized $1,652,484 and $498,684 of collaboration and license revenue for the six months ended June 30, 2016 and 2015, respectively.

B-10

Grant Revenue

In September 2014, the Company was awarded a Phase II Small Business Innovation Research contract from the National Cancer Institute (“NCI”), a unit of the National Institutes of Health, for up to $999,967 over two years. Grant revenue consists of a portion of the funds received to date by the NCI. Revenue is recognized as the related research services are performed in accordance with the terms of the agreement. The Company recognized $162,506 and $92,264 of revenue associated with the NCI Phase II grant for the three months ended June 30, 2016 and 2015, respectively. The Company recognized $280,945 and $157,351 of revenue associated with the NCI Phase II grant for the six months ended June 30, 2016 and 2015, respectively. The difference between the total consideration received to date and the revenue recognized is recorded as deferred revenue. Deferred revenue totaled $43,513 as of June 30, 2016 and $130,539 as of December 31, 2015.

Research and Development Expenses

Research and development expenditures are charged to the unaudited condensed consolidated statement of operations and comprehensive income (loss) as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facilities costs, clinical supply costs, contract services, depreciation and amortization expense and other related costs. Costs associated with acquired technology, in the form of upfront fees or milestone payments, are charged to research and development expense as incurred. Legal fees incurred in connection with patent applications, along with fees associated with the license to the Company’s core technology, are expensed as research and development expense.

Derivative Liabilities

The Company’s derivative liabilities relate to (a) warrants to purchase an aggregate of 23,549,509 shares of the Company’s common stock that were issued in connection with the PPO and (b) warrants to purchase 41,659 shares of Enumeral Series A Preferred Stock that were issued in December 2011 and June 2012 pursuant to Enumeral’s debt financing arrangement with Square 1 Bank that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the Merger in July 2014. Additional detail regarding these warrants can be found in Note 11 below.

Due to the price protection provision included in the warrant agreements, the warrants were deemed to be liabilities and, therefore, the fair value of the warrants is recorded in the current liabilities section of the unaudited condensed consolidated balance sheet. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss).

The Company used the Black-Scholes option-pricing model to estimate the fair values of the issued and outstanding warrants. As of January 1, 2016, the Company began using a blended average of the Company’s historical volatility and the historical volatility of a group of similarly situated companies (as described in greater detail below) to calculate the expected volatility when valuing its derivative liabilities.

Comprehensive Income (Loss)

Other comprehensive income (loss) was comprised of unrealized holding gains and losses arising during the period on available-for-sale securities that are not other-than-temporarily impaired. The unrealized gains and losses are reported in accumulated other comprehensive income (loss), until sold or mature, at which time they are reclassified to earnings. The Company recognized no reclassifications out of accumulated other comprehensive loss or unrealized holding losses on available-for-sale securities for the three and six months ended June 30, 2016. The Company recognized unrealized holding losses on available-for-sale securities of $19,091 and $19,097 for the three and six months ended June 30, 2015. The Company reclassified $2,730 and $9,320 out of accumulated other comprehensive loss to net income for the three and six months ended June 30, 2015.

B-11

Stock-Based Compensation

The Company accounts for its stock-based compensation awards to employees and directors in accordance with FASB ASC Topic 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock, to be recognized in the unaudited condensed consolidated statements of operations and comprehensive income (loss) based on their grant date fair values. Compensation expense related to awards to employees is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. Share-based payments issued to non-employees are recorded at their fair values, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC Topic 505,  Equity,  and are expensed using an accelerated attribution model.

The Company estimates the fair value of its stock options using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the expected term of the award, (c) the risk-free interest rate, (d) expected dividends, and (e) the estimated fair value of its common stock on the measurement date. As of January 1, 2016, the Company began using a blended average of the Company’s historical volatility and the historical volatility of a group of similarly situated companies to calculate the expected volatility when valuing its stock options. For purposes of calculating this blended volatility, the Company selected companies with comparable characteristics to it, including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected term of the stock-based awards. The Company computes historical volatility data using the daily closing prices for the Company’s and the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. Prior to January 1, 2016, due to the lack of a public market for the trading of its common stock and a lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility only on the historical volatility of a group of similarly situated companies that were publicly traded. Due to the lack of Company specific historical option activity, the Company has estimated the expected term of its employee stock options using the “simplified” method, whereby, the expected term equals the arithmetic average of the vesting term and the original contractual term of the option. The expected term for non-employee awards is the remaining contractual term of the option. The risk-free interest rates are based on the U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The Company has never paid dividends and does not expect to pay dividends in the foreseeable future.

The fair value of the restricted stock awards granted to employees is based upon the fair value of the common stock on the date of grant. Expense is recognized over the vesting period.

The Company has recorded stock-based compensation expense of $268,511 and $126,500 for the three months ended June 30, 2016 and 2015, respectively. The Company has recorded stock-based compensation expense of $602,322 and $292,891 for the six months ended June 30, 2016 and 2015, respectively. The Company has an aggregate of $1,081,310 of unrecognized stock-based compensation expense as of June 30, 2016 to be amortized over a weighted average period of 3.1 years.

Effective January 1, 2016, the Company has elected to account for forfeitures as they occur, as permitted by Accounting Standards Update (“ASU”) ASU No. 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. See the Accounting Standards Adopted in the Period section below for further details.

Prior to the adoption of ASU No. 2016-09, the Company estimated the number of stock-based awards that were expected to vest, and only recognized compensation expense for such awards. The estimation of stock-based awards that will ultimately vest required judgment, and to the extent actual results or updated estimates differed from current estimates, such amounts were recorded as a cumulative adjustment in the period estimates were revised. The Company considered many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience.

Earnings (Loss) Per Share

Basic earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding. Diluted earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options, warrants and convertible debt, subject to anti-dilution limitations. As of June 30, 2016 and 2015, the number of shares underlying options and warrants that were anti-dilutive were approximately 31.6 million and 25.5 million, respectively.

B-12

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, Income Taxes (“ACS 740”), which provides for deferred taxes using an asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized. The Company has evaluated available evidence and concluded that the Company may not realize the benefit of its deferred tax assets; therefore a valuation allowance has been established for the full amount of the deferred tax assets. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.

The Company has no uncertain tax liabilities as of June 30, 2016 or December 31, 2015. The guidance requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, the guidance requires the tax position be measured at the largest amount of benefit greater than 50% likely of being realized upon ultimate settlement.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 provides for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2016 with no early adoption permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU No. 2014-09 to annual periods beginning after December 15, 2017, along with an option to permit early adoption as of the original effective date. The Company is required to adopt the amendments in ASU No. 2014-09 using one of two acceptable methods. The Company’s management is currently in the process of determining which adoption method it will apply and evaluating the impact of the guidance on the Company’s unaudited condensed consolidated financial statements. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The ASU clarifies the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The ASU does not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the ASU are the same as the effective date and transition requirements in Topic 606. Public entities should apply the ASU for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40). ASU No 2014-15 requires all entities to evaluate for the existence of conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the issuance date of the financial statements. The accounting standard is effective for interim and annual periods ending after December 15, 2016, and is not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements, but may impact the Company’s footnote disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and requires a lessee to recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. Early application is permitted. The Company is currently evaluating the impact the adoption of the accounting standard will have on its unaudited condensed consolidated financial statements.

B-13

Accounting Standards Adopted in the Period

In March 2016, the FASB issued ASU No. 2016-09, which simplified several aspects of employee share-based payment accounting.  In particular, the ASU permits entities to make an accounting policy election to either estimate forfeitures on share-based payment awards, as previously required, or to recognize forfeitures as they occur. Effective January 1, 2016, the Company elected to recognize forfeitures as they occur. The impact of that change in accounting policy has been recorded as an $8,333 cumulative effect adjustment to accumulated deficit, as of December 31, 2015. The Company expects that it will recognize slightly higher share-based payment expense for the remainder of 2016, relative to prior periods, as the effects of forfeitures will not be recognized until they occur, rather than being estimated at the time of grant and subsequently adjusted as and when necessary. The effects of adopting the remaining provisions in ASU No. 2016-09 affecting the income tax consequences of share-based payments, classification of awards as either equity or liabilities when an entity partially settles the award in cash in excess of the employer’s minimum statutory withholding requirements and classification in the statement of cash flows did not have any impact on the Company’s financial position, results of operations or cash flows.

Other accounting standards that have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements upon adoption.

4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	June 30,	December 31,
	2016	2015
Laboratory equipment	$2,559,986	$2,559,986
Computer/office equipment and software	187,337	187,337
Furniture, fixtures and office equipment	73,734	73,734
Leasehold improvements	75,262	75,262
	2,896,319	2,896,319
Less - Accumulated depreciation and amortization	(1,738,826)	(1,384,826)
	$1,157,493	$1,511,493

Depreciation and amortization expense for the three and six months ended June 30, 2016 was $168,145 and $354,000, respectively. Depreciation and amortization expense for the three and six months ended June 30, 2015 was $139,589 and $275,887, respectively. During the six months ended June 30, 2015, the Company expensed $22,962 associated with the write-down of leasehold improvements due to a relocation of the Company’s corporate office and research laboratories in March 2015 (see Note 8). No such write-downs occurred during the six months ended June 30, 2016.

5 - RESTRICTED CASH

The Company held $534,780 in restricted cash as of June 30, 2016 and December 31, 2015, respectively. The balances are primarily held on deposit with a bank to collateralize a standby letter of credit in the name of the Company’s facility lessor in accordance with the Company’s facility lease agreement.

6 - ACCRUED EXPENSES

The Company’s accrued expenses consist of the following:

	June 30,	December 31,
	2016	2015
Accrued wages and benefits	$798,576	$447,769
Accrued professional fees	236,768	213,475
Accrued other	138,787	53,140
Total accrued expenses	$1,174,131	$714,384

B-14

7 - DEBT

Equipment Lease Financing

In December 2015, the Company and Fountain Leasing 2013 LP (“Fountain”) entered into a master lease agreement and related transaction documents, pursuant to which Fountain provided the Company with $506,944 for the purchase of research and development lab equipment (the “Fountain Lease”). Fountain’s security under the Fountain Lease is the equipment purchased and a security deposit in the amount of $101,389. The initial term of the Fountain Lease is 36 months, with payments of $21,545 per month for the first 24 months and then $1,267 for the 12 months thereafter. Pursuant to the terms of the Fountain Lease, the Company has an option at the end of the initial term to purchase the equipment for the greater of $25,347 or current fair market value, provided that such amount shall not be in excess of $152,083. In addition, the Company also has the option to extend the Fountain Lease for an additional 12 month period at a rate of $8,872 per month with the right at the end of such extension term to purchase the equipment for fair value or to return the equipment to Fountain. The Fountain Lease has a lease rate factor of 4.25% per month for the first 24 months and 0.25% for the final 12 months of the initial term.

The Company has recorded current equipment lease financing of $245,989 and long-term equipment lease financing of $142,082 as of June 30, 2016. The Company has recorded current equipment lease financing of $240,473 and long-term equipment lease financing of $266,471 as of December 31, 2015. The equipment has been included in property and equipment on the Company’s unaudited condensed consolidated balance sheets.

Future principal payments on the equipment lease financing are as follows:

For the twelve months ended June 30,	Amount
2017	$258,541
2018	136,875
2019	7,604
Total equipment lease financing payments	$403,020

As of June 30, 2016	Amount
Current equipment lease financing payments	$258,541
Less: Amount representing interest	(12,552)
Current equipment lease financing, net	$245,989
Long-term equipment lease financing payments	$144,479
Less: Amount representing interest	(2,397)
Long-term equipment lease financing, net	$142,082

8 - COMMITMENTS

Operating Leases

In March 2015, the Company relocated its offices and research laboratories to 200 CambridgePark Drive in Cambridge, Massachusetts. The Company is leasing 16,825 square feet at this facility (the “Premises”) pursuant to Indenture of Lease (the “Lease”) that the Company entered into in November 2014. The term of the Lease is for five years, and the initial base rent is $42.50 per square foot, or approximately $715,062 on an annual basis. The base rent will increase incrementally over the term of the Lease, reaching approximately $804,739 on an annual basis in the fifth year of the term. In addition, the Company is obligated to pay a proportionate share of the operating expenses and applicable taxes associated with the premises, as calculated pursuant to the terms of the Lease. The Company is also obligated to deliver a security deposit to the landlord in the amount of $529,699, either in the form of cash or an irrevocable letter of credit, which may be reduced to $411,988 following the second anniversary of the commencement date under the Lease, provided that the Company meets certain financial conditions set forth in the Lease. The Company has recorded deferred rent in connection with the Lease in the amount of $51,776 and $36,847 as of June 30, 2016 and December 31, 2015, respectively. This amount has been recorded as a long-term liability on the Company’s unaudited condensed consolidated balance sheet.

B-15

The Company previously occupied offices and research laboratories in approximately 4,782 square feet of space at One Kendall Square in Cambridge, Massachusetts, at an annual rent of $248,664 (the “Kendall Lease”). For the three months ended March 31, 2015, the Company recorded an accrual of $55,352 for exit costs associated with its move to new offices and research laboratories in March 2015. The amount accrued at March 31, 2015 includes rent paid for April and May of 2015 related to the Kendall Lease. In June 2015, Enumeral entered into a lease termination agreement with the landlord for Enumeral’s former facility at One Kendall Square, pursuant to which the Kendall Lease was terminated as of June 17, 2015. In accordance with the terms of the lease termination agreement, Enumeral is not obligated to pay rent for the One Kendall Square facility after May 31, 2015. Enumeral had maintained a security deposit relating to the facility, recorded as restricted cash on the unaudited condensed consolidated balance sheet as of March 31, 2015. This security deposit was returned to Enumeral pursuant to the lease termination agreement.

In addition, the Company maintains a small corporate office at 1370 Broadway in New York, New York, at a current annual rate of $23,100. The lease for the Company’s New York office expires on December 31, 2016.

Rent expense was $314,481 and $296,224 for the three months ended June 30, 2016 and 2015, respectively. Rent expense was $646,820 and $451,488 for the six months ended June 30, 2016 and 2015, respectively.

Future operating lease commitments as of June 30, 2016 are as follows:

For the twelve months ended June 30,	Amount
2017	$755,495
2018	766,211
2019	789,149
2020	536,493
Total	$2,847,348

Employment Agreements

The Company has employment agreements with members of management which contain minimum annual salaries and severance benefits if terminated prior to the term of the agreements. In conjunction with the closing of the Note Offering, Arthur H. Tinkelenberg, Ph.D. was terminated by the Company from his position as President and Chief Executive Officer, effective July 28, 2016. During the three months ended June 30, 2016, the Company recorded an accrual related to severance and benefits owed to Dr. Tinkelenberg as a result of his termination.

9 - LICENSE AGREEMENT AND RELATED-PARTY TRANSACTIONS

License Agreement

In April 2011, Enumeral licensed certain intellectual property from MIT, then a related party (as one of Enumeral’s scientific co-founders was an employee of MIT), pursuant to an Exclusive License Agreement (the “License Agreement”), in exchange for the payment of upfront license fees and a commitment to pay annual license fees, patent costs, milestone payments, royalties on sublicense income and, upon product commercialization, royalties on the sales of products covered by the licenses or income from corporate partners, and the issuance of 66,303 shares of Enumeral common stock. This intellectual property portfolio includes patents owned by Harvard University or co-owned by MIT and The Whitehead Institute, or MIT and Massachusetts General Hospital.

All amounts incurred related to the license fees have been expensed as research and development expenses by Enumeral as incurred. The Company incurred $10,000 and $7,500 in the three months ended June 30, 2016 and 2015, respectively. The Company incurred $20,000 and $15,000 in the six months ended June 30, 2016 and 2015, respectively.

B-16

In addition to potential future royalty and milestone payments that Enumeral may have to pay MIT per the terms of the License Agreement, Enumeral paid an annual fee of $40,000 in 2016, and is obligated to pay $50,000 every year thereafter unless the License Agreement is terminated. During the three months ended June 30, 2016, the Company recorded an accrual of $100,000 for the required percentage of the Pieris license payments owed to MIT pursuant to the terms of the License Agreement. No royalty payments have been payable as Enumeral has not commercialized any products as set forth in the License Agreement. Enumeral reimburses the costs to MIT and Harvard University for the continued prosecution of the licensed patent estate. For the three months ended June 30, 2016 and 2015, Enumeral paid $44,995 and $112,331 for MIT and $10,063 and $150 for Harvard, respectively. For the six months ended June 30, 2016 and 2015, Enumeral paid $139,640 and $240,543 for MIT and $15,341 and $18,637 for Harvard, respectively. The Company had accounts payable and accrued expenses of $130,218 and $168,726 associated with the reimbursement of costs and fees owed to MIT and Harvard as of June 30, 2016 and December 31, 2015, respectively.

The License Agreement also contained a provision whereby after the date upon which $7,500,000 of funding which was met in April of 2013, MIT and other licensing institutions set forth in the License Agreement have a right to participate in certain future equity issuances by Enumeral. In addition, pursuant to that provision Enumeral may have to issue additional shares to MIT and other licensing institutions set forth in the License Agreement if Enumeral issues common stock at a price per share that is less than the fair market value per share of the common stock issued to MIT and such licensing institutions based upon a weighted average formula set forth in the License Agreement. In March 2013, Enumeral and MIT entered into a first amendment to the License Agreement to clarify how equity issuances were to be made thereunder. In July 2014, Enumeral and MIT entered into a second amendment to the License Agreement, pursuant to which MIT’s participation rights and anti-dilution rights under the License Agreement were terminated. Other than the exchange of Enumeral’s common stock for the Company’s common stock in connection with the Merger, the Company did not issue any shares of common stock to MIT and such other licensing institutions in connection with the License Agreement in 2014.

In April 2015, Enumeral and MIT entered into a third amendment to the License Agreement, which revised the timetable for Enumeral to complete certain diligence obligations relating to the initiation of clinical studies in support of obtaining regulatory approval of a Diagnostic Product (as such term is defined in the License Agreement), as well as the timetable by which Enumeral is required to make the first commercial sale of a Diagnostic Product.

In April 2016, Enumeral and MIT entered into a fourth amendment to the License Agreement, which revised the timetable for Enumeral to complete certain diligence obligations relating to the establishment of sublicenses and/or corporate partner agreements for the development of Licensed Products and/or Diagnostic Products, as well as the timetable by which an Investigational New Drug Application shall be filed on a Therapeutic Product (as such terms are defined in the License Agreement).

Consulting Agreements

In September 2014, the Company and Dr. Barry Buckland entered into a Scientific Advisory Board Agreement (the “SAB Agreement”), which replaced Dr. Buckland’s previous consulting agreement and pursuant to which Dr. Buckland serves as chairman of the Company’s Scientific Advisory Board. The SAB Agreement has a term of two years. Pursuant to the terms of the SAB Agreement, Dr. Buckland will receive compensation on an hourly or per diem basis, either in cash or, at Dr. Buckland’s election, in options to purchase the Company’s common stock. The SAB Agreement limits the total amount of compensation payable to Dr. Buckland at $100,000 over any rolling 12-month period. During the three months ended June 30, 2016 and 2015, the Company recognized $4,000 and $17,500 of expense related to the SAB agreement, respectively. During the six months ended June 30, 2016 and 2015, the Company recognized $4,000 and $28,500 of expense related to the SAB agreement, respectively.

10 - EQUITY

Common Stock

On April 8, 2014, Enumeral amended its certificate of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 24,000,000.

In April 2014, Enumeral issued 948,823 shares of Series B Convertible Preferred Stock at an issue price of $2.125 per share for proceeds of $1,597,860, net of issuance costs of $418,390. The Series B Preferred Stock ranks pari passu in all respects to Enumeral’s Series A-2, Series A-1 and Series A Preferred Stock. In connection with this offering, Enumeral paid the placement agent $81,000 in cash and issued the placement agent a warrant to purchase 38,259 Series B shares exercisable at $2.125 per share for a term of five years. These costs were included in the total issuance costs. All shares and warrants were converted as part of the Merger (see Merger discussion below).

B-17

In April 2014, Enumeral issued warrants to two executive officers to purchase 105,881 shares of Convertible Preferred Series B shares in connection with Enumeral’s Series B financing. These warrants were issued in relation to these executives taking a salary reduction prior to the Series B round of financing. In connection with the Merger in July 2014, these warrants were converted into warrants to purchase 309,966 shares of the Company’s common stock (see Merger discussion below).

On July 31, 2014, Enumeral entered into the Merger Agreement, pursuant to which Enumeral became a wholly owned subsidiary of the Company. The Company’s authorized capital stock currently consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

Merger

As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of the Company as follows: (a) each share of Enumeral’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.102121 shares of the Company’s common stock for a total of 4,940,744 shares post-Merger, (b) each share of Enumeral’s Series A Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.598075 shares of the Company’s common stock for a total of 4,421,744 shares post-Merger, (c) each share of Enumeral’s Series A-1 Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.790947 shares of the Company’s common stock for a total of 3,666,428 shares post-Merger, (d) each share of Enumeral’s Series A-2 Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 1.997594 shares of the Company’s common stock for a total of 3,663,177 shares post-Merger, (e) each share of Enumeral’s Series B Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into 2.927509 shares of the Company’s common stock for a total of 2,777,687 shares post-Merger and (f) a convertible note and accrued interest was converted into 3,230,869 shares of the Company’s common stock post-Merger.

As a result of the Merger and the Split-Off, the Company discontinued its pre-Merger business and acquired the business of Enumeral, and has continued the existing business operations of Enumeral as a publicly-traded company under the name Enumeral Biomedical Holdings, Inc. In accordance with “reverse merger” accounting treatment, historical financial statements for Enumeral Biomedical Holdings, Inc. as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Enumeral prior to the Merger in all future filings with the SEC.

Private Placement

On July 31, 2014, the Company closed the PPO of 21,549,510 Units of securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share with a term of five years (the “PPO Warrants”). The net proceeds received from the PPO were $18,255,444. The investors in the PPO (for so long as they hold shares of the Company’s common stock) have anti-dilution protection on the shares of common stock included in the Units purchased in the PPO and not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) in the event that within two years after the closing of the PPO the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the Unit purchase price. The anti-dilution protection provisions are subject to exceptions for certain issuances, including but not limited to (a) shares of common stock issued in an underwritten public offering, (b) issuances of awards under the Company’s 2014 Equity Incentive Plan, and (c) other exempt issuances.

In addition, the PPO Warrants not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) have anti-dilution protection in the event that prior to the warrant expiration date the Company issues common stock or securities convertible into or exercisable for shares of the Company’s common stock at a price lower than the warrant exercise price, subject to the exceptions described above.

B-18

The Company agreed to pay the placement agents in the offering, registered broker-dealers, a cash commission of 10% of the gross funds raised from investors in the PPO. In addition, the placement agents received warrants exercisable for a period of five years to purchase a number of shares of the Company’s common stock equal to 10% of the number of shares of common stock with a per share exercise price of $1.00 (the “Agent Warrants”); provided, however, that the placement agents were not entitled to any warrants on the sale of Units in excess of 20,000,000. Any sub-agent of the placement agents that introduced investors to the PPO was entitled to share in the cash fees and warrants attributable to those investors as described above. The Company also reimbursed the placement agents $30,000 in the aggregate for legal expenses incurred by the placement agents’ counsels in connection with the PPO, as described in the private placement agreements. As a result of the foregoing, the placement agents were paid an aggregate cash commission of $2,154,951 and were issued Agent Warrants to purchase 2,000,000 shares of the Company’s common stock. The Agent Warrants not subsequently transferred or sold (other than transfers to trusts or affiliates of such investors for the purpose of estate planning) have anti-dilution protection until the warrant expiration date, subject to the exceptions described above for the Units. The value ascribed to the Agent Warrants are carried at fair value and reported as a derivative liability on the accompanying unaudited condensed consolidated balance sheets.

The Company incurred approximately $500,000 of expenses in connection with the offering outside of the placement agent commissions and issued the subagent to one of the placement agents 150,000 shares of the Company’s common stock.

In addition, the Merger Agreement provided certain anti-dilution protection to the holders of the Company’s common stock immediately prior to the Merger (after giving effect to the Split-Off), in the event that the aggregate number of units sold in the PPO after the final closing thereof were to exceed 15,000,000. Accordingly, based on the final amount of gross proceeds raised in the PPO, the Company issued 1,690,658 additional shares of the Company’s common stock to holders of the Company’s common stock immediately prior to the Merger. The Company recorded $1,690,658 in other expense related to this issuance of shares at $1.00 per share.

11 - STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

Stock Options

In December 2009, Enumeral adopted the 2009 Stock Incentive Plan (the “2009 Plan”). In April 2014, Enumeral amended the 2009 Plan to increase the number of shares authorized thereunder to 3,200,437. The 2009 Plan was terminated in July 2014 in connection with the Merger.

On July 31, 2014, the Company’s Board of Directors adopted, and the Company’s stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”), which reserves a total of 8,100,000 shares of the Company’s common stock for incentive awards. In connection with the Merger, options to purchase 948,567 shares of Enumeral common stock previously granted under the 2009 Plan were converted into options to purchase 1,045,419 shares of the Company’s common stock under the 2014 Plan.

Generally, shares that are expired, terminated, surrendered or cancelled without having been fully exercised will be available for future awards. In addition, shares of common stock that are tendered to the Company by a participant to exercise an award are added to the number of shares of common stock available for the grant of awards.

Effective January 1, 2016, the Company recognizes all share-based awards under the straight-line attribution method, assuming that all granted awards will vest. Forfeitures will be recognized in the periods when they occur. Refer to Note 3, Summary of Significant Accounting Policies, for further information. In prior periods, ASC 718 required forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company evaluated its forfeiture assumptions quarterly and the expected forfeiture rate was adjusted when necessary. The actual expense recognized over the vesting period is based on only those shares that vest.

In periods prior to January 1, 2016, estimates of pre-vesting option forfeitures were based on the Company’s experience. The Company used a forfeiture rate of 0% - 5% depending on when and to whom the options were granted. The Company adjusted its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures were recognized through a cumulative adjustment in the period of change and may have impacted the amount of compensation expense to be recognized in future periods. The Company considered many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

B-19

The Company estimates the fair value of each stock award on the grant date using the Black-Scholes option-pricing model based on the following assumptions and the assumptions regarding the fair value of the underlying common stock on each measurement date:

For the six months ended June 30, 2016

Expected Volatility	117.0%
Risk-free interest rate	1.39%-1.72%
Expected term (in years)	5.00
Expected dividend yield	0%

As of June 30, 2016, there were 370,000 shares available for issuance under the 2014 Plan to eligible employees, non-employee directors and consultants. This number is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, or other change in the Company’s capitalization.

A summary of stock option activity for the six months ended June 30, 2016 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term (years)
Outstanding as of December 31, 2015	5,926,654	$0.62	9.0
Granted	1,468,182	$0.20
Exercised	-	$-
Canceled	(579,995)	$0.83
Outstanding as of June 30, 2016	6,814,841	$0.51	8.8
Exercisable as of June 30, 2016	3,873,920	$0.45	8.7

Stock option compensation expense was $249,959 and $109,385 for the three months ended June 30, 2016 and 2015, respectively. Stock option compensation expense was $543,404 and $251,066 for the six months ended June 30, 2016 and 2015, respectively. The Company has an aggregate of $1,059,622 of unrecognized stock option compensation expense as of June 30, 2016 to be amortized over a weighted average period of 3.2 years.

The aggregate intrinsic value of options exercisable as of June 30, 2016 was $5,180. The aggregate intrinsic value was calculated as the difference between the exercise price of the stock options and the fair value of the underlying common stock as of the unaudited condensed consolidated balance sheet date.

Restricted Stock

A summary of restricted stock activity for the six months ended June 30, 2016 is as follows:

		Weighted-
	Number of	Average Grant
	Shares	Date Fair Value
Balance of unvested restricted stock as of December 31, 2015	282,119	$0.24
Issuance of restricted stock	140,910	$0.22
Vested	(248,425)	$0.23
Balance of unvested restricted stock as of June 30, 2016	174,604	$0.23

B-20

Restricted stock compensation expense was $18,552 and $17,115 for the three months ended June 30, 2016 and 2015, respectively. Restricted stock compensation expense was $58,918 and $41,825 for the six months ended June 30, 2016 and 2015, respectively.

The Company has an aggregate of $21,688 of unrecognized restricted stock compensation expense as of June 30, 2016 to be amortized over a weighted average period of 0.3 years.

Warrants

As of June 30, 2016, there were a total of 24,803,409 warrants outstanding to purchase shares of the Company's common stock. Of these, 23,549,510 warrants were issued in connection with the PPO and 66,574 warrants were issued to Square 1 Bank (in connection with a previous financing transaction as further described below) and are accounted for as derivative liabilities. The remaining 1,187,325 warrants do not require derivative liability accounting treatment.

Derivative Liability Warrants

In connection with the PPO, the Company issued warrants to purchase an aggregate of 23,549,510 shares of the Company’s common stock. Additionally, in connection with Enumeral’s December 2011 financing transaction with Square 1 Bank, Enumeral issued warrants to purchase 41,659 shares of Enumeral’s Series A preferred stock that were subsequently converted into warrants to purchase 66,574 shares of the Company’s common stock in connection with the July 2014 Merger.

A) PPO and Agent Warrants

In July 2014, the Company issued warrants to purchase 23,549,510 shares of the Company’s common stock in connection with the PPO, of which warrants to purchase 21,549,510 shares of the Company’s common stock had an exercise price of $2.00 per share and were issued to the investors in the PPO, and warrants to purchase 2,000,000 shares of the Company’s common stock had an exercise price of $1.00 per share and were issued to the placement agents for the PPO (or their affiliates). The estimated fair value of the warrants at the time of issuance was determined to be $16,261,784 using the Black-Scholes pricing model and the following assumptions: expected term of five years, 105.4% volatility, a risk-free rate of 1.77%, and no expected dividends. The estimated fair value of the warrants at June 30, 2016 was determined to be $1,310,793 using the Black-Scholes pricing model and the following assumptions: expected remaining term of 3.08 years, 110.85% volatility, risk-free rate of 0.72%, and no expected dividends. The estimated fair value of the warrants at December 31, 2015 was determined to be $2,130,822 using the Black-Scholes pricing model and the following assumptions: expected remaining term of 3.58 years, 109.4% volatility, risk-free rate of 1.44%, and no expected dividends. Due to a price protection provision included in the warrant agreements, the warrants were deemed to be a liability and, therefore, the fair value of the warrants is recorded in the liability section of the unaudited condensed consolidated balance sheets. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). All 23,549,510 warrants were outstanding as of June 30, 2016 and December 31, 2015, respectively.

B) Square 1 Financing

In connection with the December 2011 Square 1 financing transaction, Enumeral issued to Square 1 Bank warrants to purchase an aggregate of 33,944 shares of Series A convertible preferred stock at an exercise price of $1.16 per share, exercisable for seven years. In July 2014, as part of the Merger, these warrants were converted into warrants to purchase 54,245 shares of the Company’s common stock at an exercise price of $0.73 per share. The estimated fair value of the warrants as of June 30, 2016 was determined to be $3,744 using the Black-Scholes pricing model and the following assumptions: expected term of 2.4 years, 109.1% volatility, a risk-free rate of 0.65%, and no expected dividends. The estimated fair value of the warrants as of December 31, 2015 was determined to be $5,777 using the Black-Scholes pricing model and the following assumptions: expected term of 2.9 years, 104.6% volatility, a risk-free rate of 1.31%, and no expected dividends. As part of a June 12, 2012 amendment to the Loan and Security Agreement between Enumeral and Square 1 Bank, Enumeral issued warrants to Square 1 Bank to purchase an aggregate of 7,715 shares of Series A convertible preferred stock at an exercise price of $1.16 per share, exercisable for seven years. In July 2014, as part of the Merger, these warrants were converted into warrants to purchase 12,329 shares of the Company’s common stock at an exercise price of $0.73 per share. The estimated fair value of these warrants as of June 30, 2016 was determined to be $1,020 using the Black-Scholes pricing model and the following assumptions: expected term of 3.0 years, 109.1% volatility, a risk-free rate of 0.71%, and no expected dividends. The estimated fair value of these warrants as of December 31, 2015 was determined to be $1,492 using the Black-Scholes pricing model and the following assumptions: expected term of 3.5 years, 104.6% volatility, a risk-free rate of 1.42%, and no expected dividends. The warrants are classified as derivative liabilities in the accompanying unaudited condensed consolidated balance sheets and measured at fair value on a recurring basis. As such, the outstanding warrants are revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations and comprehensive income (loss). As of June 30, 2016 and December 31, 2015 these warrants were outstanding and expire on December 5, 2018 and June 12, 2019.

B-21

12 - CONCENTRATIONS

During the three months ended June 30, 2016, the Company recorded revenue from three entities in excess of 10% of the Company’s total revenue in the amounts of $1,000,000, $336,466 and $162,506, which represents 67%, 22% and 11% of the Company’s total revenue for that period. During the three months ended June 30, 2015, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amounts of $289,049 and $92,264, which represents 76% and 24% of the Company’s total revenue for that period.

During the six months ended June 30, 2016, the Company recorded revenue from three entities in excess of 10% of the Company’s total revenue in the amounts of $1,000,000, $652,484 and $280,945, which represents 52%, 34% and 14% of the Company’s total revenue for that period. During the six months ended June 30, 2015, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amounts of $498,684 and $157,351, which represents 76% and 24% of the Company’s total revenue for that period.

As of June 30, 2016, accounts receivable consisted of amounts due from two entities which represented 80% and 20% of the Company’s total outstanding accounts receivable balance, respectively. As of December 31, 2015, accounts receivable consisted of amounts due from two entities which represented 67% and 33% of the Company’s total outstanding accounts receivable balance, respectively.

13 - SUBSEQUENT EVENTS

Note Offering

On July 29, 2016 (the “Closing Date”), the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (the “Buyers”), pursuant to which the Buyers purchased the Company’s 12% Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount of $3,038,256 (before deducting placement agent fees and expenses of approximately $385,337), which includes $38,256 pursuant to an over-allotment option (the “Note Offering”). The Company is using the net proceeds from this Note Offering for working capital and general corporate purposes.

The Notes have an aggregate principal balance of $3,038,256, and a stated maturity date of 12 months from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, payable monthly commencing on September 1, 2016. Interest is payable in shares (the “Repayment Shares”) of the Company’s common stock; provided, however, that interest will not be calculated or accrued in a manner that triggers the anti-dilution adjustment on the PPO Warrants. In the event that on an interest payment date, the PPO Warrants’ anti-dilution provision would be triggered by the payment of interest in shares of the Company’s common stock, interest payments on the Notes may be paid in cash. The Notes will rank senior to all existing indebtedness of the Company, except as otherwise set forth in the Notes.

The maturity date of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will accelerate to the date on which the Company completes and closes certain financing transactions that achieve minimum thresholds, as specified in the Notes. In such specified transactions, the Notes will convert at a valuation per share equal to 50% of the price per share of securities sold in that financing transaction. In addition, in the event of a sale of the Company during the term of the Notes, noteholders will be entitled to receive 1.5x of the principal amount of the Notes plus accrued interest, paid in either cash or securities of acquiring entity at the acquiring entity’s discretion.

B-22

The Company’s obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Closing Date, among the Company, Enumeral, the Buyers and the collateral agent for the Buyers named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and Enumeral, except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

Resignation of Former Chief Executive Officer

In conjunction with the closing of the Note Offering, Arthur H. Tinkelenberg was terminated by the Company from his positions as President and Chief Executive Officer, effective July 28, 2016. In connection with Dr. Tinkelenberg’s termination, the Company entered into a separation letter agreement with Dr. Tinkelenberg, dated August 4, 2016. Dr. Tinkelenberg resigned as a director of the Company on September 19, 2016.

Resignation of Executive Chairman

On September 21, 2016, John J. Rydzewski resigned as Executive Chairman of the Company, and also resigned from the Board of Directors. In connection with Mr. Rydzewski’s resignation, the Company entered into a separation letter agreement with Mr. Rydzewski, dated September 21, 2016. As part of Mr. Rydzewski’s separation letter agreement, all of Mr. Rydzewski’s unvested options became fully vested.

Appointment of New Chairman, President and Chief Executive Officer

On September 21, 2016, the Company appointed Wael Fayad to serve as President and Chief Executive Officer of the Company, effective as of September 21, 2016, and, in connection therewith, appointed Mr. Fayad as a director of the Company and Chairman of the Board of Directors. In connection with Mr. Fayad’s appointment, the Board of Directors designated Mr. Fayad as the Company’s “Principal Executive Officer” for U.S. Securities and Exchange Commission reporting purposes, effective as of September 21, 2016.

In addition, the Company entered into an offer letter with Mr. Fayad, dated September 21, 2016 (the “Letter Agreement”), which sets forth the terms pursuant to which Mr. Fayad shall serve as the Company’s Chairman of the Board, President and Chief Executive Officer. The Letter Agreement provides that Mr. Fayad will receive a base salary at the rate of $325,000 per annum. Mr. Fayad will also be eligible to earn a target bonus of up to 50% of the base salary, payable in cash, based upon achievement of corporate objectives, individual objectives, and the Company’s finances, all as determined and at the discretion of the independent members of the Board or the Board’s Compensation Committee. Mr. Fayad was also granted stock options with respect to 2,600,000 underlying shares of common stock in connection with the offer letter.

B-23

EXHIBIT C

ENUMERAL BIOMEDICAL HOLDINGS, INC.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Page Number
Unaudited Pro Forma Condensed Consolidated Financial Statements for the six months ended and as of June 30, 2016	C-2
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	C-4

C-1

Enumeral Biomedical Holdings, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2016
(unaudited)

	As Reported	Note 4	Pro Forma Adjustments	Pro Forma
ASSETS
Currrent assets:
Cash and Cash Equivalents	$1,133,819	(a)	$12,340,694	$13,474,513
Accounts Receivable	422,402			422,402
Prepaid expenses and other current assets	131,949			131,949
Total current assets	1,688,170			14,028,864
Property and Equipment, net	1,157,493			1,157,493
Other assets:
Restricted cash	534,780			534,780
Other assets	111,556			111,556
Total assets	$3,491,999			$15,832,693

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$346,181			$346,181
Accrued expenses	1,174,131			1,174,131
Deferred revenue	43,513			43,513
Equipment lease financing	245,989			245,989
Derivative liabilities	1,315,557	(b)	(1,310,793)	4,764
Total current liabilities	3,125,371			1,814,578
Deferred rent	51,776			51,776
Long-term equipment lease financing	142,082			142,082
Total liabilities	3,319,229			2,008,436
Stockholder's equity:
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- issued or outstanding as of June 30, 2016 as reported and as adjusted, respectively	-			-
Common stock, $.001 par value, 300,000,000 shares authorized; 52,073,481 and 186,883,617 outstanding as of June 30, 2016 as reported and as adjusted, respectively	52,074	(c)	134,810	186,884
Additional paid-in-capital	17,432,281	(d)	20,307,220	37,739,501
Accumulated deficit	(17,311,585)	(e)	(6,790,543)	(24,102,128)
Total stockholder's equity	172,770			13,824,257
Total liabilities and stockholder's equity	$3,491,999			$15,832,693

See accompanying notes to pro forma condensed consolidated financial statements.

C-2

Enumeral Biomedical Holdings, Inc.
Pro Forma Condensed Consolidated Statements of Operations
Six months ended June 30, 2016
(unaudited)

	As Reported	Note 4	Pro Forma Adjustments	Pro Forma

Revenue:
Collaboration and license revenue	$1,652,484			$1,652,484
Grant revenue	280,945			280,945
Total revenue	1,933,429			1,933,429

Cost of revenue and expenses:
Research and Development	2,710,844			2,710,844
General and administrative	2,939,538			2,939,538
Total cost of revenue and expenses	5,650,382			5,650,382
Loss from operations	(3,716,953)			(3,716,953)
Other income (expense)
Interest income (expense)	(8,190)	(e)	(385,337)	(393,527)
Change in fair value of derivative liabilities	822,534	(e)	(820,028)	2,506
Warrants	-	(e)	(844,286)	(844,286)
Gain (Loss) on extinguishment of derivative	-	(e)	(4,740,892)	(4,740,892)
Total other income (expense), net	814,344			(5,976,199)
Net loss	(2,902,609)			(9,693,152)

Basic and diluted net loss per share	$(0.06)			$(0.05)

Weighted average number of shares outstanding, basic and diluted	52,071,146		134,810,136	186,881,282

See accompanying notes to pro forma condensed consolidated financial statements.

C-3

ENUMERAL BIOMEDICAL HOLDINGS, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Basis of Presentation

Enumeral Biomedical Holdings, Inc. is referred to herein as the “Company.” The accompanying unaudited pro forma consolidated balance sheet as at June 30, 2016 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 2016 of the Company. (the “Pro Forma Consolidated Financial Statements”) have been prepared by management on the basis of United States Generally Accepted Accounting Principles (“US GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) from information derived from the financial statements of the Company. The unaudited Pro Forma Consolidated Financial Statements have been prepared for inclusion in the Company’s Schedule TO in conjunction with the tender offer pursuant to which the Company is offering to: (i) increase the number of shares of the Company’s common stock issuable upon exercise of certain Company warrants from one (1) share to four (4) shares; (ii) reduce the exercise price of such warrants for the purchase of four (4) shares of the Company’s common stock to $0.50 ($0.125 per share of the Company’s common stock) in cash, and to amend other terms of such warrants as described below in Note 3, Description of Transaction.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 has been prepared as if 100% of the PPO Warrants (as defined below) outstanding as of June 30, 2016 were exercised on December 31, 2015. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2016 has been prepared as if all of the PPO Warrants outstanding on June 30, 2016 had been exercised on January 1, 2016.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the unaudited condensed consolidated financial statements of the Company for the quarterly period ended June 30, 2016.

The unaudited pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and accompanying footnotes. The unaudited Pro Forma Consolidated Financial Statements are for informational purposes only and do not purport to reflect the financial position or results of operations that would have occurred if the Offer to Amend and Exercise (as defined below) had been consummated on the dates indicated above, nor do they purport to represent or be indicative of the financial position or results of operations of the Company for any future dates or periods.

2.	Significant Accounting Policies

The accounting policies used in the preparation of these unaudited Pro Forma Consolidated Financial Statements are those set out in The Company’s audited financial statements for the year ended December 31, 2015 as set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016 and the Company’s unaudited condensed consolidated financial statements for the quarterly period ended June 30, 2016 as set forth in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

3.	Description of the Transaction

The Company is offering to amend warrants to purchase an aggregate of 21,549,510 shares of Common Stock (the “Offer to Amend and Exercise”), which consist of outstanding warrants to purchase 21,549,510 shares of the Company’s Common Stock (the “Warrant Shares”) issued to investors participating in the Company’s private placement financing that closed on July 31, 2014 (the “PPO Warrants”). All of such PPO Warrants remain outstanding.

C-4

Pursuant to the Offer to Amend and Exercise, the PPO Warrants will be amended (the “Amended Warrants”) to: (i) increase the number of shares of Common Stock issuable upon exercise of each Amended Warrant from one (1) share to four (4) shares; (ii) reduce the Amended Warrant exercise price for the purchase of four (4) shares of Common Stock to $0.50 ($0.125 per share of Common Stock) in cash, (iii) shorten the exercise period so that it expires concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on November 29, 2016, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iv) delete any price-based anti-dilution provisions; (v) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred eight three (183) after the Expiration Date (the “Lock-Up Period”); and (vi) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

In addition to the PPO Warrants, there are outstanding warrants to purchase an aggregate of 2,000,000 shares of the Company’s Common Stock comprised of warrants issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering.

The PPO Agent Warrants contain the same price-based weighted-average anti-dilution provisions as the PPO Warrants. Like the PPO Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof. In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the PPO Warrants to provide funds to support the Company’s operations by providing the holders of the PPO Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the PPO Warrants and to help the Company reduce its outstanding warrant liability.

Regardless of whether a holder elects to participate in the Offer to Amend and Exercise, the Holder may nevertheless consent to the amendment to the PPO Warrants to remove the anti-dilution provisions contained in the outstanding PPO Warrants (the “Anti-Dilution Amendment”). If a majority of the Holders elect to remove their anti-dilution provision, the anti-dilution provision is removed for all PPO Warrants.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their PPO Warrants. If a holder chooses not to participate in the Offer to Amend and Exercise, the holder’s PPO Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share and will retain in all respects their original terms and provisions.

(i) Warrants

A total of 21,549,510 PPO Warrants were issued by the Company as part of its private placement financing that closed on July 31, 2104. As of the date of this report, none of the PPO Warrants have been exercised at the original price of $2.00 per PPO Warrant. The unaudited pro forma consolidated balance sheet gives effect to the exercise of 21,549,510 PPO Warrants outstanding as at June 30, 2016 at $0.50 per PPO Warrant, each PPO Warrant receiving 4 shares of Common Stock, for gross proceeds of $10,774,755 and 86,198,404 shares of Common Stock being issued as a result of such exercise.

(ii) Warrant liability

Based on the terms of the PPO Warrants and PPO Agent Warrants, the Company determined that the PPO Warrants and PPO Agent Warrants were derivative liabilities, which are recognized at fair value at the date of the transaction and re-measured at fair value as of each reporting period with the changes in fair value recorded in the consolidated statement of operations. If all of the PPO Warrants outstanding at June 30, 2016 are exercised or amended to remove the price-based anti-dilution provisions, warrant liability in the amount of $1,156,057 associated with the PPO Warrants as of June 30, 2016 would be reclassified to additional paid-in capital at January 1, 2016.

C-5

(iii) Warrant agent commission

Katalyst Securities, LLC has been appointed by the Company as warrant agent for the Offer to Amend and Exercise (the “Warrant Agent”). The Warrant Agent will receive a fee equal to 8% of the cash exercise price paid by holders of the PPO Warrants who participate in the Offer to Amend and Exercise. In addition, the Company has agreed to pay the legal fees and expenses (in an amount not to exceed $90,000 in legal and $5,000 in expenses (exclusive of blue sky fees and expenses)) of Warrant Agent’s outside counsel at the closing or termination, as applicable, of the Offer to Amend and Exercise. The Company will reimburse the Warrant Agent for its offering expenses through a $20,000 non-accountable expense allowance at the closing or termination, as applicable, of the Offer to Amend and Exercise; provided, however, that in the event of such termination in the absence of a Closing, the Warrant Agent’s non-accountable expense allowance shall be reduced to $10,000. The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. In addition, if within twelve (12) months of the closing of this Offer to Amend and Exercise, the Company completes a financing transaction with a party introduced to the Company by the Warrant Agent or its sub dealers in connection with the PPO Unit Offering who also participated in the PPO Unit Offering, but excluding any Company shareholder who invested prior to the PPO Unit Offering (a “Fee Tail Party”), the Warrant Agent shall be entitled to receive a cash commission from the Company in an amount equal to 10% of the gross amount of the investment made by the Fee Tail Party in such financing transaction.

In connection with this Offer to Amend and Exercise, the Company shall seek the consent of the holders of the PPO Agent Warrants to remove the price-based anti-dilution provisions from such warrants and, in consideration of (i) the majority of such holders granting such consent, and (ii) the Warrant Agent acting as such, to amend the PPO Agent Warrants to reduce the exercise price from $1.00 to $0.125 per share at the time of and in connection with the completion of the Offer to Amend and Exercise.

(iv) Other closing costs

Other closing costs of approximately $110,000 are expected to be incurred to complete the Offer to Amend and Exercise.

4.	Pro Forma Assumptions and Adjustments

The unaudited Pro Forma Condensed Consolidated Financial Statements are presented as if all of the 21,549,510 PPO Warrants outstanding as of June 30, 2016 have been exercised at $0.50 per warrant (4 shares or $0.125 per share) on December 31, 2015. The following adjustments are directly attributable to the transaction:

a)	To record the exercise of 21,549,510 PPO Warrants for 86,198,040 shares of Common Stock for gross proceeds of $10,774,755 and the 8% fee payable to the Warrant Agent of $861,980 as well as the expenses of the Warrant Agent and Company expenses associated with the transaction. The Company would receive net proceeds of $9,687,775. To record the issuance of the Company’s 12% Senior Secured Promissory Notes, issued on July 29, 2016, for gross proceeds of $3,038,256 and a fee of $385,337 payable to the Note Agent. The Company received net proceeds of $2,652,919.

b)	To eliminate the warrant liability associated with the PPO Warrants to Additional Paid in Capital of $1,156,057 and to eliminate the warrant liability associated with the PPO Agent Warrants to Additional Paid in Capital of $154,736.

c)	To record the exercise of 21,549,510 PPO Warrants for 86,198,040 shares of Common Stock and the conversion of the 12% Senior Secured Promissory Notes into 48,612,096 shares of Common Stock.

C-6

d)	To record the fair value of the stock tendered for the Offer to Amend and Exercise of $15,515,647, eliminate the warrant liability associated with the PPO Warrants of $1,156,057, to record fees associated with this warrant tender of $1,086,980, to record the effect of the issuance of agent warrants associated with the conversion of the 12% Senior Secured Promissory Notes of $844,286, to reverse the change in fair value of derivative liabilities of $739,234 associated with the PPO Warrants, eliminate the warrant liability associated with the PPO Agent Warrants of $154,736, and to reverse the change in fair value of derivative liabilities of $80,794 associated with the PPO Agent Warrants.

e)	To record the effect of extinguishing the derivative liability to other income/expense of $4,740,892, to record the effect of the issuance of agent warrants associated with the conversion of the Senior Secured Promissory Notes $844,286, to reverse the change in fair value of derivative liabilities of $739,234 associated with the PPO Warrants, to record interest expense associated with the 12% Senior Secured Promissory Notes of $385,337, and to reverse the change in fair value of derivative liabilities of $80,794 associated with the PPO Agent Warrants.

5.	Pro Forma Common Stock

Pro forma Common Stock as of June 30, 2016 has been determined as follows:

	June 30, 2016
	Common Shares	Amount
Common Stock as of June 30, 2016	52,073,481	52,073
Shares issued on PPO Warrant exercises	86,198,040	86,198
Shares issued upon conversion of 12% Senior Secured Promissory Notes	48,612,096	48,612
Pro forma Common Stock at June 30, 2016	186,883,617	186,884

Book value per share as of June 30, 2016 was $0.003. The pro forma book value per share as of June 30, 2016 is $0.07.

6.	Pro Forma Net Loss Per Share

Pro forma net loss per share has been determined as follows:

Six months ended June 30, 2016
Weighted average number of common shares	52,071,146
Weighted average number of shares issued on PPO Warrant exercises	86,198,040
Weighted average number of shares issued upon conversion of 12% Senior Secured Promissory Notes	48,612,096
Pro forma weighted average number of shares outstanding - basic and diluted	186,881,282
Pro forma adjusted net loss	$(9,693,152)
Pro forma adjusted net loss per share - basic and diluted	$(0.05)

C-7